Exhibit 10.6

EXECUTION COPY

CREDIT AGREEMENT

among

F&C RESTAURANT HOLDING CO.,

as Holdings,

SAGITTARIUS RESTAURANTS LLC

as Borrower,

THE LENDERS NAMED HEREIN

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender,

and

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Sole Bookrunner and Syndication Agent

Dated as of April 1, 2013

i

(continued)

(continued)

(continued)

ANNEXES

Annex A	Conditions Precedent
Annex B	Auction Process
Annex C	Auction Purchase Notice

SCHEDULES

Schedule I	Lenders
Schedule 1.1(a)	Existing Letters of Credit
Schedule 1.1(b)	Closing Date Mortgaged Properties
Schedule 4.01(d)	Contingent Liabilities
Schedule 4.04	Consents, Authorizations, Filings and Notices
Schedule 4.06	Litigation
Schedule 4.08	Real Property
Schedule 4.15	Subsidiaries
Schedule 4.19(a)	UCC Filing Jurisdictions
Schedule 4.19(b)	Mortgage Filing Jurisdictions
Schedule 4.24	Insurance
Schedule 5.02(b)	Existing Indebtedness
Schedule 5.02(c)	Existing Liens
Schedule 5.02(g)	Existing Investments

EXHIBITS

Exhibit A	Notice of Loan Borrowing
Exhibit B	Notice of Conversion
Exhibit C	Notice of Interest Period Selection
Exhibit D	Notice of Swing Line Borrowing
Exhibit E	Revolving Loan Note
Exhibit F	Term Loan Note

(continued)

Page

Exhibit G	Swing Line Note
Exhibit H	Assignment Agreement
Exhibit I	Compliance Certificate
Exhibit J	Collateral Certificate
Exhibit K	Non-Bank Certificate
Exhibit L	Holdings Guaranty
Exhibit M	Subsidiary Guaranty
Exhibit N	Security Agreement
Exhibit O	Affiliated Lender Assignment Agreement

v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of April 1, 2013, is entered into by and among: (1) F&C RESTAURANT HOLDING CO., a Delaware corporation (“Holdings”), SAGITTARIUS RESTAURANTS LLC, a Delaware limited liability company (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I hereto, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as administrative agent for the Lenders (in such capacity, together with any successor Administrative Agent appointed pursuant to Section 7.06 hereof, the “Administrative Agent”), and as collateral agent for the Secured Parties (as defined herein) (in such capacity, the “Collateral Agent”), as L/C Issuer and as Swing Line Lender. GE CAPITAL MARKETS, INC. (“GECM”) has been given the title of sole lead arranger and sole bookrunner in connection with this Agreement (in such capacity, the “Lead Arranger”); and GECM has been given the title of syndication agent in connection with this Agreement (in such capacity, the “Syndication Agent”).

RECITALS

A. The Borrower has requested that the Lenders provide certain credit facilities to the Borrower.

B. The Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. INTERPRETATION

1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Additional Lender” shall mean, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.17 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.20; provided, that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the consent of the Administrative Agent, each L/C Issuer and/or the Swing Loan Lender (each such consent not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent, each L/C Issuer and/or the Swing Loan Lender under Section 8.05(c) for an assignment of Loans to such Additional Lender.

“Administrative Agent” shall have the meaning given to that term in the introductory paragraph hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, solely with respect to a Group Member, (a) “control” of a Person means the power, directly or indirectly, either to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and (b) any director, executive officer or beneficial owner of ten percent (10%) or more of the equity of such Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender (that is not a Permitted Holder or an Affiliated Lender) shall be deemed an “Affiliate” of any Loan Party. For the avoidance of doubt, in no event shall the following Persons (collectively, the “Unrelated GS Parties”) constitute Affiliates of Parent, Holdings or any Permitted Holder so long as none of the Unrelated GS Parties directly own and control any equity securities of the Parent or any Group Member: Goldman, Sachs & Co., The Goldman Sachs Group, Inc., Goldman Sachs Credit Partners LP, Goldman Sachs Lending Partners LLC (and similar lending arms of Goldman, Sachs & Co.), any commercial bank controlled by The Goldman Sachs Group, Inc., Goldman Sachs Asset Management, L.P. and any investment fund of which Goldman Sachs Asset Management, L.P. or any of its subsidiaries is an investment manager, general partner, managing member or investment advisor, or any investment fund or vehicle that is not managed by investment professionals in the Principal Investment Area of Goldman, Sachs & Co; provided, that in no event shall GSMP 2006 Institutional US, Ltd., GSMP 2006 Offshore US, Ltd. and GSMP 2006 Onshore US, Ltd., any investment fund managed or controlled by investment professionals in the Principal Investment Area of Goldman, Sachs & Co. or any of their respective Subsidiaries constitute an Unrelated GS Party.

“Affiliated Lender” shall mean, at any time, any Lender that is a Sponsor or an Affiliate of a Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time; provided, that in the case of GSMP and its Controlled Investment Affiliates, “Affiliated Lender” shall mean any investment fund that is managed or controlled by investment professionals in the Principal Investment Area of Goldman, Sachs & Co. or any of their respective Subsidiaries.

“Affiliated Lender Assignment Agreement” shall mean an Affiliated Lender Assignment Agreement in substantially the form of Exhibit O.

“Affiliated Lender Cap” shall have the meaning given to that term in Section 8.05(j)(i)(D).

“Affiliated Lender Participant” shall mean, at any time, a Person who holds or who, upon the effectiveness of a grant of a participation in a Term Loan would hold, a participation in a Term Loan, and who would be, if such Person were a Lender, an Affiliated Lender, provided, that for the purposes of Section 8.05(j)(i)(D), a Person that holds a participation in a Term Loan solely granted by an Affiliated Lender shall not be an Affiliated Lender Participant.

“Agreement” shall mean this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or LIBOR or base rate “floors”, respectively (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Margin), or otherwise; provided, that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided further, that “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid to the Lead Arranger.

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and Base Rate Portions, its Domestic Lending Office, and (b) in the case of its LIBOR Loans and LIBOR Portions, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, with respect to each Loan and Portion (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Applicable Indebtedness” shall have the meaning given to such term in the definition of “Weighted Average Life to Maturity”.

“Applicable Proceeds” shall have the meaning given to that term in Section 2.06(c)(vi).

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean any voluntary Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (i), (ii), (iii), (iv), (v), (viii), (ix), (x), (xi) or (xii) of Section 5.02(e)) that yields gross proceeds to the Borrower or any Restricted Subsidiary (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,000,000.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Auction Permitted Term Loan Purchase” shall mean a purchase of the Auction Purchased Term Loans.

“Auction Process” shall mean the auction process set forth in Annex B attached hereto, incorporated by reference herein.

“Auction Purchased Term Loans” shall mean all Term Loans purchased by Holdings or the Borrower pursuant to Section 8.05(c)(iv), the Auction Process and the other terms and conditions of this Agreement.

“Available Amount” shall mean, at any time (the “Reference Date”), the sum of:

(a) beginning with the fiscal year ending on or about December 30, 2014, an amount equal to (x) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any fiscal year) of the Borrower and the Restricted Subsidiaries for such fiscal year minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Loans in accordance with Section 2.06(c)(vii) (without giving effect to any optional prepayments under Section 2.06(b)); plus

(b) the amount of any capital contributions received by the Borrower (excluding any Specified Equity Contribution) or Net Proceeds from the issuance of Permitted Equity Securities (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Securities) by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower), in each case, during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(c) to the extent that the Available Amount has been applied to make any Investment in an Unrestricted Subsidiary or in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from such Unrestricted Subsidiary during the period from the date of such Investment or designation through and including the Reference Date; minus

(d) the aggregate amount of (i) any Investment made pursuant to Section 5.02(g)(xv) and (ii) any Restricted Payment made pursuant to Section 5.02(f)(vi), in each case, during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (d), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).

“Base Rate” shall mean, on any day, a rate per annum equal to the greatest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the Federal Funds Rate in effect on the Business Day prior to such day plus one-half percent (0.50%), (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below and, in the case of the Base Rate Portion of the Initial Term Loan, after giving effect to the minimum LIBOR Rate of 1.25% per annum). As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a Loan, Portion or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (i) the rate per annum referred to as the BBA (British Bankers Association (or any successor if the British Bankers Association no longer reports such rate)) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided, that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve Requirement in effect on such day. If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (A) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (B) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided, that if such day is not a Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(i).

“Base Rate Portion” shall mean, at any time, a Portion of a Term Loan Borrowing, or a Term Loan, as the case may be, that then bears interest at a rate specified in Section 2.01(d)(i) or in the applicable Incremental Amendment or Refinancing Amendment.

“Borrower” shall have the meaning given to such terms in the introductory paragraph hereof.

“Borrower Indenture” shall mean the Indenture, dated as of May 18, 2010 (as amended by any Subordinated Note Amendments with respect thereto), entered into by and among the Borrower, the guarantors thereof, and Wilmington Trust FSB, as trustee, in connection with the issuance of the Borrower Subordinated Notes.

“Borrower Subordinated Notes” shall mean the 12.00/13.00% Subordinated Notes due 2016 (or any later date specified in any Subordinated Note Amendments with respect thereto) of the Borrower issued on May 18, 2010, pursuant to the Borrower Indenture and any such notes issued in exchange, substitution or replacement therefor, including the exchange notes issued in connection with the exchange offer with respect thereto.

“Borrower Subordinated Notes Redemption” shall mean the redemption by the Borrower on the Closing Date of $75,500,000 in principal amount (together with accrued interest and redemption premium payable in connection therewith) of the Borrower Subordinated Notes.

“Borrower Subordinated Note Documents” shall mean collectively, the Borrower Indenture, the Borrower Subordinated Notes, and all instruments and other agreements entered into by the Borrower or such guarantors in connection therewith, including, without limitation, the purchase agreement pursuant to which the Borrower Subordinated Notes are being purchased by the initial purchasers thereof and the exchange and registration rights agreement entitling the holders of the Borrower Subordinated Notes to certain registration rights with respect thereto and the Subordinated Note Amendments.

“Borrowing” shall mean a Revolving Loan Borrowing, a Term Loan Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in Chicago, Illinois or New York, New York and (b) if such Business Day is related to a LIBOR Loan or a LIBOR Portion, dealings in Dollar deposits are carried out in the London interbank market.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Expenditures” shall mean, for any fiscal year period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person minus the sum of the following to the extent included in calculating Capital Expenditures during such period (except as expressly provided in clause (d) below): (a) any Permitted Acquisition during such period, (b) capital expenditures in respect of the reinvestment of any Net Insurance Proceeds or Net Condemnation Proceeds in accordance with Section 2.06(c)(vi) and in respect of the reinvestment of Net Proceeds from Asset Sales in accordance with Section 2.06(c)(iv) during such period, (c) any tenant improvement allowance or landlord contribution relating to a restaurant, (d) any amount expended by the Borrower or any Restricted Subsidiary for the cost of any Capital Expenditure for which the Borrower or such Restricted Subsidiary has been reimbursed during such fiscal year out of proceeds received from a Sale-Leaseback Transaction occurring during such fiscal year of a property or properties that were subject to such Capital Expenditure, it being understood that if the Borrower or such Restricted Subsidiary is reimbursed for the cost of such Capital Expenditure out of proceeds received from a Sale-Leaseback Transaction occurring in a subsequent fiscal year, such Capital Expenditure shall be treated as a Capital Expenditure in the fiscal year in which it was incurred that is not subtracted pursuant to this clause (d) and Capital Expenditures for the fiscal year in which the Sale-Leaseback Transaction occurred shall be reduced pursuant to this clause (d) by the amount of the reimbursement of the original expenditure received as a result of such Sale-Leaseback Transaction, (e) any non-cash expenditure or charge resulting from the initial effectiveness of any Capital Lease or (f) any non-cash expense associated with asset write-ups.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease.

“Capital Lease” shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the obligations with respect to which are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for its own benefit and for the benefit of each L/C Issuer and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Deteriorating Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations, obligations in respect of Swing Line Loans or obligations of a Deteriorating Lender, as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Equivalents” shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(b) Certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided, that (i) such deposits are denominated in Dollars; (ii) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000; provided, that if such bank or trust company satisfied the requirements of this clause (ii) at the time any deposit was initially acquired after the date hereof by a Group Member, the Group Member may continue to hold such deposit and acquire additional deposits of such bank or trust company following any decline of such bank or trust company’s capital, surplus and undivided profits below $500,000,000; provided, however, that if at any time the Administrative Agent provides written notice to the Borrower that such bank or trust company no longer satisfies the requirements of this clause (ii), such Group Member shall, within a reasonable period of time thereafter, sell or liquidate such Investments or otherwise move such deposits to a bank or trust company that meets the requirements set forth in this clause (ii) and shall not acquire or own any other deposits with such bank or trust company unless such bank or trust company satisfies the requirements in this clause (ii) at the time any deposit is subsequently acquired as provided herein; and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-2 (or its equivalent) by S&P or P-2 (or its equivalent) by Moody’s; provided, that if such bank or trust company satisfied such rating requirement at the time any deposit was initially acquired after the date hereof by a Group Member, the Group Member may continue to hold such deposit and acquire additional deposits of such bank or trust company following any decline or withdrawal of any such ratings below A-2 (or its equivalent) by S&P or P-2 (or its equivalent) by Moody’s; provided, however, that if at any time the Administrative Agent provides written notice to the Borrower that such bank or trust company no longer satisfies the requirements of this clause (iii), such Group Member shall, within a reasonable period of time thereafter, sell or liquidate such Investments or otherwise move such deposits to a bank or trust company that meets the rating requirements set forth in this clause (iii) and shall not acquire or own any other deposits with such bank or trust company unless such bank or trust company satisfies the rating requirements in this clause (iii) at the time any deposit is subsequently acquired as provided herein.

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s;

(d) Securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;

(e) Any repurchase agreement entered into with a commercial bank or trust company satisfying the requirements of clause (b) of this definition or that is a Lender; provided, that (i) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clauses (a) through (e) above and (ii) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations;

(f) Money market mutual or similar funds; provided, that substantially all of the assets of such funds are comprised of securities described in clauses (a) through (d) above;

(g) Money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; or

(h) All other cash equivalents from time to time approved by the Administrative Agent.

Notwithstanding the foregoing, in no event shall “Cash Equivalents” include auction rate securities.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a) Holdings shall cease to beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of the Borrower; or

(b) prior to the occurrence of an Initial Public Offering of common stock of Holdings or the Parent, the Parent shall cease to beneficially own and control one hundred percent (100%) of the Equity Securities of Holdings;

(c) prior to the occurrence of an Initial Public Offering of common stock of Holdings or the Parent, Permitted Holders cease to beneficially own and control, directly or indirectly, a majority of the Voting Stock of the Parent, measured by voting power, whether as a result of the issuance of securities of the Parent, any merger, consolidation, liquidation or dissolution of the Parent, or any direct or indirect transfer of securities by the Permitted Holders, or otherwise; or

(d) after an Initial Public Offering of common stock of Parent or Holdings, any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than thirty-five percent (35%) on a fully diluted basis of the Voting Stock of Holdings and a greater percentage of the Voting Stock of Holdings on a fully-diluted basis than the percentage then held by the Permitted Holders; or

(e) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Parent’s board of directors (together with any new directors (x) whose election by Parent’s board of directors was, or (y) whose nomination for election by Parent’s shareholders was (prior to the date of the proxy, consent or other solicitation relating to such nomination), approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office; or

(f) a “change of control” or “change in control” or any similar term as defined in any document governing Subordinated Obligations or other Indebtedness described in clause (a) of the definition thereof in excess of $5,000,000 of any Loan Party or any Restricted Subsidiary which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof or the right to require such Loan Party or such Restricted Subsidiary to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of such Indebtedness.

For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Change of Law” shall have the meaning given to that term in Section 2.11(b); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Claim” shall have the meaning given to that term in Section 8.03.

“Closing Date” shall mean the time and Business Day on which the satisfaction or waiver of all conditions precedent and the consummation of all of the transactions contemplated in Annex A occur.

“Closing Date Mortgaged Properties” shall mean the real properties listed on Schedule 1.1(b), as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

“Collateral” shall mean all Property in which the Collateral Agent, the Administrative Agent or any Lender has a Lien to secure the Obligations or any Guaranty.

“Collateral Agent” shall have the meaning given to that term in the introductory paragraph hereof.

“Collateral Certificate” shall mean a Collateral Certificate in substantially the form of Exhibit J, appropriately completed and duly executed by the Borrower.

“Commitment Fee Percentage” shall mean, with respect to the Revolving Loan Commitments at any time, the per annum percentage equal to 0.50 percent (0.50%).

“Commitment Fees” shall have the meaning given to that term in Section 2.05(b).

“Commitments” shall mean, collectively, the Revolving Loan Commitments and the Term Loan Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, that is under common control with Holdings and the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the IRC.

“Compliance Certificate” shall mean a certificate duly executed by a Responsible Officer substantially in the form of Exhibit I.

“Confidential Information” shall mean all written non-public, confidential or proprietary information, data, reports, interpretations, forecasts and records containing or otherwise reflecting information relating to any Group Member delivered to any Lender, the Collateral Agent or the Administrative Agent (each, a “Knowledgeable Party”) by or on behalf of any Group Member pursuant to the Credit Documents; provided; however, that such term does not include information that (a) is obtained by a Knowledgeable Party or any of its Representatives from a third party who is not known by such Knowledgeable Party or its Representatives, to be prohibited from disclosing the information by a contractual, legal or fiduciary obligation to any Group Member; or (b) is or becomes publicly available (other than as a result of disclosure by a Knowledgeable Party or its Representatives in violation of this Agreement); or (c) was available to a Knowledgeable Party or any of its Representatives on a non-confidential basis prior to its disclosure to any Knowledgeable Party or any of its Representatives by or on behalf of any Group Member.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated March 2013 and furnished to certain Lenders.

“Consolidated Adjusted Debt” shall mean, at any date, the sum of (a) Consolidated Total Debt at such date plus (b) an amount equal to eight times Consolidated Lease Expense for the period of four consecutive fiscal quarters of the Borrower ending on or immediately prior to such date (excluding for purposes of this clause (b), payments made in respect of Capital Lease Obligations and Tenant Improvement Debt) of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Adjusted Leverage Ratio” shall mean, as at the last day of any period, the ratio of (a) Consolidated Adjusted Debt on such day to (b) Consolidated EBITDAR for such period; provided, however, that for purposes of any calculation of the Consolidated Adjusted Leverage Ratio, Consolidated Adjusted Debt shall be reduced by the aggregate amount of unrestricted cash and Cash Equivalents (not subject to any Liens other than Liens in favor of the Collateral Agent) of the Borrower and the Restricted Subsidiaries in excess of $3,000,000.

“Consolidated Current Assets” shall mean, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Current Liabilities” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and the Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swing Line Loans to the extent otherwise included therein.

“Consolidated EBITDA” shall mean, for any period and without duplication, (a) Consolidated Net Income for such period, plus (b) to the extent deducted in calculating Consolidated Net Income (other than with respect to clause (b)(xvi)), and without duplication, the sum of (i) Consolidated Interest Expense for such period plus any other accrued interest expense for such period, (ii) taxes based on income (including franchise and similar taxes imposed in lieu of income taxes) for such period, (iii) depreciation, amortization (including amortization of deferred financing costs, goodwill and other intangibles), the cumulative effect of a change in accounting principles and other non-cash charges in addition to those set forth in the other clauses of this definition (including non-cash charges that are reserves for restaurant closures, litigation or other reserves determined by the Borrower in good faith) for such period, (iv) noncapitalized fees and expenses incurred in connection with the Refinancing Transactions, (v) transaction and other non-recurring fees, costs and expenses and restructuring charges incurred and any pro forma cost savings realized (as if realized at the beginning of the applicable four quarter period) in connection with any Disposition or Permitted Acquisition or any material restructuring of the business of the Borrower or any of its Subsidiaries, in each case within 18 months of such transaction or restructuring (including, without limitation, to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement entered into in connection with and any severance costs associated with any Permitted Acquisition); provided, that (A) such fees, costs and expenses and charges are reasonably identifiable and factually supported and the basis of such determination is set forth in a Compliance Certificate or such other certificate executed by a Responsible Officer of the Borrower and (B) any such add-backs do not have the effect of adjusting Consolidated EBITDA by more than the greater of (x) 5% and (y) the amount of such adjustments as would be permitted under Article 11 of Regulation S-X, (vi) management, consulting and advisory fees, and expenses and indemnifications paid (or any accruals related to such fees or related expenses) pursuant to Section 5.02(f), (vii) non-recurring, non-cash purchase accounting adjustments permitted or required under FAS Nos. 141 and 142, all as determined in accordance with GAAP, (viii) non-cash losses for asset impairments for such period, (ix) extraordinary, unusual or non-recurring expenses, charges or losses during such period (as determined by the Borrower in good faith, it being understood that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination), (x) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants and other equity incentive programs, (xi) non-capitalized fees, costs and expenses in connection with the incurrence of Indebtedness permitted under Sections 5.02(b)(v), (vi) or (viii) or any issuance of Equity Securities of Holdings permitted by this Agreement, (xii) the non-cash portion of rent expense for such period, (xiii) non-cash losses from the sale of assets, (xiv) net losses from entities consolidated under FIN 46, (xv) the amount of any minority interest expense, (xvi) the proceeds of business interruption insurance, (xvii) all expenses and charges which are reasonably likely to be indemnified or reimbursed within 18 months, (xviii) losses relating to Rate Contracts, (xix) costs associated with pre-opening and grand opening of stores not in operation on the Closing Date in an aggregate amount not to exceed $90,000 per store and (xx) non-recurring severance and relocation charges in an aggregate amount not to exceed $1,500,000 for any 12 month period; minus, (c) to the extent included in calculating Consolidated Net Income, and without duplication, (i) cash payments during such period for reserves or charges added back to Consolidated Net Income in such period or a prior period (other than cash charges permitted to be added back under clause (b) above had such charges been incurred in the current or a prior period), (ii) gains from the sale of assets, whether or not extraordinary, (iii) extraordinary, unusual or non-recurring gains, (iv) net gains from entities consolidated under FIN 46, (v) gains relating to Rate Contracts, (vi) all expenses and other charges added back under clause (b)(xvii) above at the time reimbursed or to the extent not reimbursed within 18 months and (vii) all other non-cash income (other than income from the amortization of deferred or unearned revenue, including amortization of deferred franchise fees and unearned trade and vendor discounts).

“Consolidated EBITDAR” shall mean, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Lease Expense for such period. For the purposes of calculating Consolidated EBITDAR for any Reference Period pursuant to any determination of the Consolidated Adjusted Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDAR for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDAR for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period less Capital Expenditures to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” shall mean, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period (less any payments made to obtain Rate Contracts and any expenses reimbursed pursuant to this Agreement), (b) the sum of all scheduled amortization payments of the Term Loans and (c) the sum of all scheduled amortization or principal payments of Capital Leases and Tenant Improvement Debt.

“Consolidated Interest Expense” shall mean, for any period, total cash interest expense, as accrued (including that attributable to Capital Lease Obligations and Tenant Improvement Debt), of the Borrower and the Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Rate

Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding fees paid pursuant to the Fee Letters). Notwithstanding the foregoing, for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the second, third and fourth fiscal quarters of the fiscal year 2013, Consolidated Interest Expense for such periods shall be determined by: (i) dividing Consolidated Interest Expense for the second fiscal quarter of the fiscal year 2013 by 3 and multiplying such quotient by 13, (ii) dividing the sum of Consolidated Interest Expense for the second and third fiscal quarters of the fiscal year 2013 by 6 and multiplying such quotient by 13 and (iii) dividing the sum of Consolidated Interest Expense for the second, third and fourth fiscal quarters of the fiscal year 2013 by 10 and multiplying such quotient by 13, respectively.

“Consolidated Lease Expense” shall mean, for any period, (a) all cash rent expense for such period of the Borrower and the Restricted Subsidiaries with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP minus (b)(i) cash rent expense in connection with any Headquarters Lease and (ii) without duplication, cash sublease income. For the purposes of calculating Consolidated Lease Expense for any Reference Period pursuant to any determination of the Consolidated Adjusted Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated Lease Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Lease Expense attributable to the property that is the subject of such Material Disposition for such Reference Period, (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, the Consolidated Lease Expense for such Reference Period shall be increased by an amount equal to the Consolidated Lease Expense attributable to the property that is the subject of such Material Acquisition after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (iii) if during such Reference Period the Borrower and any Restricted Subsidiary continues to have a leasehold interest in a property previously owned in fee as a result of a Sale-Leaseback Transaction, the Consolidated Lease Expense for such Reference Period shall be increased by the lease expense paid in cash for such property after giving pro forma effect thereto as if such Sale-Leaseback Transaction occurred on the first day of such Reference Period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Credit Document) or Requirement of Law applicable to such Restricted Subsidiary; provided, that the net income of any Unrestricted Subsidiary shall be excluded; provided, further, that the Borrower’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary shall be included in the Consolidated Net Income of the Borrower up to the aggregate amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary in respect of such period (excluding any dividends, distributions or other payments made with the Available Amount).

“Consolidated Senior Debt” shall mean, at any date, the aggregate stated balance sheet principal amount of all Indebtedness of the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP that is not by its terms subordinated to the Obligations; provided, that for purposes of determining Consolidated Senior Debt, the undrawn amount of the face amount of outstanding Letters of Credit shall not be included in Indebtedness.

“Consolidated Senior Leverage Ratio” shall mean, as at the last day of any period, the ratio of (a) Consolidated Senior Debt (excluding any Tenant Improvement Debt) on such day to (b) Consolidated EBITDA (excluding any portion thereof representing (i) interest on Tenant Improvement Debt and (ii) depreciation or amortization related to the improvements financed thereby or such Tenant Improvement Debt) for such period; provided, however, that for purposes of any calculation of the Consolidated Senior Leverage Ratio, Consolidated Senior Debt shall be reduced by the aggregate amount of unrestricted cash and Cash Equivalents (not subject to any Liens other than Liens in favor of the Collateral Agent) of the Borrower and the Restricted Subsidiaries in excess of $3,000,000.

“Consolidated Total Debt” shall mean, at any date, the aggregate stated balance sheet principal amount of all Indebtedness of the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided, that (i) for purposes of determining Consolidated Total Debt, the undrawn amount of the face amount of outstanding Letters of Credit shall not be included in Consolidated Total Debt and Tenant Improvement Debt shall be included in Consolidated Total Debt, (ii) notwithstanding any accounting treatment to the contrary by any Loan Party or any other Person, the principal amount of the Borrower Subordinated Notes for purposes of determining Consolidated Total Debt shall be the actual principal amounts thereof, including all capitalized interest thereon, as determined from time to time pursuant to the Borrower Subordinated Notes Documents and (iii) for purposes of determining Consolidated Total Debt, the Holdings Subordinated Notes shall not be included in Consolidated Total Debt.

“Consolidated Working Capital” shall mean at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contingent Obligation” shall mean, as to any Person (the “guaranteeing person”), any direct or indirect liability, contingent or otherwise, of that Person, including a reimbursement, counterindemnity or similar obligation: (a) with respect to any Indebtedness, leases, dividends or other obligations, that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, (b) as a partner or joint venturer in any partnership or joint venture, unless such Person is not liable for any of the debts and obligations of such partnership or joint venture; or (c) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any asset sales of any Loan Party permitted under this Agreement or Disposition permitted under this Agreement (to the extent of any reasonable reserve attributable thereto). The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Contractual Obligation” of any Person shall mean any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking (other than a Credit Document) to which such Person is a party or by which such Person or any of its Property is bound.

“Control Agreement” shall mean a control agreement among any Loan Party, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by the former such Person primarily for the purpose of making or holding equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of management and policies of such Person whether by contract or otherwise.

“Credit Agreement Refinancing Indebtedness” shall mean any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness in the form of Other Term Loans or Other Term Commitments incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (“Refinanced Term Debt”); provided, that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Term Debt except by an amount equal to unpaid accrued interest and premium thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a later maturity than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Term Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or taken as a whole are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Term Loans being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided, that a certificate of a Responsible Officer delivered to the Administrative Agent at least seven (7) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within three (3) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)) and (iv) such Refinanced Term Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Documents” shall mean and include this Agreement, the Notes, each Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, the Collateral Certificate, the Fee Letters, any Refinancing Amendment, Incremental Amendment, Revolving Extension Amendment, Term Extension Amendment, the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement (if any) and all other documents, instruments and agreements delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) or the making of an L/C Credit Extension.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Default” shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean a Lender which (a) has failed to fund its portion of any Borrowing, any participations in Letters of Credit or participations in Swing Line Loans required to be funded by it under this Agreement within three Business Days of the date when due, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has become the subject of a proceeding under any applicable Debtor Relief Laws or is not Solvent.

“Designated Person” shall mean any Person who (a) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (b) (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (c)(i) is an agency of the government of a country, (ii) an organization controlled by a country, or (iii) a Person resident in a country, in each case, that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Deteriorating Lender” shall mean (a) a Defaulting Lender or (b) a Lender as to which (i) any L/C Issuer or Swing Line Lender (as applicable) has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that controls such Lender becomes subject to a proceeding under any applicable Debtor Relief Laws or is not Solvent. For the purpose of this definition, “control” of a Lender shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition (including any sale leaseback transaction and any sale or issuance of Equity Securities in a Restricted Subsidiary) thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Securities” shall mean any Equity Security that, by its terms (or by the terms of any security or other Equity Securities into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Securities), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Securities that would constitute Disqualified Equity Securities, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans at the time of issuance; provided, that if such Equity Securities are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Securities shall not constitute Disqualified Equity Securities solely because they may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” shall mean the lawful currency of the United States and, in relation to any payment under this Agreement, same day or immediately available funds.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans and Base Rate Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans and Base Rate Portions will thereafter be made.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary of Borrower which is organized under the laws of the United States or any state thereof.

“Effective Amount” shall mean (a) with respect to Revolving Loans, Term Loans, and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (i) any borrowings and prepayments or repayments of Revolving Loans, Term Loans, and Swing Line Loans and (ii) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“E-Fax” shall mean any system used to receive or transmit faxes electronically.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, or (iv) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate of a Loan Party (other than in connection with assignments to any Affiliated Lender pursuant to Section 8.05(j)) or any natural person.

“Engagement Letter” shall mean the Engagement Letter dated as of March 6, 2013 (as amended, supplemented or otherwise modified from time to time), by and among Holdings, the Borrower and the GE Capital Parties.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses (including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees and any diminution in the value of the security afforded to the Lenders with respect to any real property owned or used by any Loan Party or Restricted Subsidiary), that are incurred at any time (a) as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by or leased by any Loan Party or Restricted Subsidiary or migrating or threatening to migrate to or from any such real property regardless of whether or not caused by or within the control of any Loan Party or Restricted Subsidiary, (b) arising from any investigation, proceeding or remediation of any location at which any Loan Party or Restricted Subsidiary or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or Restricted Subsidiary or with respect to any real property owned or used by any Loan Party or Restricted Subsidiary.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.;

and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the IRC with respect to any Single Employer Plan or make any required contribution to any Multiemployer Plan when due; (c) the receipt by the Borrower from the administrator of any Single Employer Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Group Member or Commonly Controlled Entity from any Single Employer Plan with two or more contributing sponsors or the termination of any such Single Employer Plan resulting in liability to the Borrower pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Single Employer Plan, or the appointment of a trustee to administer, any Single Employer Plan; (f) the imposition of liability on any Group Member or Commonly Controlled Entity pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g)(i) the withdrawal of any Group Member or Commonly Controlled Entity in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or (ii) the receipt by any Group Member or Commonly Controlled Entity of notice from any Multiemployer Plan that it is in Reorganization or Insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, or that it is in endangered or critical status, within the meaning of Section 305 of ERISA; (h) receipt from the Internal Revenue Service of notice of the failure of any Single Employer Plan (or any other Plan intended to be qualified under Section 401(a) of the IRC) to qualify under Section 401(a) of the IRC, or the failure of any trust forming part of any Single Employer Plan to qualify for exemption from taxation under Section 501(a) of the IRC; (i) the imposition of a Lien pursuant to Section 401(a)(29) or 412 of the IRC or pursuant to ERISA with respect to any Single Employer Plan, or (j) a determination that any Single Employer Plan is in “at-risk” status (as defined in Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the IRC.

“E-Signature” shall mean the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” shall mean any electronic system, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans and LIBOR Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans and LIBOR Portions will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, the difference of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) increases in the non-current portion of “long-term” liabilities minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and the Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures (other than in respect of any Revolving Loans or Swing Line Loans), any such expenditures financed with the proceeds of any amount reinvested pursuant to Sections 2.06(c)(iv) or 2.06(c)(vi) and any such expenditures made with the proceeds of Equity Securities issued by Holdings or any equity capital contribution to Holdings), (iii) the aggregate amount of regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and the Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such fiscal year, (v) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vi) all cash Investments in Permitted Acquisitions (excluding any Investments in Permitted Acquisitions made with the proceeds of Equity Securities issued by Holdings or any equity capital contribution to Holdings), (vii) payments made in respect of the non-current portion of “long-term” liabilities (excluding, for the avoidance of doubt, any Loan voluntarily prepaid during such fiscal year), (viii) Restricted Payments permitted under Section 5.02(f)(ii) or 5.02(f)(iii) to the extent such payments were not treated as expenses in the calculation of Consolidated Net Income and were not proceeds of keyman life insurance and (ix) cash paid for long term assets during such fiscal year (excluding any such expenditures made with the proceeds of Equity Securities issued by Holdings or any equity capital contribution to Holdings).

“Excluded Foreign Subsidiary” shall mean any Foreign Subsidiary in respect of which either (a) the pledge of 66% of the combined voting power of all classes of stock entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would result in adverse tax consequences to the Borrower.

“Excluded Subsidiary” shall mean (i) each of DT/Costa Mesa Restaurant Co. and DT - La Verne, Ltd. so long as such Subsidiary is not a Wholly-Owned Subsidiary and does not own any Property other than one Del Taco store and any related Property to operate such store, (ii) each Excluded Foreign Subsidiary and (iii) each Immaterial Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Credit Document, (i) Taxes imposed on or measured by its overall net income (however denominated) and franchise Taxes imposed on it (in lieu of net income taxes), in each case, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (ii) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by a jurisdiction described in (i) above, (iii) any United States withholding Tax imposed by FATCA, (iv) Taxes imposed as a result of a present or former connection between a recipient of a payment hereunder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising from any such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Document or sold an interest in any Loan or Credit Document) and (v) any United States withholding Tax (including backup withholding Tax) that is imposed on amounts payable to a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.12(g)) or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party hereto (or designates a new lending office or experiences a change in circumstances) or is attributable to such Lender’s or the Administrative Agent’s failure (other than as a result of a Change of Law) to comply with Section 2.12(e), except to the extent that such Lender or the Administrative Agent (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.12(a).

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“Existing Credit Facility” shall mean the Credit Agreement dated as of May 18, 2010 by and among Holdings, the Borrower, the lenders party thereto from time to time, Wells Fargo Bank, National Association, in its capacity as administrative agent, collateral agent, L/C issuer and swing line lender and Wells Fargo Securities, LLC and GE Capital Markets, Inc., in their capacity as joint lead arrangers and joint bookrunners thereunder, and General Electric Capital Corporation, in its capacity as syndication agent thereunder, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

“Existing Letters of Credit” shall mean the letters of credit outstanding on the Closing Date and set forth on Schedule 1.1(a) hereof; provided, that on the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued by GE Capital under the Revolving Facility.

“Existing Revolving Commitments” shall have the meaning given to that term in Section 2.18(a).

“Existing Term Loan” shall have the meaning given to that term in Section 2.19(a).

“Existing Term Loan Class” shall refer to whether any Term Loans are Initial Term Loans, Other Term Loans that result from the same Refinancing Amendment, Incremental Term Loans that result from the same Incremental Amendment or Extended Term Loans.

“Extended Loans” shall mean the Extended Revolving Loans and the Extended Term Loans.

“Extended Revolving Commitments” shall have the meaning given to that term in Section 2.18(a).

“Extended Revolving Loans” shall have the meaning given to that term in Section 2.18(a).

“Extended Term Loans” shall have the meaning given to that term in Section 2.19(a).

“Extending Revolving Lender” shall have the meaning given to that term in Section 2.18(b).

“Extending Term Lender” shall have the meaning given to that term in Section 2.19(b).

“FATCA” shall mean Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into in pursuant to Section 1471(b)(1) of the IRC and any applicable intergovernmental agreements with respect thereto.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letters” shall mean (i) the Engagement Letter and (ii) any other fee letter executed after the date hereof by one or more Loan Parties and one or more GE Capital Parties in connection with this Agreement.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, and, to the extent available, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, all prepared in reasonable detail and in accordance with GAAP.

“First Lien Intercreditor Agreement” shall mean a “pari passu” intercreditor agreement among the Collateral Agent and one or more Senior Representatives for holders of Permitted Pari Passu Secured Refinancing Debt, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“First-Tier Foreign Subsidiary” shall mean any Foreign Subsidiary the Equity Securities of which are owned or held directly by the Borrower or a Domestic Subsidiary of the Borrower.

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Group Member which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Subsidiary” shall mean each direct or indirect Restricted Subsidiary of the Borrower that is organized in a jurisdiction other than the United States or any state thereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, as to any Person, all Indebtedness for borrowed money of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.

“GE Capital” shall have the meaning given to that term in the introductory paragraph hereof.

“GE Capital Parties” shall mean GECM and GE Capital.

“GECM” shall have the meaning given to that term in the introductory paragraph hereof.

“Governmental Authority” shall mean any international, domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Trade Commission, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority and any supra-national bodies such as the European Union.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.

“Group Members” shall mean the collective reference to Holdings, the Borrower and their respective Subsidiaries.

“GSMP” shall mean GSMP 2006 Institutional US, Ltd., GSMP 2006 Offshore SBI Holdings, Ltd., GSMP 2006 Onshore US, Ltd. and/or its affiliated investment funds or other affiliates of The Goldman Sachs Group, Inc. that are managed by investment professionals in the Principal Investment Area of The Goldman Sachs Group, Inc.

“Guarantor” shall mean Holdings and each now existing or hereafter acquired or created direct or indirect Restricted Subsidiary of Holdings (other than an Excluded Subsidiary) which becomes a party to a Guaranty.

“Guaranty” shall mean the Holdings Guaranty, the Subsidiary Guaranty and any other guaranty delivered by any Guarantor from time to time in favor of the Administrative Agent and the Lender Parties.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Headquarters Lease” means that certain Lease For Palm Terrace, dated as of December 10, 2001 (as amended, supplemented or otherwise modified from time to time), by and between Del Taco LLC (as successor to Del Taco Inc.) and Palm Terrace Investment Group (as successor to Pacific Jack, L.L.C.), a Delaware limited liability company with respect to the Group Members’ corporate headquarters or any successor lease agreement reasonably satisfactory to the Administrative Agent.

“Holdings” shall have the meaning given to such term in the introductory paragraph hereof.

“Holdings Guaranty” shall mean the Holdings Guaranty Agreement, dated as of the date hereof, by Holdings in favor of the Administrative Agent and the Lender Parties in substantially the form of Exhibit L.

“Holdings Indenture” shall mean the Indenture, dated as of May 18, 2010 (as amended by any Subordinated Note Amendments with respect thereto), entered into by and between Holdings and Wells Fargo Bank, National Association, as trustee, in connection with the issuance of the Holdings Subordinated Notes.

“Holdings Subordinated Notes” shall mean the 13.00% Subordinated Notes due 2016 (or any later date specified in any Subordinated Note Amendments with respect thereto) of Holdings issued on May 18, 2010 pursuant to the Holdings Indenture and any such notes issued in exchange, substitution or replacement therefor, including the exchange notes issued in connection with the exchange offer with respect thereto.

“Holdings Subordinated Note Documents” shall mean, collectively, the Holdings Indenture, the Holdings Subordinated Notes, and all instruments and other agreements entered into by Holdings in connection therewith, including, without limitation, the purchase agreement pursuant to which the Holdings Subordinated Notes are being purchased by the initial purchasers thereof and the exchange and registration rights agreement entitling the holders of the Holdings Subordinated Notes to certain registration rights with respect thereto and the Subordinated Note Amendments.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“Immaterial Subsidiaries” shall mean, at any time, Subsidiaries that, on a consolidated basis with their respective Subsidiaries and treated as if all such Subsidiaries and their respective Subsidiaries were combined and consolidated as a single Subsidiary, (a) had consolidated assets representing less than 5% of the consolidated assets of Holdings and its Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are available, (b) accounted for less than 5% of the consolidated revenues of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements are available and (c) accounted for less than 5% of Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements are available.

“Incremental Amendment” shall have the meaning given to that term in Section 2.17(a).

“Incremental Facility Closing Date” shall have the meaning given to that term in Section 2.17(a).

“Incremental Facilities” shall have the meaning given to that term in Section 2.17(a).

“Incremental Loans” shall have the meaning given to that term in Section 2.17(a).

“Incremental Revolving Facilities” shall have the meaning given to that term in Section 2.17(a).

“Incremental Revolving Facility Lender” shall have the meaning given to that term in Section 2.17(b)

“Incremental Revolving Loans” shall have the meaning given to that term in Section 2.17(a).

“Incremental Term Facilities” shall have the meaning given to that term in Section 2.17(a).

“Incremental Term Loans” shall have the meaning given to that term in Section 2.17(a).

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business and accrued expenses), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Equity Securities of such Person, (h) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products, (i) with respect to any Lender Rate Contracts that have been terminated, the Termination Value thereof, (j) all Contingent Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above (provided, that clause (c) in the definition thereof shall only apply after the termination of the applicable Lender Rate Contract), and (k) all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, (i) in connection with any Permitted Acquisition, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled until such adjustments or earn-outs have become due and payable or have been determined and (ii) in no event shall the following constitute Indebtedness: (w) warrant liability, (x) operating leases, (y) customary obligations under employment agreements and deferred compensation and (z) deferred revenue and deferred tax liabilities.

“Indemnifiable Taxes” shall have the meaning given to that term in Section 2.12(a).

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Initial Public Offering” shall mean the issuance by Parent or Holdings of its common Equity Securities in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-4 or Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Initial Term Loan” shall have the meaning given to that term in Section 2.01(a).

“Initial Term Loan Borrowing” shall mean the borrowing by the Borrower consisting of the Initial Term Loans made by each of the Term Lenders to the Borrower on the Closing Date.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom and all goodwill associated therewith.

“Interest Period” shall mean, with respect to any LIBOR Loan or LIBOR Portion, the time period selected by the Borrower pursuant to Section 2.01(c) or Section 2.01(e) that commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(f) that commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers and other Persons that make payments in respect of customers of such Person (other than any Group Member) which arose in the ordinary course of such Person’s business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

“IRC” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“ISP” shall have the meaning given to that term in Section 2.02(h)(i).

“L/C Advance” shall mean, with respect to each Revolving Lender, such Revolving Lender’s payment or participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean (a) GE Capital or any of its designated Affiliates and (b) each Revolving Lender that hereafter becomes an L/C Issuer with the approval of, and if requested by the Administrative Agent, pursuant to an agreement with and in form and substance satisfactory to, the Administrative Agent and the Borrower, in each case in its capacity as an issuer of Letters of Credit hereunder and together with its successors in such capacity.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan or any Extended Loan, in each case as extended in accordance with this Agreement from time to time.

“Lead Arranger” shall have the meaning given to that term in the introductory paragraph hereof. Except as expressly set forth in Sections 8.02, 8.03 and 8.04(f), the capacity of the Lead Arranger is titular in nature, and the Lead Arranger shall have no special rights or obligations over those of a Lender by reason thereof.

“Lender Bank Products” shall mean each and any of the following types of services or facilities extended to the Borrower by any Person who, at the time it enters into an agreement with the Borrower to extend any such services or facilities, is a Lender or an Affiliate of a Lender (in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender): (a) commercial credit cards; (b) cash management services (including treasury management services, purchasing cards, daylight overdrafts, multicurrency accounts, foreign cash letters, merchant card services, controlled disbursement services, ACH transactions, and interstate depository network services), and (c) returned items. The obligations with respect to Lender Bank Products shall be secured by the Liens created by the Security Documents.

“Lender Parties” shall mean, collectively, the Lenders, the Persons who are counterparties to the Borrower under Lender Rate Contracts and the Persons who are providers of Lender Bank Products.

“Lender Rate Contract(s)” shall mean one or more Rate Contracts with respect to the Indebtedness evidenced by this Agreement between the Borrower and (a) any Person who, at the time it enters into such Rate Contract, is a Lender or an Affiliate of a Lender (in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender) or (b) any Person who enters into a Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof, in each case, on terms acceptable to the Borrower and such Person. Each Lender Rate Contract shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Lenders” shall have the meaning given to that term in the introductory paragraph hereof and includes each L/C Issuer and the Swing Line Lender (unless the context otherwise requires) and each other financial institution or other entity (including each Additional Lender) that from time to time becomes a party hereto by execution of (i) an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Revolving Extension Amendment, (iv) a Term Extension Amendment, (v) a Refinancing Amendment or (vi) an Affiliated Lender Assignment Agreement; provided, that neither Holdings or Borrower shall be considered a Lender even if they hold any Auction Purchase Term Loans.

“Letter of Credit” shall mean any of the standby letters of credit issued by any L/C Issuer under this Agreement (including the Existing Letters of Credit), either as originally issued or as the same may be supplemented, modified, amended, extended or restated.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is five Business Days prior to the Scheduled Maturity Date.

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $30,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(ii).

“LIBOR Portion” shall mean, at any time, a Portion of a Term Loan Borrowing, or a Term Loan, as the case may be, which then bears interest at a rate specified in Section 2.01(d)(ii) or in the applicable Incremental Amendment or Refinancing Amendment.

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans or any LIBOR Portion of the Initial Term Loan Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum referred to as the BBA (British Bankers Association (or any successor if the British Bankers Association no longer reports such rate)) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the first day of such Interest Period at or about 11:00 a.m., London time (or as soon thereafter as practicable), for delivery on the second Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time; provided, however, that in no event shall the LIBOR Rate for any LIBOR Portion of the Initial Term Loan Borrowing be less than one and one quarter percent (1.25%). If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 12:00 p.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by the Administrative Agent as part of such Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans and LIBOR Portions then outstanding as of the effective date of any change in the Reserve Requirement.

“Licenses” shall mean, collectively, any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

“Lien” shall mean, with respect to any Property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such Property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction (solely to the extent filed by, or the filing of which has been authorized by, a Loan Party), but not including the interest of a lessor under a lease which is a Capital Lease.

“Loan” shall mean a Revolving Loan, a Term Loan or a Swing Line Loan and any other extensions of credit (other than a Letter of Credit) by a Lender to the Borrower under Article II.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Parties” shall mean, collectively, the Borrower and the Guarantors.

“Management Fee Cap” shall mean $1,000,000 in any fiscal year during the term of this Agreement.

“Management Fees” shall mean any transaction fees and any management, consulting and advisory fees and related expenses payable to any Sponsor or any Controlled Investment Affiliate or other Affiliate thereof.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean any event or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the business, operations, financial condition, assets or liabilities (whether actual or contingent) of the Loan Parties and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties and the Restricted Subsidiaries taken as a whole to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; (c) the rights and remedies of the Administrative Agent or any Lender under the other Credit Documents; (d) the Collateral Agent’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Credit Documents.

“Material Acquisition” shall mean (a) any Permitted Acquisition and (b) any acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

“Material Disposition” shall mean any Disposition of property or series of related Dispositions of property (excluding ordinary course asset dispositions but including, whether or not in the ordinary course of business, Dispositions of stores and sales in connection with the refranchising of stores); provided, that if the Borrower or any of the Restricted Subsidiaries continues to have a leasehold interest in a property previously owned in fee as a result of a Sale-Leaseback Transaction, such transaction shall not be considered a Material Disposition.

“Material Real Property” shall mean any fee-owned real property owned by the Borrower or any Loan Party with a fair market value in excess of $1,000,000.

“Maturity” or maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean, with respect to the Revolving Facility or any Term Loan, the earlier of (a) the applicable Scheduled Maturity Date and (b) the date that all Obligations under the Revolving Facility or such Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean (a) the Closing Date Mortgaged Properties and (b) any other real property pledged after the Closing Date pursuant to Section 5.01(k)(ii).

“Mortgages” shall mean each deed of trust or mortgage delivered from time to time in accordance with Section 5.01(k) or otherwise in connection with the Credit Documents.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA.

“Net Condemnation Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) by the Borrower or any Restricted Subsidiary, the Administrative Agent or the Collateral Agent as a result of any condemnation or other taking of any Property of the Borrower or any Restricted Subsidiary or any interest therein or right appurtenant thereto, as the result of the exercise of any right of condemnation or eminent domain by a

Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by the Borrower or any Restricted Subsidiary in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), (ii) provisions for all Taxes payable as a result of such condemnation, without regard to the consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole and (iii) the amount of any Indebtedness (other than the Obligations) which is secured by such Property and is required or otherwise determined to be repaid or prepaid by such Person as a result of such condemnation or other taking.

“Net Insurance Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) by the Borrower or any Restricted Subsidiary, the Administrative Agent or the Collateral Agent under any key man life insurance policy or any casualty policy in respect of a covered loss thereunder with respect to any property, minus (b) (i) any actual and reasonable costs incurred by the Borrower or any Restricted Subsidiary in connection with the adjustment or settlement of any claims of the Borrower or any Restricted Subsidiary in respect thereof (including reasonable fees and expenses of counsel), (ii) provisions for all Taxes payable as a result of such event without regard to the consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (iii) with respect to cash payments or proceeds from any key man life insurance policies, reasonable and customary amounts paid by the Borrower or any Restricted Subsidiary to (A) an executive recruiting firm related to hiring a replacement executive officer, and (B) the replacement executive officer as a signing bonus and relocation expenses, and (iv) the amount of any Indebtedness (other than the Obligations) which is secured by such Property and is required or otherwise determined to be repaid or prepaid by such Person as a result of such loss.

“Net Proceeds” shall mean:

(a) With respect to any sale or other Disposition of any asset or property by any Person, the aggregate cash consideration received (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates, (ii) the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person (including, without limitation, transfer, sale, use and other similar Taxes payable in connection with such sale), (iii) income and other Taxes reasonably estimated to be payable by such Person as a result of such sale, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such sale undertaken by Holdings, the Borrower or any Restricted Subsidiary in connection with such sale (provided, that as soon as the Borrower reasonably determines that such reserve is no longer necessary, any unused funds shall become Net Proceeds), and (v) the amount of any Indebtedness (other than the Obligations) which is secured by such asset and is required or otherwise determined to be repaid or prepaid by such Person as a result of such sale; and

(b) With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate cash consideration received by such Person from such issuance or incurrence less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person (including, without limitation, any Taxes payable in connection with such issuance or incurrence); and

(c) With respect to any issuance of Equity Securities by any Person, the aggregate cash consideration received by such Person from such issuance less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person.

“New Property” shall have the meaning given to that term in Section 5.02(j)(ii).

“New Revolving Commitment Lender” shall have the meaning given to that term in Section 2.18(c).

“New Term Lender” shall have the meaning given to that term in Section 2.19(c).

“Non-Bank Certificate” shall have the meaning given to that term in Section 2.12(e).

“Non-Bank Lender” shall have the meaning given to that term in Section 2.12(e).

“Non-Consenting Lender” shall have the meaning given to that term in Section 2.15.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Non-U.S. Lender” shall have the meaning given to that term in Section 2.12(e).

“Non-Wholly-Owned Subsidiary” shall mean a direct or indirect Subsidiary of Holdings that is not a Wholly-Owned Subsidiary.

“Note” shall mean a Revolving Loan Note, a Term Loan Note or a Swing Line Note.

“Notice” shall have the meaning given to that term in Section 8.01(b).

“Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Line Borrowing.

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(e).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(f)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c).

“Notice of Swing Line Borrowing” shall mean a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations (other than Excluded Swap Obligations), howsoever arising, owed or owing by the Borrower of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest or premium (including interest or premium that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder, and all debts, liabilities and obligations, howsoever arising, owed or owing by the Borrower of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any Lender Rate Contract or Lender Bank Product, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower thereunder.

“Organizational Documents” shall mean, with respect to any Person, collectively, (a) such Person’s articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, certificate of formation, or comparable documents filed or recorded with the applicable Governmental Authority of such Person’s jurisdiction of formation and (b) such Person’s, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents.

“Original Revolving Loans” shall mean any Revolving Loans that are not Extended Revolving Loans.

“Other Applicable Indebtedness” shall have the meaning given to that term in Section 2.06(c)(iv).

“Other Taxes” shall have the meaning given to that term in Section 2.12(a).

“Other Term Commitments” shall mean one or more Types of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Types of Term Loans or term notes that result from a Refinancing Amendment.

“Parent” shall mean Del Taco Holdings, Inc.

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Participant Register” shall have the meaning given to that term in Section 8.05(b).

“Participation Seller” shall have the meaning given to that term in Section 8.05(h).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Acquired Indebtedness” shall mean Indebtedness of a Target that is not incurred by such Target in contemplation of (or in connection with) a Permitted Acquisition, including any obligations under agreements providing for earn outs, deferred purchase price, indemnification, adjustment of purchase price or similar obligations, or from Contingent Obligations or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions, in each case, to the extent permitted under Section 5.02(b)(viii).

“Permitted Acquisition” shall mean an acquisition or any series of related acquisitions by a Loan Party (including any merger where such Loan Party is the surviving entity) of (a) all or substantially all of the assets or a majority of the outstanding voting stock or economic interests of a Person that is incorporated, formed or organized in the United States or (b) any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Loan Parties and their Restricted Subsidiaries pursuant to Section 5.02(o), so long as (i) no Event of Default shall then exist or would exist after giving effect thereto, (ii) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that, both at the time of the proposed acquisition and after giving effect to the acquisition on a pro forma basis, the Loan Parties are in compliance with the financial covenants set forth in Section 5.02(a), (iii) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest, subject only to Liens permitted by Section 5.02(c), in all property (including, without limitation, Equity Securities) acquired with respect to the Target in accordance with the terms of Section 5.01(k) and the Target, if a Person that has not merged with any Loan Party, shall have taken such actions as are required of it under Section 5.01(k), (iv) the Administrative Agent shall have received (a) a description of the material terms of such acquisition, (b) upon request, audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (c) upon request, consolidated projected income statements of the Borrower or any Restricted Subsidiary (giving effect to such acquisition), all in form and substance reasonably satisfactory to the Administrative Agent, (v) such acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors or similar governing body and/or shareholders or other equity holders of the applicable Loan Party and the Target, (vi) immediately after giving effect to such acquisition, there shall be at least $10,000,000 of availability under the Revolving Loan Commitments, and (vii) the aggregate consideration (including without limitation earn-outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Loan Parties and their Restricted Subsidiaries) paid by the Loan Parties and their Restricted Subsidiaries for all acquisitions made during the term of this Agreement shall not exceed $25,000,000.

“Permitted Equity Securities” shall mean any sale or issuance of any Qualified Equity Securities of the Borrower or any direct or indirect parent of the Borrower, in each case to the extent not prohibited hereunder.

“Permitted Holders” shall mean the stockholders of the Parent on the Closing Date, each of their respective Related Parties and any Controlled Investment Affiliate of any of the Sponsors or their respective Related Parties.

“Permitted Liens” shall mean the Liens permitted under Section 5.02(c).

“Permitted Junior Secured Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of second-lien secured notes or second-lien secured loans; provided, that (i) such Indebtedness (x) is secured by the Collateral on a second-priority basis with the Obligations and (y) is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such

Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (other than with respect to lien priority and with such differences as are reasonably satisfactory to the Collateral Agent), (v) the Borrower is the primary obligor in respect of such Indebtedness, and such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (vi) the Loan Parties, the Collateral Agent and the Senior Representative acting on behalf of the holders of such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Secured Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided, that (i) such Indebtedness (x) is secured by the Collateral on a pari passu basis with the Obligations and (y) is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) the Borrower is the primary obligor in respect of such Indebtedness, and such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (vi) the Loan Parties, the Collateral Agent and the Senior Representative acting on behalf of the holders of such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” shall mean any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided, that (i) such Indebtedness is not secured by any property or assets of the Borrower or any Restricted Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty event after compliance with the terms of this Agreement, if applicable, and customary acceleration rights after an event of default) and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Plan” shall mean, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which any Group Member or Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portion” shall mean a portion of the principal amount of a Term Loan Borrowing or a Term Loan, as applicable. A Term Loan Borrowing shall consist of one or more Portions, and each Term Loan comprising a Term Loan Borrowing shall consist of the same number of Portions, with each such Term Loan Portion corresponding pro rata to a Term Loan Borrowing Portion. Any reference to a Portion of a Term Loan Borrowing shall include the corresponding Portion of each Term Loan comprising such Term Loan Borrowing.

“Prepayment Premium” shall have the meaning given to such term in Section 2.06(a)(ii).

“Pricing Grid” shall mean:

(a) with respect to the Revolving Loans and the Commitment Fee:

Pricing Grid

Tier	Consolidated Senior Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage

I	≥ 2.50	5.00%	4.00%	0.500%

II	≥ 2.00 < 2.50	4.50%	3.50%	0.500%

III	≥ 1.50 < 2.00	4.00%	3.00%	0.375%

IV	< 1.50	3.50%	2.50%	0.375%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Senior Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(b)(ii) with respect to any fiscal quarter; provided, that the Applicable Margin in effect as of the Closing Date shall be based on Tier I for the six month period commencing thereon. Notwithstanding anything to the contrary herein, if no Compliance Certificate is delivered when due in accordance with Section 5.01(b)(ii), then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate and thereafter the Applicable Margin shall be based on the Consolidated Senior Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. If the Consolidated Senior Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Consolidated Senior Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender (the Borrower’s obligation to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement); and

(b) with respect to the Term Loans, the Applicable Margin is 5.00% for LIBOR Loans and 4.00% for Base Rate Loans.

“Pro Forma Balance Sheet” shall have the meaning given to that term in Section 4.01(a).

“Projections” shall have the meaning given to that term in Section 5.01(b)(iii).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proportionate Share” shall mean a Revolving Proportionate Share or a Term Proportionate Share, as the context may require.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Securities” shall mean any Equity Securities that are not Disqualified Equity Securities.

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Rate Contract”.

“Real Property State” shall have the meaning given to that term in Section 8.12.

“Receipt Date” shall have the meaning given to that term in Section 2.06(c)(vi).

“Reduction Notice” shall have the meaning given to that term in Section 2.04(a).

“Reference Date” shall have the meaning given to that term in the definition of “Available Amount”.

“Reference Period” shall mean any period of four consecutive fiscal quarters.

“Refinanced Term Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.20.

“Refinancing Transactions” shall mean collectively the following transactions, which shall occur on or prior to the Closing Date: (i) the transactions contemplated by this Agreement and the other Credit Documents, including the initial borrowings under this Agreement to be made on the Closing Date, (ii) the refinancing of the Existing Credit Facility, which will be paid in full and terminated on the Closing Date, (iii) the execution and delivery of the Subordinated Note Amendments, (iv) the Borrower Subordinated Notes Redemption, and (v) the payment of fees and expenses in connection with the foregoing.

“Register” shall have the meaning given to that term in Section 8.05(d).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the Securities and Exchange Commission.

“Related Party” shall mean (a) any controlling stockholder, 80% or more owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or (b) any trust, corporation, partnership or other entity in which Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a) hold an 80% or greater controlling interest.

“Related Person” shall mean, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 7.01 or any comparable provision of any Credit Document.

“Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(iv).

“Representatives” shall have the meaning given to that term in Section 8.10.

“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans with the incurrence by the Borrower or any Subsidiary of any debt financing having an All-In Yield that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Initial Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Initial Term Loans.

“Required Lenders” shall mean, at any time, the Lenders whose Proportionate Shares then exceed fifty percent (50%) of the total Proportionate Shares of all Lenders; provided, that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-Defaulting Lenders having total Proportionate Shares exceeding fifty percent (50%) of the total Proportionate Shares of all non-Defaulting Lenders; provided, further, that the Loans held by any Loan Party or any Affiliated Lender (other than an Unrelated GS Party, subject to the limitations set forth in Section 8.05(j)(iii)) shall be excluded in determining “Required Lenders” even if they hold any Auction Purchase Term Loans. Notwithstanding the foregoing, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement, and for purposes of the foregoing, Lenders that are Affiliates of one another shall be treated as a single Lender.

“Requirement of Law” applicable to any Person shall mean (a) such Person’s Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan or LIBOR Portion and for any calculation of the One Month LIBOR Rate, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board)

maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, chief financial officer, vice president of finance or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” shall mean (i) the declaration or (without duplication) payment of any distributions or dividends (in cash, Property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Person, excluding any compensation in the ordinary course of business paid or payable to any officer, director or employee of any Group Member), but excluding distributions or dividends payable by a Person solely in membership interests or shares of Equity Securities of such Person and (ii) any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Subordinated Obligations, in each case other than (x) any payment in kind (but not payment in cash) of interest in accordance with the terms and provisions of the agreements governing such Subordinated Obligations, (y) a refinancing of the Holdings Subordinated Notes with Subordinated Obligations of Holdings permitted by Sections 5.02(b)(v) and 5.02(h) and (z) a refinancing of the Borrower Subordinated Notes with Subordinated Obligations permitted by Sections 5.02(b)(vi) and 5.02(h).

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower and Holdings other than an Unrestricted Subsidiary.

“Revolving Extension Amendment” shall have the meaning given to that term in Section 2.18(d).

“Revolving Extension Request” shall have the meaning given to that term in Section 2.18(a).

“Revolving Facility” shall mean the Revolving Loan Commitments and the extensions of credit pursuant thereto by the Revolving Lenders, including any Incremental Revolving Facility.

“Revolving Lender” shall mean (a) on the Closing Date, the Lenders having Revolving Loan Commitments as specified on Part A of Schedule I hereto and (b) thereafter, the Lenders from time to time holding Revolving Loans, L/C Obligations and Swing Line Loans and Revolving Commitments after giving effect to any assignments permitted by Section 8.05(c).

“Revolving Loan” shall have the meaning given to that term in Section 2.01(b).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Revolving Lenders to the Borrower on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment or (iii) a Revolving Extension Amendment.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

“Revolving Proportionate Share” shall mean:

(a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s Proportionate Share of the Effective Amount of all L/C Obligations, and (C) such Lender’s Proportionate Share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“S&P” shall mean Standard and Poor’s Ratings Services.

“Sale-Leaseback Transaction” shall have the meaning given to such term in Section 5.02(j).

“Scheduled Maturity Date” shall mean (i) in case of the Revolving Facility, the fifth anniversary of the Closing Date, (ii) in case of the Initial Term Loan, the date occurring five years and six months after the Closing Date, (iii) with respect to any tranche of Extended Loans, the final maturity date as specified in the applicable Term Extension Request or Revolving Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Other Term Loans, the final maturity date as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment.

“Second Lien Intercreditor Agreement” shall mean a “junior lien” intercreditor agreement among the Collateral Agent and one or more Senior Representatives for holders of Permitted Junior Secured Refinancing Debt, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lender Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrower, each Guarantor party thereto and the Collateral Agent in substantially the form of Exhibit N.

“Security Documents” shall mean and include the Security Agreement, each Control Agreement, each Mortgage, each other pledge agreement or security agreement from time to time delivered in accordance with Section 5.01(k), and all other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and fixture filings) delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.

“Senior Finance Officer” shall mean, with respect to a Loan Party, the chief financial officer, vice president of finance or treasurer of such Loan Party.

“Senior Representative” shall mean, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s Property would constitute an unreasonably small capital.

“Specified Equity Contribution” shall have the meaning given to that term in Section 5.02(a).

“Specified Loan Reduction” shall have the meaning given to that term in Section 2.18(e).

“Specified Provision”, with respect to any Credit Document (other than this Agreement), shall have the meaning given to such term in such Credit Document.

“Sponsor” shall mean each of Charlesbank Capital Partners LLC, Leonard Green & Partners, L.P., GSMP and any Controlled Investment Affiliate of any of the foregoing (collectively, the “Sponsors”).

“Subordinated Note Amendments” shall mean amendments, exchanges, reissuances or other extensions of each of the Borrower Subordinated Note Documents and Holdings Subordinated Note Documents, in each case, in form and substance reasonably acceptable to the Administrative Agent, the purpose of which is to extend the stated maturity dates of each of the Borrower Subordinated Notes and the Holdings Subordinated Notes to a date at least six months after the Scheduled Maturity Date of the Initial Term Loans.

“Subordinated Obligations” shall mean, as of any date of determination, the Holdings Subordinated Notes, the Borrower Subordinated Notes and any other Indebtedness of the Borrower or any Restricted Subsidiary on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Required Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Required Lenders may reasonably require.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the Equity Securities having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Holdings. Notwithstanding anything to the contrary in this definition, each of Del Taco Restaurant Properties I, a California limited partnership, Del Taco Restaurant Properties II, a California limited partnership, Del Taco Restaurant Properties III, a California limited partnership, and Del Taco Income Properties IV, a California limited partnership, shall not be deemed to be a Subsidiary so long as the Borrower holds no more than 1% general partnership interest in the aforementioned Persons.

“Subsidiary Guaranty” shall mean the Subsidiary Guaranty Agreement, dated as of the date hereof, by certain Subsidiaries of Holdings party thereto in favor of the Administrative Agent and the Lender Parties substantially in the form of Exhibit M.

“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

“Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan.

“Swing Line Lender” shall mean GE Capital, or an Affiliate thereof, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall have the meaning given to that term in Section 2.03(a).

“Swing Line Note” shall have the meaning given to that term in Section 2.08(d).

“Swing Line Settlement Date” shall mean the second and fourth Friday of each month.

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $5,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Syndication Agent” shall have the meaning given to that term in the introductory paragraph hereof. The capacity of the Syndication Agent is titular in nature, and GECM shall have no special rights or obligations over those of a Lender by reason thereof.

“Target” shall have the meaning given to that term in the definition of “Permitted Acquisition”.

“Taxes” shall mean all taxes and assessments, charges, duties, fees, levies or other governmental charges in the nature of a tax imposed by a Governmental Authority, including, without limitation, all U.S. federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

“Tax Return” shall mean all tax returns, statements, forms and reports (including elections, declarations, estimates and information returns) required to be filed with a Governmental Authority for Taxes (including any amendment thereof and any schedule or attachment thereto).

“Tenant Improvement Debt” shall mean, at any date, the aggregate stated balance sheet principal amount of all Indebtedness and similar obligations of the Borrower and its Subsidiaries representing financing provided by a landlord of improvements made for the benefit of the Borrower or any of its Subsidiaries, as a tenant under a long-term lease.

“Term Extension Amendment” shall have the meaning given to that term in Section 2.19(d).

“Term Extension Request” shall have the meaning given to that term in Section 2.19(a).

“Term Facility” shall mean the Initial Term Loans.

“Term Lender” shall mean (a) prior to the Closing Date, the Lenders having Term Loan Commitments as specified on Schedule I and (b) from and after the Closing Date, the Lenders from time to time holding the Term Loan after giving effect to any assignments permitted by Section 8.05(c).

“Term Loan” shall mean the Initial Term Loans, any Incremental Tem Loans, any Other Term Loans and any Extended Term Loan.

Term Loan Borrowing” shall mean the Initial Term Loan Borrowing on the Closing Date and any additional borrowing of Incremental Term Loans, Extended Term Loans or Other Term Loans after the Closing Date.

“Term Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan Commitment” opposite such Lender’s name on Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register as such commitment may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) a Term Extension Amendment.

“Term Loan Installment Date” shall mean the last Business Day in March, June, September and December of each year, commencing with June 28, 2013.

“Term Loan Note” shall have the meaning given to that term in Section 2.08(c).

“Term Loan Refinancing Debt” shall mean (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt.

“Term Proportionate Share” shall mean:

(a) With respect to any Lender at any time prior to the Closing Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Term Loan Commitment at such time to (ii) the Total Term Loan Commitment at such time; and

(b) With respect to any Lender at any time after the Closing Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the Effective Amount of such Lender’s Term Loan outstanding at such time to (ii) the Effective Amount of all Term Loans outstanding at such time.

The initial Term Proportionate Share of each Lender is set forth under the caption “Term Proportionate Share” opposite such Lender’s name on Schedule I.

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender Party.

“Title Insurance Company” shall have the meaning given to that term in Section 5.01(l)(ii).

“Total Revolving Loan Commitment” shall mean, at any time, Forty Million Dollars ($40,000,000) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time.

“Total Term Loan Commitment” shall mean, at any time, One Hundred Seventy Five Million Dollars ($175,000,000) or, when such amount is reduced pursuant to Section 2.04(b), the amount to which so reduced and in effect at such time.

“Type” shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“Unreimbursed Amount” shall mean, as and when matured, the obligation of any Loan Party to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit documentation), all amounts of each draft and other request for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of any Loan Party to any L/C Issuer with respect to amounts drawn under Letters of Credit.

“Unrelated GS Parties” has the meaning given to that term in the definition of “Affiliate” in this Agreement.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.01(m) subsequent to the Closing Date, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 5.01(m) or ceases to be a Subsidiary of the Borrower.

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“United States” and “U.S.” shall mean the United States of America.

“Voting Stock” of any Person as of any date shall mean the capital stock of such Person that is at the time entitled to vote in the election of the board of directors (or a similar governing body) of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly-Owned Subsidiary” shall mean any Person in which 100% of the Equity Securities of each class having ordinary voting power, and 100% of the Equity Securities of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more Wholly-Owned Subsidiaries of the Borrower, or both.

1.02. GAAP; Unrestricted Subsidiaries. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP applied in a consistent manner with the principles used in the preparation of the Financial Statements delivered pursuant to Section 4.01(c). Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. If GAAP changes during the term of this Agreement such that any financial covenants contained herein would then be calculated in a different manner or with different components, the Borrower, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those financial covenants and the definitions related thereto as criteria for evaluating the financial condition of any Loan Party or Restricted Subsidiary to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrower, the Lenders and the Administrative Agent so amend this Agreement, all such financial covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP. Notwithstanding anything in this Agreement to the contrary, any change in GAAP occurring after the date hereof that would require operating leases to be treated similarly to Capital Leases shall not be given effect in the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirement in any of the Credit Documents. For the avoidance of doubt, Unrestricted Subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions under this Agreement or any other Credit Document, and the results of operations, cash flows, assets and indebtedness or other liabilities of Unrestricted Subsidiaries will not be taken into account or consolidated with the accounts of the applicable Loan Party or Restricted Subsidiary for purposes of determining any financial calculation contained in this Agreement and any cash or cash equivalents of any Unrestricted Subsidiary will not be taken into account for purposes of any net debt test under this Agreement.

1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean Chicago, Illinois time, unless otherwise indicated.

1.06. Governing Law. This Agreement and, unless otherwise expressly provided in any such Credit Document, each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender or the Administrative Agent.

1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders, the Administrative Agent and the Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein, the Engagement Letter.

1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period; provided, that any Loan or Portion that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan or Portion bears interest based upon the Base Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10. References.

(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto,

(ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified and supplemented from time to time and in effect at any given time if such amendment, restatement, modification or supplement is permitted hereby or thereby.

(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.13. Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e. each transaction must be permitted under the Available Amount as so calculated. Prior to any use of the Available Amount, the Borrower shall provide written notice to the Administrative Agent in the manner contemplated by Section 5.01(b)(ix).

1.14. Deliveries. Notwithstanding anything herein to the contrary, whenever any document, agreement or other item is required by any Loan Document to be delivered on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

ARTICLE II. CREDIT FACILITIES

2.01. Loan Facilities.

(a) Term Loan Availability. On the terms and subject to the conditions of this Agreement, each Term Lender severally agrees to advance to the Borrower in a single advance on the Closing Date a loan in Dollars under this Section 2.01(a) (individually, an “Initial Term Loan”); provided, however, that (i) the principal amount of the Initial Term Loan made by such Term Lender shall not exceed such Term Lender’s Term Loan Commitment on the Closing Date and (ii) the aggregate principal amount of all Initial Term Loans made by all Term Lenders shall not exceed the Total Term Loan Commitment on the Closing Date. The Initial Term Loans shall be made on a pro rata basis by the Term Lenders in accordance with their respective Term Proportionate Shares, with the Initial Term Loan Borrowing to be comprised of an Initial Term Loan by each Term Lender equal to such Term Lender’s Term Proportionate Share of the Initial Term Loan Borrowing. The Borrower may not reborrow the principal amount of any Initial Term Loan after repayment or prepayment thereof.

(b) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrower may request under this Section 2.01(b) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Revolving Lender at any time outstanding and (B) such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at any time outstanding shall not exceed such Revolving Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Revolving Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Revolving Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Revolving Lender equal to such Revolving Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(c) Notice of Loan Borrowing. The Borrower shall request each Revolving Loan Borrowing and Term Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed which specifies, among other things:

(i) Whether the applicable Borrowing is a Revolving Loan Borrowing or a Term Loan Borrowing;

(ii) The principal amount of the requested Borrowing, which shall be in the amount of (A) $500,000 or an integral multiple of $100,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of Base Rate Loans or a Term Loan Borrowing consisting of a Base Rate Portion; or (B) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of LIBOR Loans or a Term Loan Borrowing consisting of a LIBOR Portion;

(iii) In the case of (A) a Revolving Loan Borrowing, whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans and (B) a Term Loan Borrowing, whether the requested Term Loan Borrowing is to consist of a Base Rate Portion or a LIBOR Portion;

(iv) In the case of a (A) Revolving Loan Borrowing, if the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(f) and (B) a Term Loan Borrowing, if the requested Term Loan Borrowing is to consist of a LIBOR Portion, the initial Interest Periods selected by the Borrower for such LIBOR Portion in accordance with Section 2.01(f); and

(v) The date of the requested Borrowing, which shall be a Business Day.

The Borrower shall give (x) each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 12:00 p.m. at least three Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 12:00 p.m. at least one Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans and (y) the Notice of Loan Borrowing for a Term Loan Borrowing to the Administrative Agent no later than 12:00 p.m. at least three Business Days before the date of the requested Term Loan Borrowing in the case of a Term Loan Borrowing consisting of a LIBOR Portion and not later than 12:00 p.m. at least one Business Day before the date of the requested Term Loan Borrowing in the case of a Term Loan Borrowing consisting of a Base Rate Portion. Each Notice of Loan Borrowing shall be delivered by first-class mail or Electronic Transmission (or, in the case of a Notice of Loan Borrowing for a Revolving Loan Borrowing, by e-mail containing such signed and completed Notice of Loan Borrowing) to the Administrative Agent at the office or facsimile number (or e-mail address, as the case may be) and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by Electronic Transmission. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Revolving Lender as part of the requested Revolving Loan Borrowing and (y) each Term Lender of the contents of the Notice of Loan Borrowing for such Term Loan Borrowing and of the amount of the Term Loan to be made by such Term Lender as part of the requested Term Loan Borrowing. Notwithstanding the foregoing, the Revolving Loan Borrowing advanced on the Closing Date (if any) shall consist of Base Rate Loans.

(d) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan and each Term Loan from the date of such Revolving Loan and such Term Loan until paid in full, at one of the following rates per annum:

(i) During such periods as such Loan is a Base Rate Loan or Base Rate Portion, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii) During such periods as such Loan is a LIBOR Loan or LIBOR Portion, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan or LIBOR Portion to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. Each Base Rate Portion of a Term Loan Borrowing shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof and each LIBOR Portion of such Term Loan Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (except to the extent that any lesser Portion results from a mandatory prepayment of the Term Loans pursuant to Section 2.06(c)). The number of Revolving Loan Borrowings consisting of LIBOR Loans and LIBOR Portions of Term Loan Borrowings shall not exceed 7 in the aggregate at any time.

(e) Conversion of Loans. Subject to Section 2.13, the Borrower may convert any Revolving Loan Borrowing or any Portion of any Term Loan Borrowing from one Type of Revolving Loan Borrowing or Portion of Term Loan Borrowing, respectively, to the other Type; provided, however, that any conversion of a Revolving Loan Borrowing consisting of Base Rate Loans into a Revolving Loan Borrowing consisting of LIBOR Loans or a Base Rate Portion of a Term Loan Borrowing into a LIBOR Portion of a Term Loan Borrowing shall be in the amount of $1,000,000 or an integral multiple of

$500,000 in excess thereof and any conversion of a Revolving Loan Borrowing consisting of LIBOR Loans into a Revolving Loan Borrowing consisting of Base Rate Loans or a LIBOR Portion of a Term Loan Borrowing into a Base Rate Portion of a Term Loan Borrowing shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof; provided, further, that no Base Rate Loan or Base Rate Portion may be converted into a LIBOR Loan or LIBOR Portion, respectively, after the occurrence and during the continuance of an Event of Default if the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions (and the Administrative Agent shall notify the Borrower of such determination), and provided, further, that any conversion of a LIBOR Loan or LIBOR Portion on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrower shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrower and appropriately completed, which specifies, among other things:

(i) The Revolving Loan Borrowing or the Portion of a Term Loan Borrowing which is to be converted, as applicable;

(ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted or the amount and Type of each Portion of a Term Loan Borrowing into which it is to be converted, as applicable;

(iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans or if any Portion of a Term Loan Borrowing is to be converted into a LIBOR Portion, the initial Interest Period selected by the Borrower for such LIBOR Loans or LIBOR Portion in accordance with Section 2.01(f), as applicable; and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 12:00 p.m. at least three Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan (or Base Rate Portion into a LIBOR Portion) or one Business Day before the date of the requested conversion of a LIBOR Loan into a Base Rate Loan (or a LIBOR Portion into a Base Rate Portion). Each Notice of Conversion shall be delivered by first-class mail or Electronic Transmission containing such signed and completed Notice of Conversion to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01 (or, in lieu of delivering a Notice of Conversion, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.01(e), provided, that such notice shall be immediately confirmed in writing by delivery of a duly executed Notice of Conversion by Electronic Transmission as described above); provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by Electronic Transmission. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Conversion relating to Revolving Loans and (y) each Term Lender of the contents of each Notice of Conversion relating to Term Loans or Portions thereof. For the avoidance of doubt, the provisions of this Section 2.01(e) relate to the conversion of the type of interest rate (LIBOR or Base Rate) applicable to the applicable Loans or Portions and do not permit the conversion of a Revolving Loan, Term Loan or Portion into any other kind of Loan provided hereunder.

(f) LIBOR Loan Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans, or a LIBOR Portion of a Term Loan

Borrowing, as applicable, shall be one (1), three (3) or six (6) months (or nine (9) or twelve (12) months with the consent of all relevant Lenders); provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Scheduled Maturity Date; (D) no LIBOR Loan or LIBOR Portion shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default if the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such Loan or continuation (and the Administrative Agent shall notify the Borrower of such determination); and (E) no Interest Period for any LIBOR Portion of a Term Loan Borrowing shall end after a Term Loan Installment Date unless, after giving effect to such Interest Period, the aggregate principal amount of the Base Rate Portion and all LIBOR Portions of Term Loan Borrowings having Interest Periods ending on or prior to such Term Loan Installment Date equals or exceeds the principal payment on such Term Loan Borrowing due on such Term Loan Installment Date.

(ii) The Borrower shall notify the Administrative Agent of the Borrower’s selection of a new Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of a Term Loan Borrowing, as applicable, by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrower and appropriately completed, not later than 12:00 p.m. at least three Business Days prior to the last day of each Interest Period for (x) a Revolving Loan Borrowing consisting of LIBOR Loans or (y) a LIBOR Portion of a Term Loan Borrowing, as applicable, of the Interest Period selected by the Borrower for the next succeeding Interest Period for such LIBOR Loans or LIBOR Portion; provided, however, that no LIBOR Loan or LIBOR Portion shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default if the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such continuations (and the Administrative Agent shall notify the Borrower of such determination). Each Notice of Interest Period Selection shall be given by first-class mail or Electronic Transmission containing such signed and completed Notice of Interest Period Selection to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01 (or, in lieu of delivering a Notice of Interest Period Selection, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.01(f); provided, that such notice shall be immediately confirmed in writing by delivery of a duly executed Notice of Interest Period Selection by Electronic Transmission as described above); provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by Electronic Transmission. If the Borrower shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of a Term Loan Borrowing, as applicable, in accordance with this Section 2.01(f), unless the next sentence of this clause (f)(ii) is applicable, the Borrower shall be deemed to have requested an Interest Period of one month. If an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan or LIBOR Portion and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit LIBOR Loans, such LIBOR Loan(s) and LIBOR Portion(s) shall automatically convert to Base Rate Loan(s) and Base Rate Portion(s), as applicable, on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans and (y) each Term Lender of the contents of each Notice of Interest Period Selection for a Term Loan Borrowing and Portions thereof.

(g) Scheduled Payments.

(i) Interest – All Loan and Portions. The Borrower shall pay accrued interest on the unpaid principal amount of each Revolving Loan Borrowing, each Term Loan Borrowing and each Portion thereof in arrears (i) in the case of a Base Rate Loan or Base Rate Portion, on the last Business Day of each March, June, September and December (commencing June 28, 2013), (ii) in the case of a LIBOR Loan or LIBOR Portion, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans and Portions, on the Maturity Date. All interest that is not paid when due shall be due on demand.

(ii) Scheduled Principal Payments – Revolving Loans and Unreimbursed Amounts. The Borrower shall repay the principal amount of the Revolving Loans and Unreimbursed Amounts on the Maturity Date. The Borrower shall also make the mandatory prepayments required by Section 2.06(c).

(iii) Scheduled Principal Payments – Initial Term Loans. The Borrower shall repay the principal amount of the Initial Term Loans on each Term Loan Installment Date in an amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans advanced on the Closing Date; provided, that the Borrower shall pay all outstanding principal on the Initial Term Loans, together with all accrued and unpaid interest thereon, on the Maturity Date; provided, further, that the scheduled installments of principal of the Initial Term Loans shall be reduced in connection with any optional or mandatory prepayments of the Initial Term Loans in accordance with Section 2.06.

(iv) Incremental Term Loans and Other Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders of Incremental Term Loans or Other Term Loans on each date set forth in the applicable Incremental Amendment or Refinancing Amendment, as applicable, such amount of such Incremental Term Loans or Other Term Loans as agreed in such Incremental Amendment or Refinancing Amendment.

The Borrower shall also make the mandatory prepayments required by Section 2.06(c), which shall be applied to the Loans in the manner set forth in Section 2.06(d).

2.02. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein, (A) each L/C Issuer shall (1) subject to Section 2.02(a)(ii)), in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.02, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, issue Letters of Credit in Dollars for the account of the Borrower in support of the obligations of the Borrower or any Restricted Subsidiary, and amend or renew Letters of Credit previously issued by it, in accordance with Section 2.02(b) below, and (2) honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party; provided, that each L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans would exceed such Revolving Lender’s Revolving Loan Commitment, or (z) the Effective Amount

of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the applicable L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.02(b)(iii), the expiry date of any requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(E) such Letter of Credit is in a face amount less than $100,000 (or such lesser amount agreed upon by such L/C Issuer) or denominated in a currency other than Dollars;

(F) such Letter of Credit is in violation of the ISP or other applicable Governmental Rule;

(G) (1) any fees due in connection with a requested issuance have not been paid, or (2) such L/C Issuer for such Letter of Credit, upon such L/C Issuer’s written request, shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the Borrower, applications, agreements and other documentation such L/C Issuer generally employs in the ordinary course of its business for the issuance of letters of credit of the type of such Letter of Credit; or

(H) any Lender is at such time a Deteriorating Lender, unless the Collateral Agent has received (as set forth below) Cash Collateral or similar security satisfactory to such L/C Issuer (in its sole discretion) from either the Borrower or such Deteriorating Lender in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c).

(iii) Each L/C Issuer shall be under no obligation to amend any Letter of Credit, except in accordance with the terms hereof applicable to the issuance of a new Letter of Credit.

None of the Lenders (other than any L/C Issuer in its capacity as such) shall have any obligation to issue any Letter of Credit. Any Letter of Credit which has been issued or deemed issued hereunder may be amended with only the consent of the Borrower, the L/C Issuer thereof and the beneficiary thereof at any time to reduce the amount outstanding thereunder. To the extent, in the case of GE Capital, that the issuance of a Letter of Credit in its own name is not acceptable to a beneficiary, GE Capital as L/C Issuer will use its commercially reasonable efforts to issue Letters of Credit through an issuing bank reasonably acceptable to such beneficiary.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application (or in such other written or electronic form as is acceptable to such L/C Issuer), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least four Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall (subject to Section 2.02(a)), on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. No L/C Issuer shall issue any Letter of Credit during the period commencing when it receives written notice from the Administrative Agent that one or more of the applicable conditions specified in Section 3.02 or Section 2.02(a) above are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No L/C Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.02 have been satisfied or duly waived in connection with the issuance of any Letter of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Revolving Lender upon the issuance of a Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided, that any such Evergreen Letter of Credit must permit the applicable L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such renewal if (A) the applicable L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, the Required Lenders or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied or duly waived. Notwithstanding anything to the contrary contained herein, the applicable L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the applicable L/C Issuer as a result of such drawing and the date on which payment is to be made by the applicable L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 12 noon, on the Business Day following the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer for all Unreimbursed Amounts owing to such L/C Issuer through the Administrative Agent which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent or by a Swing Line Borrowing (if available). If the Borrower fails to so reimburse the applicable L/C Issuer by such time or any such reimbursement by the Borrower is rescinded or set aside for any reason, such Unreimbursed Amount shall be payable on demand with interest thereon, and such L/C Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Lender of such failure, the Unreimbursed Amount and each such Revolving Lender’s Revolving Proportionate Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Business Day following the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or duly waived or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.02.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the applicable L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the date of payment by the applicable L/C Issuer under a Letter of Credit for any such draw under a Letter of Credit which shall be payable on the applicable Honor Date.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.02(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolving Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Revolving Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the daily Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other agreement or instrument relating thereto, or any term or provision therein or any modification to any provision of any of the foregoing;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii) the existence of any claim, counterclaim, set-off, abatement, recoupment, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

(vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(ix) any failure or delay in notice of shipments or arrival of any Property;

(x) any error in the transmission of any message relating to a Letter of Credit not caused by the applicable L/C Issuer, or any delay or interruption in any such message;

(xi) any error, neglect or default of any correspondent of the applicable L/C Issuer in connection with a Letter of Credit;

(xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the applicable L/C Issuer;

(xiii) the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the applicable L/C Issuer in connection with a Letter of Credit; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. The Borrower and the Revolving Lenders agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor any L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of any L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor any L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of such L/C Issuer shall be liable or responsible for any of the matters described in Sections 2.02(e)(i) – (xiv); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, (A) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Obligations with respect to such Letter of Credit in an amount equal to 103% of the then Effective Amount of the L/C Obligations. The Borrower hereby grants the Collateral Agent, for the benefit of each applicable L/C Issuer and the Revolving Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations with respect to such Letter of Credit. The Lien held by the Collateral Agent in such cash collateral to secure the Obligations with respect to any Letter of Credit shall be released upon the satisfaction of each of the following conditions: (1) such Letter of Credit shall no longer be outstanding, (2) all L/C Obligations with respect to such Letter of Credit shall have been repaid in full and (3) no Default or Event of Default shall have occurred and be continuing.

(ii) In addition to the provisions set forth in Section 2.02(a)(ii)(H), if at any time during which one or more Letters of Credit are outstanding, any Lender is at such time a Deteriorating Lender, then no later than five Business Days after written demand thereof from any L/C Issuer, the Borrower and/or the Deteriorating Lender (or just the Borrower to the extent the Deteriorating Lender fails to do so) shall provide the Collateral Agent with Cash Collateral or similar security satisfactory to such L/C Issuer (in its sole discretion) in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c) in an amount not less than the aggregate amount of such obligations. The Borrower and/or such Deteriorating Lender hereby grants to the Collateral Agent, for the benefit of such L/C Issuer, a security interest in all such Cash Collateral (and the Cash Collateral described in Section 2.02(a)(ii)(H)) and all proceeds of the foregoing. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Deteriorating Lender, the Borrower will, promptly upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim; provided, that, with respect to any Deteriorating Lender, such Cash Collateral shall be released (A) to the extent that such Deteriorating Lender ceases to be a Deteriorating Lender and (B) so long as no Default or Event of Default shall have occurred and be continuing. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the applicable L/C Issuer.

(iii) Cash Collateral shall be maintained in blocked deposit accounts under the sole control of the Collateral Agent and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Collateral Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral and from which the Borrower may not make withdrawals except as permitted by the Administrative Agent.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) and the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Proportionate Share, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans that are Revolving Loans applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid and shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Loans that are Revolving Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Loans that are Revolving Loans on each day during such quarter.

(j) Documentary and Processing Charges Payable to L/C Issuer and the Administrative Agent. The Borrower agrees to pay, with respect to all Letters of Credit issued by any L/C Issuer, to the Administrative Agent or such L/C Issuer, as appropriate, certain fees, documentary and processing charges as separately agreed between the Borrower and such L/C Issuer or otherwise in accordance with such L/C Issuer’s standard schedule in effect at the time of determination thereof. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Existing Letters of Credit. On the Closing Date (i) the Existing Letters of Credit shall be automatically and without further action by the parties thereto converted to Letters of Credit issued by GE Capital pursuant to this Section 2.02 and subject to the provisions hereof, and for this purpose the fees specified in Sections 2.02(i) and (j) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date and (ii) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations.

2.03. Swing Line.

(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender shall make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day during the period from the Closing Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Revolving Lender of Revolving Loans, may exceed the amount of such Revolving Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender (other than the Swing Line Lender), plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan. Furthermore, before making any Swing Line Loans (if at such time any Lender is a Deteriorating Lender), the Swing Line Lender may condition the provision of such Swing Line Loans on its receipt of Cash Collateral or similar security satisfactory to the Swing Line Lender (in its sole discretion) from either the Borrower or such Deteriorating Lender in respect of such Deteriorating Lender’s risk participation in such Swing Line Loans as set forth below. The Borrower and/or such Deteriorating Lender hereby grants to the Collateral Agent, for the benefit of the Swing Line Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Collateral Agent and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Collateral Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate risk participation of such Deteriorating Lender in the relevant Swing Line Loan, the Borrower and/or such Deteriorating Lender will, promptly upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim; provided, that, with respect to any Deteriorating Lender, such Cash Collateral shall be released (A) to the extent that such Deteriorating Lender ceases to be a Deteriorating Lender and (B) so long as no Default or Event of Default shall have occurred and be continuing. At such times as there are Swing Ling Loans outstanding for which funds are on deposit as Cash Collateral, such funds shall be applied as and when determined by the Swing Line Lender, to the extent permitted under applicable Governmental Rules, to reimburse and otherwise pay the applicable obligations owing to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be requested pursuant to the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $250,000 or an integral multiple of

$100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed immediately by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower, which notice may be delivered by Electronic Transmission. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 12:00 p.m., on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied or duly waived, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m., on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing

Line Lender at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Revolving Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Subject to Section 2.07(c), each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Revolving Lender’s Revolving Proportionate Share of any Swing Line Loan, interest in respect of such Revolving Proportionate Share shall be solely for the account of the Swing Line Lender. The Borrower shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each March, June, September and December (commencing June 28, 2013) and at maturity.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04. Amount Limitations, Commitment Reductions, Etc.

(a) Optional Reduction or Cancellation of Commitments. The Borrower may, upon three Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i) The Borrower may not reduce the Total Revolving Loan Commitment prior to the Scheduled Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment; and

(ii) The Borrower may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan, any Swing Line Loan or any L/C Obligation (unless Cash Collateralized) would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided, that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of an asset sale or capital raising event, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b) Mandatory Reduction of Commitments.

(i) The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

(ii) The Total Term Loan Commitment shall be automatically and permanently reduced to zero at the close of business on the Closing Date.

(c) Effect of Revolving Loan Commitment Reductions. From the effective date of any reduction of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced. Subject to Section 2.17, once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Revolving Lenders. Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) or Section 2.04(b)(i) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with Section 2.10(a)(i).

2.05. Fees.

(a) Engagement Letter. The Borrower will pay all fees set forth in the amounts and at the times set forth in the Engagement Letter.

(b) GE Capital Parties’ Fee; Other Fees. The Borrower shall pay to the GE Capital Parties, for their respective accounts, agent’s fees and other compensation in the amounts and at the times set forth in the Fee Letters (other than fees already paid pursuant to the Engagement Letter).

(c) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in Section 2.10(a)(v), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrower shall pay the Commitment Fees in arrears (calculated on a 360-day basis) on the last Business Day of each March, June, September and December (commencing June 28, 2013) and on the Scheduled Maturity Date (or if all of the Total Revolving Commitment is cancelled on a date prior to the Scheduled Maturity Date, on such prior date).

2.06. Prepayments.

(a) Terms of All Prepayments.

(i) Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay (A) if a LIBOR Loan or LIBOR Portion is being prepaid under Section 2.06(b) or Section 2.06(c), to the Administrative Agent for the account of the Lender that made such LIBOR Loan or LIBOR Portion all accrued interest to the date of such prepayment on the amount prepaid, (B) if a prepayment is made upon acceleration, to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (C) to such Lender if such prepayment is the prepayment of a LIBOR Loan or of a LIBOR Portion on a day other than the last day of an Interest Period for such LIBOR Loan or such LIBOR Portion, all amounts payable to such Lender pursuant to Section 2.13.

(ii) Repricing Transaction. If on or prior to the date that is six (6) months after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Initial Term Loan in connection with a Repricing Transaction (other than prepayments pursuant to Section 2.06(c)(iv), (vi) and (vii)), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (including, if applicable, any Non-Consenting Lender), (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (such fee, as applicable, the “Prepayment Premium”).

(b) Optional Prepayments.

(i) At its option, the Borrower may, upon notice by the Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof or, if less, the principal amount of all outstanding Swing Line Loans. Each such notice shall specify the date and specify a minimum amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(ii) At any time there are no Swing Line Loans outstanding, at their option, the Borrower may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans, upon notice from the Borrower to the Administrative Agent no later than 12:00 p.m. on the date of prepayment, at any time or from time to time, voluntarily prepay the Base Rate Loans or LIBOR Loans in any Revolving Loan Borrowing in whole or in part without premium or penalty; provided, that any such prepayment shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or, if less, the principal amount of all outstanding Revolving Loans. Each such notice shall specify the date and specify a minimum amount of such prepayment; provided, that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loans, the Borrower shall be subject to the payments required by Section 2.13. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) At its option, the Borrower may, subject to payment of the Prepayment Premium, if applicable, and further subject to Section 2.13 in the case of LIBOR Portions, upon notice from the Borrower to the Administrative Agent no later than 12:00 p.m. on the date of prepayment, prepay the Base Rate Portions or LIBOR Portions in a Term Loan Borrowing in whole or in part, in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided, that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan or LIBOR Portion, the Borrower shall be subject to the payments required by Section 2.13. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that any such notice may be conditioned on the effectiveness of new credit facilities that are contemplated to refinance the Obligations or on the consummation of an asset sale or capital raising event and may be revoked to the extent such condition is not satisfied. Unless an Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b)(iii) shall be applied as directed by the Borrower or, if the Borrower fails to provide such direction (A) first, to prepay the remaining installments of principal on the Term Loans in direct order of application, (B) then to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding without permanent reduction of the Total Revolving Loan Commitment, (C) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding, without permanent reduction of the Total Revolving Loan Commitment and (D) otherwise, to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, without permanent reduction of the Total Revolving Loan Commitment.

(iv) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, prepayments under this Section 2.06(b) shall be applied to prepay the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with (x) the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to prepay the Swing Line Loans in full, second to prepay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations and (y) the portion allocated to the Term Loans to be applied to prepay the remaining installments of principal on the Term Loans (including the final installment) on a pro rata basis.

(c) Mandatory Prepayments. The Borrower shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations (to the extent not already Cash Collateralized) then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrower shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.

(ii) The Borrower shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

(iii) [Reserved].

(iv) If, at any time after the Closing Date, any Loan Party or any Restricted Subsidiary receives Net Proceeds from any Asset Sale (other than any Sale-Leaseback Transaction permitted under Section 5.02(j)(ii)), the Borrower shall, not later than five Business Days after the completion of each such sale or other disposition, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d) (or, in the case of Credit Agreement Refinancing Indebtedness, in the manner set forth in the applicable Refinancing Amendment), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from any such sale or disposition; provided, that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds from any Asset Sale (such Permitted Pari Passu Secured Refinancing Debt required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided, further, that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this clause (iv) shall be reduced accordingly; provided, further that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.06(c)(iv) with respect to any sale or other disposition (a “Relevant Sale”) if the Borrower advises the Administrative Agent in writing within five Business Days after the time the Net Proceeds from such Relevant Sale are received that the applicable Loan Party intends to reinvest all or any portion of such Net Proceeds, or a portion thereof, in long-term productive assets of a kind then used or usable in the business of the Loan Parties to the extent the acquisition of such assets occurs within 365 days from the date of such Relevant Sale. If, at any time after the occurrence of a Relevant Sale the 365-day period set forth in the preceding sentence shall elapse without the action required thereby, then the Borrower shall immediately prepay (or Cash Collateralize, as applicable), the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(iv).

(v) If, at any time after the Closing Date, any Loan Party or any Restricted Subsidiary issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments not expressly permitted to be incurred or issued pursuant to Section 5.02(b) or that constitutes Credit Agreement Refinancing Indebtedness, the Borrower shall, not later than five Business Days after such issuance or incurrence, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.

(vi) Not later than five Business Days after the date (the “Receipt Date”) of receipt by any Loan Party or any Restricted Subsidiary (or the Collateral Agent) of any Net Insurance Proceeds or Net Condemnation Proceeds which exceed $2,500,000 in connection with a particular circumstance or event, the Borrower shall prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d) (or, in the case of Credit Agreement Refinancing Indebtedness, in the manner set forth in the applicable Refinancing Amendment) in an amount equal to such Net Insurance Proceeds or Net Condemnation Proceeds; provided, that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt pursuant to the terms of Other Applicable Indebtedness, then the Borrower may apply such Net Insurance Proceeds or Net Condemnation Proceeds (“Applicable Proceeds”) on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided, further, that the portion of such Applicable Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Applicable Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Applicable Proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this clause (vi) shall be reduced accordingly; provided, further that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.06(c)(vi) with respect to any particular Net Insurance Proceeds or Net Condemnation Proceeds if the Borrower advises the Administrative Agent in writing within five Business Days after the related Receipt Date that it or another Loan Party intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds were derived or reinvest such Net Insurance Proceeds or Net Condemnation Proceeds, or a portion thereof, in long-term productive assets of a kind then used or useable in the business of Loan Parties within 365 days after the related Receipt Date. If, at any time after the occurrence of a Receipt Date, the 365-day period set forth in the preceding sentence shall elapse without the action required, then the Borrower shall immediately prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(vi).

(vii) Not later than 95 days after the end of each fiscal year (beginning with the fiscal year ending on or about December 30, 2014), the Borrower shall immediately prepay (or Cash Collateralize, as applicable) the outstanding Term Loans and other Obligations in the manner set forth in Section 2.06(d) in an aggregate principal amount equal to 50% of the Excess Cash Flow for such fiscal year minus the principal amount of Term Loans voluntarily prepaid during such fiscal year; provided, that (i) if the Consolidated Senior Leverage Ratio is equal to or less than 2.75:1 but greater than 2.00:1 as of the end of such fiscal year, the prepayment of the Loans required under this clause (vii) will be 25% of the Excess Cash Flow for such fiscal year minus the principal amount of Term Loans voluntarily prepaid during such fiscal year and (ii) if the Consolidated Senior Leverage Ratio is equal to or less than 2.00:1 as of the end of such fiscal year, no prepayment of Loans under this clause (vii) shall be required for such fiscal year.

(viii) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.06(c), (A) a certificate signed by a Senior Finance Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate signed by a Senior Finance Officer of the Borrower demonstrating the derivation of the additional amount resulting in such excess.

(d) Application of Loan Prepayments. Except as may otherwise be set forth in any Refinancing Amendment, Term Extension Request or any Incremental Amendment, all prepayments required under Sections 2.06(c)(iii)-(vii) shall be applied: (A) first, to prepay the remaining installments of principal on the Term Loans first in direct order of maturity to the four amortization payments of the Term Loans originally scheduled to be paid immediately after such prepayment date (to the extent not previously prepaid) and, thereafter, to repay the outstanding principal balance of the Term Loans on a pro rata basis, (B) then to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (C) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (D) then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and Base Rate Portions and then if any funds remain, to prepay LIBOR Loans and LIBOR Portions.

2.07. Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrower shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 1:00 p.m. on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, if appropriate.

(c) Default Rate. If all or a portion of any outstanding Obligations hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such overdue amount at a rate per annum equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Revolving Loans that are Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand. Upon the occurrence and during the continuation of an Event of Default described in Section 6.01(f) or (g) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the Default Rate (such Default Rate becoming effective on such date of occurrence of such Event of Default without notice and shall be immediately due and payable without notice or demand). Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Governmental Rules.

(d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower at least one Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b), Section 2.08(c), and Section 2.08(d). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and each Portion thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and LIBOR Portion, (iv) the date and amount of each principal and interest payment on each Loan and Portion and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b) Revolving Loan Notes. Upon request by any Revolving Lender, each Revolving Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to such Revolving Lender or its registered assignees, (ii) in the amount of such Revolving Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. The Borrower authorizes each Revolving Lender to record on the schedule annexed to such Revolving Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Revolving Lender and of each payment or prepayment of principal thereon made by the Borrower, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Revolving Lender to make, or any error by any Revolving Lender in making, any such notation shall not affect the Borrower’s Obligations. The Borrower further authorizes each Revolving Lender to attach to and make a part of such Revolving Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Revolving Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Revolving Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (w) payable to such Revolving Lender or its registered assignees, (x) in the amount of such Revolving Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

(c) Term Loan Notes. Upon request by any Term Lender, each Term Lender’s Term Loan shall be evidenced by a promissory note in the form of Exhibit F (individually, a “Term Loan Note”) which note shall be (i) payable to such Term Lender or its registered assignees, (ii) in the amount of such Term Lender’s Term Loan, (iii) dated the Closing Date and (iv) otherwise appropriately completed. If, because any Term Lender designates separate Applicable Lending Offices for Base Rate Portions and LIBOR Portions, such Term Lender requests that separate promissory notes be executed to evidence separately such Portions, then each such note shall be in the form of Exhibit F, mutatis mutandis to reflect such division, and shall be (w) payable to such Term Lender or its registered assignees, (x) in the amount of such Term Lender’s Term Loan, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Term Loan Note.

(d) Swing Line Notes. Upon request by the Swing Line Lender, the Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit G (individually, a “Swing Line Note”) which note shall be (i) payable to the Swing Line Lender or its registered assignees, (ii) in the amount of the Swing Line Sublimit, (iii) dated the Closing Date and (iv) otherwise appropriately completed.

2.09. Loan Funding.

(a) Lender Funding and Disbursement to the Borrower. Each Lender shall, before 1:00 p.m. on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at per annum rates equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of any Borrowing is not paid to the Administrative Agent by such Lender within three Business Days after the date of such Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

2.10. Pro Rata Treatment.

(a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

(i) Each Revolving Loan Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) Each Term Loan Borrowing shall be made or shared among the Lenders pro rata according to their respective Term Proportionate Shares;

(iii) Except for any Auction Permitted Term Loan Purchase made in accordance with Section 8.05(c)(iv) or to the extent contemplated in connection with any Refinancing Amendment and except as provided in the last paragraph of Section 2.10(b) hereof, each payment by any Loan Party of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iv) Each payment by any Loan Party of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(v) Each payment by any Loan Party of Commitment Fees and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(vi) Each payment of interest by any Loan Party (other than interest on Loans) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(vii) All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments, Etc. If any Lender shall obtain any payment from any Loan Party (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

For the avoidance of doubt, the provisions of this Section 2.10(b) shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or in Swing Line Loans to any assignee or participant or (z) any Auction Permitted Term Loan Purchase made in accordance with Section 8.05(c)(iv).

2.11. Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or LIBOR Portion, (i) the Administrative Agent determines that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) the Administrative Agent shall be advised in writing by the Required Lenders that the rate of interest for such Loan or Portion, as the case may be, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such LIBOR Loan or LIBOR Portion, the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrower that the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be suspended. Any LIBOR Loans or LIBOR Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans or LIBOR Portions into Base Rate Loans or Base Rate Portions, as the case may be, unless such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan or LIBOR Portion as determined in good faith by such Lender (such determination shall be made only after consultation with the Administrative Agent), such Lender shall immediately notify the Administrative Agent and the Borrower in writing of such Change of Law. Upon receipt of such notice, (i) the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions with respect to such Lender shall be terminated, and (ii) the Borrower shall, at the request of such Lender, pursuant to Section 2.01(e), convert any such then outstanding LIBOR Loans or LIBOR Portions of such Lender into Base Rate Loans or Base Rate Portions, as the case may be, at the earlier to occur of the expiration of the current Interest Period for such LIBOR Loans or LIBOR Portions or when required by law. Any conversion or prepayment of LIBOR Loans or LIBOR Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans or LIBOR Portions shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion, all Revolving Loans and all Portions of the Term Loan of such Lender shall be Base Rate Loans and Base Rate Portions, respectively.

(c) Increased Costs. If after the date of this Agreement, any Change of Law:

(i) Shall subject any Lender or the Administrative Agent to any Tax, duty or other charge with respect to any Loan or Letter of Credit, or shall change the basis of taxation of payments by the Borrower to any Lender or the Administrative Agent under this Agreement (in each case, except for Indemnified Taxes covered by Section 2.12 and Excluded Taxes); or

(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans or Portions), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or LIBOR Portion; or

(iii) Shall impose on any Lender any other condition related to any LIBOR Loan or LIBOR Portion or such Lender’s Commitments;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or its Commitments or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts; provided, that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within 15 Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital; provided, that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.12. Taxes on Payments.

(a) Except as otherwise expressly provided in this Section 2.12, all payments made by the Borrower to the Lenders or the Administrative Agent under this Agreement or any other Credit Document shall be made free and clear of, and without deduction for, any and all Taxes, other than Excluded Taxes (all such nonexcluded taxes being referred to herein as “Indemnifiable Taxes”). If Taxes are imposed in respect of any sum payable hereunder to any Lender or the Administrative Agent, then (i) subject to the penultimate sentence of Section 2.12(e), with respect to any Indemnifiable Taxes the sum payable shall be increased by the amount necessary so that after making all required deductions in respect of such Indemnifiable Taxes (including any Indemnifiable Taxes imposed by any jurisdiction on amounts payable under this Section 2.12), such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such required deductions with respect to such sum and (iii) the Borrower shall pay the full amount deducted with respect to such Taxes to the relevant taxing authority or other Governmental Authority in accordance with applicable law. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(b) Subject to the penultimate sentence of Section 2.12(e), the Borrower agrees to indemnify the Administrative Agent and each Lender for the full amount of all Indemnifiable Taxes and Other Taxes (including any Indemnifiable Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12(b)) paid by the Administrative Agent or such Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnifiable Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days following the date the Borrower receives from the Administrative Agent or such Lender a written demand therefor setting forth the basis for such indemnification (which written demand shall be made within sixty (60) days of the date the Administrative Agent or such Lender receives written demand for payment of any Indemnified Taxes or Other Taxes from the relevant Governmental Authority, provided, however, that a failure to provide such written demand shall not be a condition to, and shall not constitute a waiver of, the Administrative Agent or such Lender’s right to be indemnified hereunder).

(c) Within 30 days after the date of any payment of any Taxes paid or withheld by Borrower under this Section 2.12, the Borrower will furnish to the Administrative Agent, at the Administrative Agent’s Office, the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of principal, interest and all other Obligations hereunder.

(e) On or prior to the date of the initial Loans or, if such date does not occur within 30 days after the date such Lender becomes a party to this Agreement, by the end of such 30-day period and with respect to an Assignee Lender prior to or on the date such Assignee Lender becomes a party to this Agreement, (I) each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments of interest under this Agreement without deduction, withholding or backup withholding of any United States federal income taxes, or (B) if such Non-U.S Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and cannot deliver either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (with respect to a complete exemption under an income tax treaty) pursuant to clause (A) above (any such lender, a “Non-Bank Lender”), (x) a certificate substantially in the form of Exhibit K (any such certificate, a “Non-Bank Certificate”) and (y) two accurate and properly completed original signed copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Non-U.S. Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, (II) each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the IRC and has not established its exemption from U.S. federal income tax withholding to the reasonable satisfaction of the Borrower, shall deliver to the Borrower and the Administrative Agent two properly completed and duly executed copies of United States Internal Revenue Service Form W-9 and (III) each Non-U.S. Lender that is not a beneficial owner shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8IMY accompanied by Form W-8ECI, Form W-8BEN, a Non-Bank Certificate, Form W-9 and/or other required certification documents from each beneficial owner, as applicable. Each such Lender further agrees (i) promptly to notify the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction, withholding or backup withholding of Indemnifiable Taxes and (ii) if such Lender has not so notified the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction, withholding or backup withholding of Indemnifiable Taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) and Section 2.12(f) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrower and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction, withholding or backup withholding of Indemnifiable Taxes. Notwithstanding the foregoing, no Lender shall be required to provide the forms and certifications described in this Section 2.12(e) unless such Lender is legally entitled to do so. If a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) fails to comply with this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) by failing to provide the certificates or other evidence required by the applicable provision to establish that such Lender is, at the time it becomes a Lender hereunder or after the expiration, obsolescence or an event requiring a change in the most recent such certificate or form delivered by such Lender, entitled to receive payments under this Agreement without deduction, withholding or backup withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) or Section 2.12(b) for any such taxes imposed on such Lender as a result of such failure. Notwithstanding the foregoing sentence, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.12(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date, or with respect to an Assignee Lender the date such Lender becomes a party to this Agreement, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting, withholding, or backup withholding of income or similar taxes.

(f) If a payment made to or on behalf of a Lender hereunder or under any other Credit Document would be subject to United States withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable) unless such Lender determines that it will not comply, such Lender shall use commercially reasonable efforts to deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Administrative Agent, (A) two accurate, complete and signed certifications prescribed by applicable law and/or reasonably satisfactory to the Borrower and the Administrative Agent that establish that such payment is exempt from United States withholding Tax imposed by FATCA and (B) any other documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting and other requirements of FATCA. Solely for purposes of this Section 2.12 (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Any Lender claiming any additional amounts in respect of Indemnifiable Taxes payable pursuant to this Section 2.12, upon the request of Borrower, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or file any certificate or document, if such action would avoid the need for or reduce the amount of any such Indemnifiable Taxes attributable to the Loans and would not, in the sole determination of such Lender, result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to such Lender.

(h) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnifiable Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Indemnifiable Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay any such amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant taxing authority or other Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such taxing authority or Governmental Authority. This Section 2.12(h) shall not be construed to require the Administrative Agent or any Lender to make available any of its Tax Returns or any other information that it deems to be confidential or proprietary.

(i) Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 2.12 shall be construed to require the Administrative Agent or any Lender to make available any of its Tax Returns or any other information that it deems to be confidential or proprietary.

2.13. Funding Loss Indemnification. If the Borrower shall (a) repay, prepay or convert any LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or LIBOR Portion for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) but excluding as a result of a default by any Lender to make the applicable Loan, (c) fail to convert any Revolving Loans into LIBOR Loans or any Portion of any Term Loan Borrowing into a LIBOR Portion in accordance with a Notice of Conversion delivered to the Administrative Agent, or (d) fail to continue a LIBOR Loan or LIBOR Portion for which a Notice of Interest Period Selection has been delivered to the Administrative Agent, the Borrower shall pay to the appropriate Lender within five Business Days after demand a prepayment fee, failure to borrow fee, failure to convert fee or fail to continue fee, as the case may be (determined as though 100% of the LIBOR Loan or LIBOR Portion had been funded in the London interbank eurodollar currency market), equal to the sum of:

(a) the amount, if any, by which (i) the additional interest that would have accrued on the amount prepaid or not borrowed at the LIBOR Rate (without giving effect to any “floor”) for LIBOR Loans and LIBOR Portions if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(b) all reasonable out-of-pocket expenses incurred by such Lender directly attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error. The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14. Security.

(a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrower under the Security Documents (or, in the case of any Mortgage, the Obligations described in such Mortgage and subject to any limitation specifically set forth therein). All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement and the obligations thereunder do not constitute Excluded Swap Obligations, each Lender Rate Contract shall be secured by the Lien of the Security Documents on a pari passu and ratable basis with the principal amount of the Loans as set forth in Section 6.02. Lender Bank Products shall be secured by the Lien of the Security Documents with the priority relative to the other Obligations as set forth in Section 6.02.

(b) Further Assurances. The Borrower shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings) as the Administrative Agent or the Collateral Agent may reasonably request to:

(i) grant, perfect, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, in any or all present and future property of the Borrower and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents.

In furtherance of the foregoing, the Borrower shall, and shall cause each Guarantor to, enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any Excluded Account) as of or after the Closing Date; provided, that the parties hereto hereby agree that the Borrower shall as soon as practicable after the Closing Date (and in any event within 60 days from the Closing Date) (or such longer period of time acceptable to the Administrative Agent) obtain each of the Control Agreements required to be obtained pursuant to this Section 2.14 for accounts existing as of the Closing Date. For purposes hereof, “Excluded Accounts” shall mean, collectively, (i) any deposit account of any Loan Party which is used exclusively for the payment of payroll, employee benefits, withholding taxes or workman’s compensation, (ii) zero balance accounts and (iii) any other deposit, securities, commodity or similar account of any Loan Party, so long as the aggregate amount of available funds on deposit does not at any time exceed (x) $50,000 for any such account or (y) $250,000 for all such accounts.

In the event that any Loan Party establishes a new deposit, securities, commodity or similar account that is not an Excluded Account or any existing account ceases to be an Excluded Account, such Loan Party shall promptly notify the Administrative Agent and take commercially reasonable efforts to promptly, and in any event within 30 days (or such longer period of time acceptable to the Administrative Agent) from the establishment of such new account or the date such existing account ceases to be an Excluded Account, as applicable, enter into a Control Agreement with respect to such account.

Notwithstanding anything to the contrary in the foregoing, the Loan Parties will not be required (x) to enter into or obtain any mortgage or deed of trust with respect to any lease, (y) to enter into or obtain any mortgage or deed of trust with respect to any fee interest in real property except as required under Section 5.01(k) or Section 5.01(l) or (z) to enter into any Control Agreements except as required by this Section 2.14.

The Borrower shall fully cooperate with the Administrative Agent, the Collateral Agent and the Lenders and perform all additional acts requested by the Administrative Agent, the Collateral Agent or any Lender to effect the purposes of this Section 2.14.

2.15. Replacement of the Lenders. If (a) any Lender shall become a Deteriorating Lender or Defaulting Lender, (b) any Lender shall suspend its obligation to make or maintain LIBOR Loans or LIBOR Portions pursuant to Section 2.11(b) for a reason which is not applicable generally to the other Lenders, (c) any Lender shall demand any payment under Section 2.11(c) or 2.11(d) for a reason which is not applicable generally to other Lenders or (d) a Lender refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 8.04 requires consent of 100% of the Lenders or 100% of the affected Lenders and the consent of the Required Lenders has been obtained with respect to such amendment, modification or waiver (a “Non-Consenting Lender”), then the Administrative Agent or the Borrower may replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right, it must do so within 60 days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a replacement Lender that is an Eligible Assignee and is reasonably acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent or the Borrower stating that the Administrative Agent is or the Borrower is, as applicable, exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount as is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees (including any Prepayment Premium, if applicable) to which it is entitled (and to the extent such affected Lender fails to execute an Assignment Agreement as provided in this Section 2.15, such assignment shall be deemed to have occurred without the need to execute and deliver such Assignment Agreement); provided, however, that if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this Section 2.15 shall include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.

2.16. Obligation of Lenders and Issuing Lenders to Mitigate. Each Lender and L/C Issuer agrees that, as promptly as practicable after the officer of such Lender or L/C Issuer responsible for administering the Loans or Letters of Credit of such Lender or L/C Issuer, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an affected Lender or that would entitle such Lender or L/C Issuer to receive payments under Sections 2.11(c) or 2.11(d), it will use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender or the Loans or Letters of Credit of such Lender or L/C Issuer through another lending or letter of credit office of such Lender or L/C Issuer, if (i) as a result thereof the circumstances which would cause such Lender to be an affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or L/C Issuer pursuant to Sections 2.11(c) or 2.11(d) would be materially reduced and (ii) as determined by such Lender or L/C Issuer in its sole discretion, such action would not otherwise be disadvantageous to such Lender or L/C Issuer; provided, that such Lender or L/C Issuer will not be obligated to utilize such other lending or letter of credit office pursuant to this Section 2.16 unless the Borrower agrees to pay all incremental expenses incurred by such Lender or L/C Issuer as a result of utilizing such other lending or letter of credit office as described above.

2.17. Incremental Borrowings.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more incremental term facilities (the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”) and/or (ii) one or more increases in the aggregate Revolving Loan Commitments (the “Incremental Revolving Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans;” the Incremental Revolving Facilities, together with the Incremental Term Facilities, the “Incremental Facilities;” the Incremental Revolving Loans, together with the Incremental Term Loans, the

“Incremental Loans”). Each Incremental Term Facility shall be in an aggregate principal amount that is not less than $10,000,000 and each Incremental Revolving Facility shall be in an aggregate principal amount that is not less than $5,000,000 (in each case, provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Facilities shall not exceed $50,000,000; provided, that the aggregate amount of Incremental Revolving Facilities shall not exceed $10,000,000. The following shall be the only conditions to the effectiveness of any Incremental Facility: (a) each Incremental Facility shall rank pari passu in right of payment and of security with the Loans, (b) each Incremental Term Facility shall not mature earlier than the Latest Maturity Date, (c) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than that of the then-existing Term Loans, (d) subject to clauses (b) and (c) above, the amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder, (e) the interest rate margin applicable to any Incremental Term Facility will be determined by the Borrower and the lenders providing such Incremental Term Facility; provided, that in the event that the All-In Yield applicable to any Incremental Term Facility exceeds the All-In Yield of the Initial Term Loans existing at such time by more than 0.50% per annum, the interest rate margins for the Initial Term Loans shall be automatically increased by an amount equal to the difference between the All-In Yield with respect to the Incremental Term Facility and the All-In-Yield on the Initial Term Loans, minus 0.50% per annum, (f) the representations and warranties contained in the Credit Documents shall be accurate in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) immediately before and after the effectiveness of any Incremental Amendment referred to below and the incurrence of such Incremental Facility, (g) any Incremental Revolving Facility shall be on terms and pursuant to documentation applicable to the Revolving Facility, (h) no Default or Event of Default shall have occurred and be continuing, (i) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 5.02(a) after giving effect thereto (calculated as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable), (j) except as otherwise required or permitted in clauses (a) through (f) above, all other terms of any Incremental Term Facility, if not consistent with the terms of the Term Facility, shall be no more favorable, taken as a whole, to the lenders providing such Incremental Term Facility than those applicable to the Term Facility; provided, that a certificate of a Responsible Officer delivered to the Administrative Agent at least seven (7) Business Days prior to the incurrence of such Incremental Term Facility, together with a reasonably detailed description of the material terms and conditions of such Incremental Term Facility or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (j) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within three (3) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees) and (k) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing. Any Incremental Term Facility may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as the Term Facility in any voluntary or mandatory prepayments hereunder, as specified in the applicable Incremental Amendment. Each notice from the Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. The Borrower will seek any Incremental Facility from existing Lenders and/or from additional banks, financial institutions and other institutional lenders that will become Additional Lenders in connection therewith and on terms permitted in this Section 2.17 and otherwise on terms reasonably acceptable to the Administrative Agent; provided, that with respect to any Incremental Revolving Facility, the Administrative Agent, each L/C Issuer and the Swing Loan Lender shall consent (in each case, such consent not to be unreasonably withheld or delayed) to each Lender’s or Additional Lender’s providing all or a portion of such Incremental Revolving Facility if such consent by the Administrative Agent, the applicable Issuer and the Swing Loan

Lender, as the case may be, would be required under Section 8.05(c) for an assignment of Revolving Loans or Revolving Commitments to such Lender or Additional Lender. For the avoidance of doubt, no Affiliated Lender may provide any Incremental Revolving Facility and any Affiliated Lender that provides any Incremental Term Facility shall be subject to the limitations on Affiliated Lenders set forth in Section 8.05(j) (including the Affiliated Lender Cap). Commitments in respect of any Incremental Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable judgment of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Loan, the Borrowing under) any Incremental Amendment shall be subject to the satisfaction or waiver on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in this Section 2.17 and in Section 3.02 (it being understood that all references to “the date of such Borrowing” or similar language in such Section 3.02 shall be deemed to refer to the Incremental Facility Closing Date for such Incremental Amendment), unless the condition set forth in Section 3.02(b)(ii) is otherwise agreed to, consented to or waived by the lenders providing such Incremental Facility in accordance with the terms of this Section 2.17. The Borrower shall use the proceeds of any Incremental Facility for any purpose not prohibited by this Agreement.

(b) Upon each increase in the Revolving Commitments pursuant to an Incremental Revolving Facility, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of the Incremental Revolving Facility (each an “Incremental Revolving Facility Lender”) in respect of such increase, and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Lender and (ii) if, on the date of such increase, there are any Revolving Loans outstanding, Revolving Lenders with increased Revolving Commitments shall purchase participations in the existing Revolving Loans such that, after giving effect to such purchase, each Revolving Lender holds its Proportionate Share of such Revolving Loan. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c) This Section 2.17 shall supersede any provisions in Section 2.07 or 8.04 to the contrary.

2.18. Extensions of Revolving Commitments.

(a) Request for Extended Revolving Commitments. The Borrower may at any time and from time to time, upon written request to the Administrative Agent (each, a “Revolving Extension Request”), request that the then existing Revolving Commitments (each, an “Existing Revolving Commitment”) be amended to, among other things, extend the applicable Scheduled Maturity Date with respect thereto to a date that is no earlier than the then Latest Maturity Date of the Revolving Facility hereunder (any such Revolving Commitments so amended, “Extended Revolving Commitments” and the Loans thereunder, “Extended Revolving Loans”); provided, that (i) any such Extended Revolving Commitments (and the Liens securing the same) shall be permitted by the terms of any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement then in effect and (ii) any such

Extended Revolving Commitments shall be offered on the same terms (including as to the proposed interest rates and fees) to each Revolving Lender under the applicable Existing Revolving Commitments on a ratable basis. Promptly after receipt of any Revolving Extension Request, the Administrative Agent shall provide a copy of such request to each of the Revolving Lenders under the applicable Existing Revolving Commitments to be amended, which request shall set forth the proposed terms of the Extended Revolving Commitments to be established. At the time of sending such notice, the Borrower shall specify the time period within which each applicable Revolving Lender is requested to respond to such request (which shall in no event be less than five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) from the date of delivery of such notice to such Revolving Lenders) and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.18.

(b) Election to Extend. Any Revolving Lender wishing to have all or a portion of its Revolving Commitments under the Existing Revolving Commitments amended into Extended Revolving Commitments (each, an “Extending Revolving Lender”) pursuant to a Revolving Extension Request shall notify the Administrative Agent on or prior to the date specified in such Revolving Extension Request of the amount of its Revolving Commitments it has elected to be amended (subject to any minimum denomination requirements imposed by the Borrower). No Revolving Lender shall have any obligation to agree to provide any Extended Revolving Commitment pursuant to any Revolving Extension Request. Any Revolving Lender not responding within such time period shall be deemed to have declined to have its Revolving Commitments under the Existing Revolving Commitments amended into Extended Revolving Commitments. The Administrative Agent shall notify the Borrower and each Revolving Lender under the applicable Existing Revolving Commitments of responses to such Revolving Extension Request. In the event that the aggregate principal amount of Existing Revolving Commitments that the Extending Revolving Lenders have elected to amend pursuant to the relevant Revolving Extension Request exceeds the amount of Extended Revolving Commitments requested by the Borrower, the principal amount of Extended Revolving Commitments requested by the Borrower shall be allocated to each Extending Revolving Lender in such manner and in such amounts as may be agreed by the Administrative Agent and the Borrower, in their sole discretion. Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically to all Existing Revolving Commitments for purposes of the obligations of a Lender with a Revolving Commitment in respect of Letters of Credit under Section 2.02 and Swing Line Loans under Section 2.03, except that the applicable Revolving Extension Amendment may provide that the commitment of the Swing Line Lender to make Swing Line Loans and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued so long as the Swing Line Lender and/or the L/C Issuer, as applicable, have consented to such extensions.

(c) New Revolving Commitment Lenders. Following any Revolving Extension Request made by the Borrower in accordance with Sections 2.18(a) and 2.18(b), if the Revolving Lenders under the applicable Existing Revolving Commitments shall have declined to provide the entire amount of Extended Revolving Commitments requested by the Borrower, the Borrower may request that other banks, financial institutions or other institutional lenders or investors who are willing to provide an Extended Revolving Commitment hereunder (each a “New Revolving Commitment Lender”) become Revolving Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower; provided, that (i) the Extended Revolving Commitments of such New Revolving Commitment Lenders with respect to a relevant Revolving Extension Request shall (A) not exceed the amount necessary to achieve the requested amount of Extended Revolving Commitments under such Revolving Extension Request and (B) except as provided in Section 2.18(e), be on identical terms as those offered to the existing Revolving Lenders under the applicable Existing Revolving Commitments and (ii) prior to the effectiveness of any Extended Revolving Commitment of any New

Revolving Commitment Lender, the Administrative Agent, each L/C Issuer and/or the Swing Loan Lender shall have consented (such consent not to be unreasonably withheld or delayed) to each New Revolving Commitment Lender if such consent would be required under Section 8.05(c) for an assignment of Revolving Commitments to such Person. For the avoidance of doubt, no Affiliated Lender may be a New Revolving Commitment Lender. Upon effectiveness of the Revolving Extension Amendment to which each such New Revolving Commitment Lender is a party, (1) each Revolving Lender (under the relevant Existing Revolving Commitments) that shall have declined to provide at least its Proportionate Share of the requested Extended Revolving Commitments will be deemed automatically and without any further act to have assigned to the New Revolving Commitment Lenders such portion of its Existing Revolving Commitment (including all Revolving Loans, participations in Letters of Credit and Swing Line Loans related thereto) in a principal amount up to such Proportionate Share it so declined to provide, in each case, as specified in the relevant Revolving Extension Amendment (it being understood that, subject to the foregoing limitations, the final allocation of any such assignment of Revolving Commitments shall be made in such manner and in such amounts as may be agreed by the Administrative Agent and the Borrower, in their sole discretion, provided that in no event shall the aggregate amount of Revolving Commitments deemed assigned pursuant to this Section 2.18 exceed the aggregate amount of Extended Revolving Commitments of all New Revolving Commitment Lenders), (2)(x) each New Revolving Commitment Lender shall automatically and without any further act be deemed to have assumed the Existing Revolving Commitments (including all Revolving Loans, participations in Letters of Credit and Swing Line Loans related thereto) so assigned in an amount equal to its proposed Extended Revolving Commitment and (y) all such assumed Existing Revolving Commitments shall concurrently therewith be amended into Extended Revolving Commitments such that, (I) the Extended Revolving Commitments of New Revolving Commitment Lenders will be incorporated hereunder in the same manner in which Extended Revolving Commitments of the Extending Revolving Lenders are incorporated hereunder pursuant to this Section 2.18 and (II) participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Lender (including each such New Revolving Commitment Lender and its Extended Revolving Commitment) will equal the applicable percentage represented by such Revolving Lender’s Revolving Commitment, and (3) each Revolving Lender that shall be deemed to have assigned any portion of its Existing Revolving Commitments to any New Revolving Commitment Lender shall have received payment of an amount equal to the outstanding principal of the Revolving Loans and funded participations in Letter of Credit and Swing Line Loans so assigned together with accrued interest and fees thereon (including any amounts under Section 2.13) from such New Revolving Commitment Lender.

(d) Revolving Extension Amendment. Extended Revolving Commitments shall be established pursuant to an amendment (each, a “Revolving Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Lender and each New Revolving Commitment Lender, if any, providing an Extended Revolving Commitment thereunder, which shall be consistent with the provisions set forth in Sections 2.18(a), (b), (c) and (e) (but which shall not require the consent of any other Lender). The effectiveness of any Revolving Extension Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Sections 3.02(a) and (b) (unless otherwise agreed to, consented to or waived by the Extending Revolving Lenders and New Revolving Commitment Lenders party to such Revolving Extension Amendment) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates substantially consistent with those delivered on the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Revolving Commitments are provided with the benefit of the applicable Credit Documents. The Administrative Agent shall promptly notify each Revolving Lender as to the effectiveness of each Revolving Extension Amendment and the matters specified therein. Each of the parties hereto hereby agrees that this

Agreement and the other Credit Documents may be amended pursuant to a Revolving Extension Amendment, without the consent of any other Lender, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Revolving Commitments incurred pursuant thereto and (B) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, in each case, in a manner consistent with the terms of this Section 2.18, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Revolving Extension Amendment.

(e) Terms of Extended Revolving Commitments. Other than the applicable Scheduled Maturity Date, all Extended Revolving Commitments effected pursuant to any Revolving Extension Request and Revolving Extension Amendment shall be subject to the same terms (including, without limitation, borrowing terms, interest terms and payment terms) and shall be subject to the same conditions as the then Existing Revolving Commitments (it being understood that customary arrangement or commitment fees payable to one or more arrangers (or their Affiliates) or one or more Extending Revolving Lenders and/or New Revolving Commitment Lenders, as the case may be, may be different than those paid with respect to the existing Revolving Lenders under the then Existing Revolving Commitments on the Closing Date or with respect to any other Extending Revolving Lenders and/or New Revolving Commitment Lenders in connection with any other Extended Revolving Commitments effected pursuant to this Section 2.18); provided, however, that at the election of the Borrower, the Borrower may offer to effect Extended Revolving Commitments with (i) interest and fees at different rates applicable solely with respect to such Extended Revolving Commitments and (ii) such other covenants and terms which apply to any period after the Latest Maturity Date that is in effect on the effective date of the Revolving Extension Amendment related thereto (immediately prior to the establishment of such Extended Revolving Commitments). After giving effect to any Extended Revolving Commitments, all payments on Revolving Loans shall be made on a pro rata basis (except for (A) any payments of interest and fees at different rates on any series of Revolving Commitments and (B) repayments required upon the applicable Scheduled Maturity Date of other Revolving Commitments); provided, that with respect to any voluntary prepayment of Revolving Loans pursuant to Section 2.06(b), the Borrower may elect to prepay Existing Revolving Loans (pro rata to the then outstanding principal amounts of the Existing Revolving Loans of each Lender) prior to prepaying any Extended Revolving Loans (a “Specified Loan Reduction”). In connection with any Specified Loan Reduction, each of the Extending Revolving Lenders shall assign to each of the Lenders with an Existing Revolving Commitment, and each of the Lenders with an Existing Revolving Commitment shall purchase from each of the Extending Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on the date of such Specified Loan Reduction (after giving effect to such Specified Loan Reduction) as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Lenders with an Existing Revolving Commitment and Extending Revolving Lenders ratably in accordance with their respective Revolving Commitments after giving effect to such Specified Loan Reduction (with any such Revolving Loans that are so assigned to the Lenders with an Existing Revolving Commitment, from and after such assignment, to constitute Revolving Loans and to bear interest at the rate applicable to Revolving Loans). For the avoidance of doubt and in any event, any such prepayment of Revolving Loans applied to the Original Revolving Loans in the aggregate, and any prepayment of Revolving Loans applied to the Original Revolving Loans of any Lender, shall in no event be less than such prepayment would have been had no portion of the Original Revolving Loans been converted to Extended Revolving Loans.

(f) No Prepayment. No conversion of Revolving Loans pursuant to any Revolving Extension Amendment in accordance with this Section 2.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.18 shall supersede any provisions in Section 2.07 or 8.04 to the contrary.

2.19. Extensions of Term Loans.

(a) Request for Extended Term Loans. The Borrower may at any time and from time to time, upon written request to the Administrative Agent (each, a “Term Extension Request”), request that the then existing Term Loans (each, an “Existing Term Loan”) be amended to, among other things, extend the applicable Scheduled Maturity Date with respect thereto to a date that is no earlier than the then Latest Maturity Date of any Term Loans hereunder (any such Term Loans so amended, “Extended Term Loans”); provided, that (i) after giving effect to any Extended Term Loans under this Section 2.19, there shall be no more than five (5) Existing Term Loan Classes outstanding at any time and (ii) any such Extended Term Loans shall be offered on the same terms (including as to the proposed interest rates and fees) to each Term Lender under the applicable Existing Term Loan on a ratable basis. Promptly after receipt of any Term Extension Request, the Administrative Agent shall provide a copy of such request to each of the Term Lenders under the applicable Existing Term Loan to be amended, which request shall set forth the proposed terms of the Extended Term Loans to be established. At the time of sending such notice, the Borrower shall specify the time period within which each applicable Term Lender is requested to respond to such request (which shall in no event be less than five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) from the date of delivery of such notice to such Term Lenders) and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.19.

(b) Election to Extend. Any Term Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan amended into Extended Term Loans (each, an “Extending Term Lender”) pursuant to a Term Extension Request shall notify the Administrative Agent on or prior to the date specified in such Term Extension Request of the amount of its Term Loans it has elected to be amended (subject to any minimum denomination requirements imposed by the Borrower). No Term Lender shall have any obligation to agree to provide any Extended Term Loan pursuant to any Term Extension Request. Any Term Lender not responding within such time period shall be deemed to have declined to have its Term Loans under the Existing Term Loan amended into Extended Term Loans. The Administrative Agent shall notify the Borrower and each Term Lender under the applicable Existing Term Loan of responses to such Term Extension Request. In the event that the aggregate principal amount of Existing Term Loans that the Extending Term Lenders have elected to amend pursuant to the relevant Term Extension Request exceeds the amount of Extended Term Loans requested by the Borrower, the principal amount of Extended Term Loans requested by the Borrower shall be allocated to each Extending Term Lender in such manner and in such amounts as may be agreed by the Administrative Agent and the Borrower, in its sole discretion.

(c) New Term Lenders. Following any Term Extension Request made by the Borrower in accordance with Sections 2.19(a) and 2.19(b), if the Term Lenders under the applicable Existing Term Loan shall have declined to provide the entire amount of Extended Term Loans requested by the Borrower, the Borrower may request that other banks, financial institutions or other institutional lenders or investors who are willing to provide an Extended Term Loans hereunder (each a “New Term Lender”) become Term Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower; provided, that (i) the Extended Term Loans of such New Term Lenders with respect to a relevant Term Extension Request shall (A) not exceed the amount necessary to achieve the requested amount of Extended Term Loans under such Term Extension Request and (B) except as provided in Section 2.19(e), be on identical terms as those offered to the existing Term Lenders under the applicable Existing Term Loan and (ii) prior to the effectiveness of any Extended Term Loans of any New Term Lender, the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to each New Term Lender if such consent would be required under Section 8.05(c) for an assignment of Term Loans to such Person. For the avoidance of doubt, any Affiliated Lender that becomes a New Term Lender and the Term Loans provided by such Affiliated Lender shall be subject to the limitations on assignments to Affiliated Lenders set forth in Section 8.05(j) (including the Affiliated Lender Cap). Upon effectiveness of the Term Extension Amendment to which each such New Term Lender is a party, (1) each Term Lender (under the relevant Existing Term Loan) that shall have declined to provide at least its Proportionate Share of the requested Extended Term Loans will be deemed automatically and without any further act to have assigned to the New Term Lenders such portion of its existing Term Loans in a principal amount up to such Proportionate Share it so declined to provide, in each case, as specified in the relevant Term Extension Amendment (it being understood that, subject to the foregoing limitations, the final allocation of any such assignment of Term Loans shall be made in such manner and in such amounts as may be agreed by the Administrative Agent and the Borrower, in their sole discretion; provided, that in no event shall the aggregate amount of Term Loans deemed assigned pursuant to this Section 2.19 exceed the aggregate amount of Extended Term Loans of all New Term Lenders), (2)(x) each New Term Lender shall automatically and without any further act be deemed to have assumed the existing Term Loans so assigned in an amount equal to its proposed Extended Term Loans and (y) all such assumed existing Term Loans shall concurrently therewith be amended into Extended Term Loans such that the Extended Term Loans of New Term Lenders will be incorporated hereunder in the same manner in which Extended Term Loans of the Extending Term Lenders are incorporated hereunder pursuant to this Section 2.19, and (3) each Term Lender that shall be deemed to have assigned any portion of its existing Term Loans to any New Term Lender shall have received payment of an amount equal to the outstanding principal of the Term Loans so assigned together with accrued interest and fees, if any, thereon (including any amounts under Section 2.13) from such New Term Lender.

(d) Term Extension Amendment. Extended Term Loans shall be established pursuant to an amendment (each, a “Term Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender and each New Term Lender, if any, providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Sections 2.19(a), (b), (c) and (e) (but which shall not require the consent of any other Lender). The effectiveness of any Term Extension Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Sections 3.02(a) and (b) (unless otherwise agreed to, consented to or waived by the Extending Term Lenders and New Term Lenders party to such Term Extension Agreement) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates substantially consistent with those delivered on the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Credit Documents. The Administrative Agent shall promptly notify each Term Lender as to the effectiveness of each Term Extension Amendment and the matters specified therein. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to a Term Extension Amendment, without the consent of any other Lender, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, and (B) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, in each case, in a manner consistent with the terms of this Section 2.19 and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Term Extension Amendment.

(e) Terms of Extended Term Loans. Except as expressly provided herein, all Extended Term Loans effected pursuant to any Term Extension Request and Term Extension Amendment shall be subject to the same terms (including, without limitation, interest terms and payment terms), and shall be subject to the same conditions as the then existing Term Loans (it being understood that customary arrangement or upfront fees payable to one or more arrangers (or their Affiliates) or one or more Extending Term Lenders and/or New Term Lenders, as the case may be, may be different than those paid with respect to the existing Term Lenders under the then existing Term Loans on the Closing Date or with respect to any other Extending Term Lenders and/or New Term Lenders in connection with any other Extended Term Loans effected pursuant to this Section 2.19); provided, however, that at the election of the Borrower, the Borrower may offer to effect Extended Term Loans with (i) interest and fees at different rates applicable solely with respect to such Extended Term Loans and (ii) such other covenants and terms which apply to any period after the Latest Maturity Date that is in effect on the effective date of the Term Extension Amendment related thereto (immediately prior to the establishment of such Extended Term Loans). After giving effect to any Extended Term Loans, all payments on Term Loans shall be made on a pro rata basis (except for (A) any payments of interest and fees at different rates on any previously established Extended Term Loans and (B) repayments required upon the applicable Scheduled Maturity Date of Other Term Loans); provided, that with respect to any voluntary prepayment of Term Loans pursuant to Section 2.06(b), the Borrower may elect to prepay Existing Term Loans prior to prepaying any Extended Term Loans. For the avoidance of doubt and in any event, the amount applied to any Existing Term Loan Class in the aggregate, and the amount applied to any Term Loan within any Existing Term Loan Class, shall in no event be less than the respective amount which would have been applied had no portion of the Loans which originally comprised such Existing Term Loan Class been converted to Extended Term Loans.

(f) No Prepayment. No conversion of Term Loans pursuant to any Term Extension Amendment in accordance with this Section 2.19 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.19 shall supersede any provisions in Section 2.07 or 8.04 to the contrary.

2.20. Refinancing Amendments. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement, in the form of Other Term Loans or Other Term Commitments in each case pursuant to a Refinancing Amendment; provided, that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Term Loans and Term Commitments hereunder and (ii) will have such pricing, interest rates, fees, premiums and optional and mandatory prepayment or redemption terms as may be agreed by the Borrower and the Lenders thereof. Any Other Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. For the avoidance of doubt, any Affiliated Lender that provides any Other Term Loans shall be subject to the limitations on Affiliated Lenders set forth in Section 8.05(j) (including the Affiliated Lender Cap). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Section 3.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent with those delivered on the Closing Date under Section 3.01 and otherwise in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20. This Section 2.20 shall supersede any provisions in Section 2.07 or 8.04 to the contrary.

ARTICLE III. CONDITIONS PRECEDENT

3.01. Initial Conditions Precedent. The obligations of the Lenders to make the Loans comprising the initial Borrowings are subject to the satisfaction or waiver of the conditions set forth on Annex A and receipt by the Administrative Agent, on or prior to the Closing Date, of each item listed on Annex A.

3.02. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Borrowings occurring on the Closing Date) is subject to the further conditions that:

(a) The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing or Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement.

(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i) The representations and warranties of Holdings, the Borrower and the Restricted Subsidiaries set forth in Article IV and in the other Credit Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition; and

(ii) No Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing or from the application of the proceeds therefrom.

The submission by the Borrower to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such Notice of Borrowing or Letter of Credit Application.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

4.01. Financial Condition.

(a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the Closing Date (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Refinancing Transactions and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as of the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) [Reserved.]

(c) The audited consolidated Financial Statements of the Borrower and its consolidated Subsidiaries as at January 2, 2011, January 3, 2012 and January 1, 2013 reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such Financial Statements, including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as indicated in the aforementioned accountant’s report).

(d) Except as set forth on Schedule 4.01(d), no Loan Party or Restricted Subsidiary has any material Contingent Obligations, contingent liabilities and liabilities for material Taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph, except as have been incurred since the date of such financial statements.

4.02. No Change. Since January 1, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.03. Existence; Compliance with Law. Each Loan Party and Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.04. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with consummation of the Refinancing Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Credit Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.04, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) filings to be made by or on behalf of the Lenders relating to the enforcement of the Lenders’ rights hereunder. Each Credit Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Credit Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.05. No Legal Bar. The execution, delivery and performance of this Agreement and the other Credit Documents, the issuance of Letters of Credit, the borrowings hereunder, the use of the proceeds thereof and the Refinancing Transactions will not violate in any material respect any material Requirement of Law or any material Contractual Obligation of any Loan Party or Restricted Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). As of the Closing Date, no Requirement of Law or Contractual Obligation applicable to any Loan Party or Restricted Subsidiary could reasonably be expected to have a Material Adverse Effect.

4.06. Litigation. Except as set forth on Schedule 4.06, no actions (including derivative actions), investigation or proceeding (including arbitration proceedings or mediation proceedings) is pending or, to the knowledge of a Responsible Officer of any Loan Party or Restricted Subsidiary, threatened against any Loan Party or Restricted Subsidiary or against any of their respective properties or revenues in any court, arbitration proceeding or before any other Governmental Authority (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect.

4.07. No Default. No Loan Party or Restricted Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.08. Ownership of Property; Liens. As of the Closing Date, all real property owned or leased by each Loan Party and Restricted Subsidiary is listed on Schedule 4.08. Each Loan Party and Restricted Subsidiary has title in fee simple to, or a valid leasehold interest in, all real property necessary for the operation of its business, and good title to, or a valid leasehold interest in, all other property necessary for the operation of its business, and none of such property is subject to any Lien except as permitted by Section 5.02(c).

4.09. Intellectual Property. Each Loan Party and Restricted Subsidiary owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for any such failure to own or possess a license that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. To the knowledge of any Responsible Officer of any Loan Party or Restricted Subsidiary, use of Intellectual Property by any Loan Party or Restricted Subsidiary does not infringe on the rights of any Person in any material respect, except for such claims that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.10. Taxes; Governmental Charges. Each Loan Party and Restricted Subsidiary has filed or caused to be filed all federal and other material Tax Returns that are required to be filed by it or with respect to its business (and all such Tax Returns are true and accurate in all material respects) and has paid all material amounts of Taxes due and owing by it (other than any Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party or Restricted Subsidiary); as of the Closing Date, no Lien for Taxes (other than a Permitted Lien) has been filed, and, no material claim is being asserted, with respect to any material Taxes of any Loan Party or Restricted Subsidiary. All material Taxes which each Loan Party and Restricted Subsidiary were required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. As of the Closing Date, no Loan Party or Restricted Subsidiary has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending or having the effect of extending, the period for assessment or collection of any Taxes or Governmental Charges.

4.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party or Restricted Subsidiary pending or, to the knowledge of a Responsible Officer of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of any Loan Party or Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Loan Party or Restricted Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the applicable Loan Party or Restricted Subsidiary.

4.13. ERISA. Except as would not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and no such event is reasonably expected to occur, (b) each Plan has complied in all material respects with its terms and the applicable provisions of ERISA and the IRC, and (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. No Group Member has had a complete or partial withdrawal from any Multiemployer Plan and no Group Member would become subject to any material liability under ERISA if any Group Member were to withdraw completely from all Multiemployer Plans in which it participates as of the valuation date most closely preceding the date on which this representation is made or deemed made. Except as could not reasonably be expected to have a Material Adverse Effect: (x) no Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and (y) no Commonly Controlled Entity would become subject to any liability under ERISA if such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan in which any Group Member or Commonly Controlled Entity participates or has participated at any time during the five-year period prior to the date on which this representation is made is in Reorganization or Insolvent. Each Plan that is intended to qualify under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified in form, as evidenced by a current determination or opinion letter, and no Group Member or Commonly Controlled Entity is aware of any facts pertaining to the operation of any such Plan that would reasonably be expected to result in disqualification of any such Plan. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no “Prohibited Transaction,” within the meaning of Section 4975 of the IRC or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan and (ii) except to the extent required under Section 4980B of the IRC or similar law, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Group Member, other than Plans that have been taken into account in developing the FAS 106 cost figure disclosed to Lenders.

4.14. Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15. Subsidiaries. As of the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Equity Securities owned by any Group Member and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Securities of the Borrower or any Subsidiary, except as created by the Credit Documents.

4.16. Use of Proceeds.

(a) The proceeds of the Initial Term Loans made on the Closing Date shall be used to (i) repay in full indebtedness outstanding under the Existing Credit Facility (other than the Existing Letters of Credit), (ii) fund the Borrower Subordinated Notes Redemption, (iii) pay fees, costs and expenses incurred in connection with the Refinancing Transactions and (iv) for working capital and general corporate purposes.

(b) The proceeds of the Revolving Loans, the Swing Line Loans, the Letters of Credit and the Incremental Loans shall be used for working capital and general corporate purposes, including Permitted Acquisitions; provided, that (i) on the Closing Date, (x) Revolving Loans made in an aggregate principal amount not to exceed $10,000,000 may be used to pay fees, costs and expenses incurred in connection with the Refinancing Transactions and (y) the Existing Letters of Credit shall be deemed to be Letters of Credit issued by GE Capital under the Revolving Facility; provided, further, that no Incremental Loans shall be used to make any Auction Permitted Term Loan Purchase.

4.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by each Loan Party and Restricted Subsidiary (the “Properties”) do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Responsible Officer of any Loan Party or Restricted Subsidiary has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Loan Party or Restricted Subsidiary (the “Business”), nor does a Responsible Officer of any Loan Party or Restricted Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Hazardous Materials have not been transported or disposed of or from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Responsible Officer of any Loan Party or Restricted Subsidiary, threatened, under any Environmental Law to which any Loan Party or Restricted Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of any Loan Party or Restricted Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no known contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Loan Party or Restricted Subsidiary has assumed any liability of any other Person under Environmental Laws.

4.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Credit Document, the Confidential Information Memorandum or any other document, certificate or written statement (other than projections, pro forma financial statements, budgets and general market information) furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections, pro forma financial statements and budgets contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. The copies of the Subordinated Note Amendments which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete, as in effect on the Closing Date. As of the Closing Date, none of the Subordinated Note Amendments has been terminated and each of the Subordinated Note Amendments is in full force and effect.

4.19. Security Documents.

(a) The Security Documents are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Equity described in the Security Agreement, when stock or other equity certificates representing such Pledged Equity are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a) and any necessary control agreements are entered into with respect to deposit accounts, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 5.02(c)).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

4.20. Solvency. The Borrower and its Restricted Subsidiaries, taken as a whole, are, and after giving effect to the Refinancing Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be, Solvent.

4.21. Senior Indebtedness. The Obligations constitute “Senior Debt” of Holdings under and as defined in the Holdings Indenture and “Senior Debt” of Borrower under and as defined in the Borrower Indenture, as applicable. The obligations of each Guarantor under the applicable Guaranty constitute “Guarantor Senior Debt” of such Guarantor under and as defined in the Borrower Indenture. None of the Borrower or any other Subsidiary of Holdings guaranties or is otherwise obligated under or with respect to the Holdings Subordinated Notes or any other Holdings Subordinated Note Document.

4.22. Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

4.23. Certain Documents. As of the Closing Date, the Borrower has delivered to the Administrative Agent a complete copy of the Holdings Subordinated Note Documents and the Borrower Subordinated Note Documents, including any amendments (including the Subordinated Note Amendments), supplements or modifications with respect to any of the foregoing.

4.24. Policies of Insurance. The properties of the Loan Parties and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Group Members, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or Restricted Subsidiary operates. Schedule 4.24 sets forth a true and complete listing of all insurance maintained by the Loan Parties and the Restricted Subsidiaries as of the Closing Date.

4.25. Foreign Assets Control, Etc.

(a) No Group Member (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. No Group Member engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Group Member is in compliance, in all material respects, with the Patriot Act. Each Loan Party has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Group Member is a Designated Person and (ii) funds invested directly or indirectly in any Group Member by are derived from legal sources.

(b) No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Governmental Rules, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

4.26. Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party or Restricted Subsidiary, except for fees payable to the Administrative Agent, Lenders and their respective Affiliates. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by any Loan Party or Restricted Subsidiary, and the Borrower agrees to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, attorney’s fees incurred by the Administrative Agent and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

ARTICLE V. COVENANTS

5.01. Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed (other than contingent indemnity obligations for which no claim has been made or asserted and any unasserted expense reimbursement obligations), or any portion of any Commitment remains in force, each of Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to:

(a) Financial Statements, Reports, etc. Furnish to the Administrative Agent for further distribution to each Lender:

(i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited Financial Statements of the Borrower as at such fiscal year, reported on without a “going concern” or like qualification or exception (other than solely as a result of the Scheduled Maturity Date being scheduled to occur within twelve (12) months from the date of such report), or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

(ii) (A) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, beginning with the second fiscal quarter of 2013, the unaudited consolidated Financial Statements of the Borrower and its consolidated Subsidiaries as at the end of such quarter, certified by a Responsible Officer as being fairly stated in all material respects and prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes); and

(iii) all such Financial Statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

(b) Certificates; Other Information. Furnish to the Administrative Agent for further distribution to each Lender (or, in the case of clause (vii), to the relevant Lender):

(i) concurrently with the delivery of the Financial Statements referred to in Section 5.01(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default pursuant to Section 5.02(a), except as specified in such certificate;

(ii) concurrently with the delivery of any financial statements pursuant to Section 5.01(a), (A) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default during such period except as specified in such certificate and (B) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Loan Party and Restricted Subsidiary with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be and also including a list of banks and trust companies with which the Loan Parties and the Restricted Subsidiaries own or hold Cash Equivalents, (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Copyrights, Patents or Trademarks (as such terms are defined in the Security Agreement) acquired or developed by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date) and (z) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(iii) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and also including a presentation of such budget for each fiscal quarter), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(iv) within 45 days after the end of each of the first three fiscal quarters of the Borrower and 90 days after the end of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter or fiscal year, as compared to the comparable periods of the previous year;

(v) upon the written request of the Administrative Agent, Borrower shall hold a teleconference between management of the Borrower and the Lenders to discuss the Financial Statements and other information most recently furnished pursuant to Sections 5.01(a)(i), 5.01(a)(ii), 5.01(b)(iii) and 5.01(b)(iv), which teleconference shall take place within a reasonable time after the receipt of such request, which shall be, unless Borrower otherwise consents, not less than 10 Business Days from the date Borrower receives such request; provided, that absent the continuation of an Event of Default, the number of such teleconferences shall be limited to two in any fiscal year;

(vi) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Holdings Subordinated Note Document or the Borrower Subordinated Note Document;

(vii) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of debt securities or public equity securities of any Loan Party or Restricted Subsidiary generally and, within five days after the same are filed, copies of all financial statements and reports that any Loan Party or Restricted Subsidiary may make to, or file with, the SEC;

(viii) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 5.01(a) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(ix) no later than three Business Days prior to any use of the Available Amount, a written notice of a Responsible Officer of the Borrower shall be delivered to the Administrative Agent calculating in reasonable detail the amount of the Available Amount immediately prior to such election and the amount thereof elected to be so applied; and

(x) promptly, such additional financial and other information (including information required to be obtained pursuant to the Patriot Act) as the Administrative Agent or any Lender may from time to time reasonably request.

(c) Payment of Obligations. Pay, discharge or otherwise satisfy before they become delinquent, all its material obligations in respect of Taxes, assessments and other Governmental Charges or levies imposed upon it or upon its income or profits or in respect of its property, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Loan Party or Restricted Subsidiary.

(d) Maintenance of Existence; Compliance. (i)(A) Preserve, renew and keep in full force and effect its organizational existence and (B) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 5.02(d) and except, in the case of clause (A) (other than with respect to Holdings, the Borrower and any Restricted Subsidiary that is not an Immaterial Subsidiary) and (B) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Maintenance of Property; Insurance. (i) Keep all property necessary in its business in good working order and condition in all material respects, ordinary wear and tear and casualty and condemnation excepted and (ii) (A) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability, fire, property damages, worker’s compensation, hazard and, business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (as reasonably determined by the Borrower, it being agreed by the Administrative Agent that the insurance policies, the amounts of coverage and the insurance companies used by the Loan Parties on the Closing Date are satisfactory to the Administrative Agent) and (B) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

(f) Inspection of Property; Books and Records; Discussions. (i) Keep proper books of records and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (ii) permit representatives of the Administrative Agent, during normal business hours, upon advance notice, to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their independent certified public accountants; provided, that (x) a representative of the Loan Parties shall be given the opportunity to be present for any discussion with their independent public accountants and (y) absent the continuance of an Event of Default, (1) no more than four visits per fiscal year may be made and (2) the Loan Parties shall not be required to pay for more than one such visit per fiscal year.

(g) Use of Proceeds. Use the proceeds of the Loans as contemplated by Section 4.16.

(h) Notices. Promptly give notice to the Administrative Agent and each Lender of:

(i) the occurrence of any Default or Event of Default;

(ii) any litigation or proceeding affecting any Loan Party or Restricted Subsidiary (A) in which the amount involved is $2,500,000 or more and not covered by insurance, (B) in which injunctive or similar relief is sought or (iii) which relates to any Credit Document;

(iii) as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows or has reason to know thereof the occurrence of any ERISA Event (such notice to be in writing and specify the nature of such event, what action any Group Member or Commonly Controlled Entity has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto) or any material breach or material failure to fund any Foreign Plan that is required to be funded under applicable law; provided, that if any such ERISA Event or other event occurs with respect to a Commonly Controlled Entity that is not a Group Member, such notice requirement shall only apply if the event could reasonably be expected to have a Material Adverse Effect;

(iv) [Reserved];

(v) promptly and in no event later than five Business Days after the establishment or acquisition by any Loan Party or Restricted Subsidiary of any new Subsidiary or the issuance of any new Equity Securities of any Loan Party or Restricted Subsidiary, written notice of such event;

(vi) without derogation of the Borrower’s obligation under Section 5.02(l), promptly after the effectiveness thereof, any material change in accounting policies of or financial reporting practices by the Loan Parties and their Restricted Subsidiaries; and

(vii) any development or event that has had a Material Adverse Effect.

Each notice pursuant to this Section 5.01(h) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

(i) Environmental Laws.

(i) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; provided, that this subparagraph (i) shall be deemed not violated if, upon learning of any actual or suspected failure that would otherwise constitute a violation of this subparagraph (i), Borrower promptly takes and diligently pursues reasonable steps to remedy such failure, and such failures and the outcome of such steps, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws; provided, that this subparagraph (ii) shall be deemed not violated if the Borrower timely challenges in good faith any such order or directive in a manner consistent with all applicable Environmental Laws and any other applicable legal requirements, and pursues such challenge diligently, and the outcome of such challenges, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j) Interest Rate Protection. In the case of the Borrower, within 120 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the Closing Date, enter into, and thereafter maintain, Rate Contracts to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years from the Closing Date, which Rate Contracts shall have terms and conditions reasonably satisfactory to the Administrative Agent.

(k) Additional Collateral, etc.

(i) With respect to any property acquired after the Closing Date by any Loan Party (other than (v) any real property, (w) any property the security interest with respect to which is not required to be granted pursuant to the Security Documents, (x) any property described in clause (ii), (iii) or (iv) below and (y) any property subject to a Lien expressly permitted by Section 5.02(c)(ii)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, as soon as practicable and in any event within 45 days after the acquisition thereof (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) execute and deliver to the Administrative Agent such amendments to the Credit Documents or such other documents as the Administrative Agent deems reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) if required under the Credit Documents to perfect such Lien, take all actions necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in such property to the extent required pursuant to the Security Documents, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent.

(ii) With respect to any Material Real Property acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 5.02(c)(ii)), promptly, but in any event within 75 days after the acquisition thereof (or such longer period as the Administrative Agent may agree in its reasonable discretion) (i) execute and deliver a first priority Mortgage (subject to Permitted Liens), in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(iii) With respect to any new Restricted Subsidiary (other than an Excluded Subsidiary) created, acquired or designated as a Restricted Subsidiary in accordance with Section 5.01(m), in each case after the Closing Date by any Loan Party or Restricted Subsidiary (which, for the purposes of this clause (iii), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly, but in any event within 30 days after such creation, acquisition, designation or failure to remain an Excluded Subsidiary (or such longer period as the Administrative Agent may agree in its reasonable discretion) (A) execute and deliver to the Administrative Agent such joinder or amendment to the Security Documents as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Permitted Liens that are non-consensual and have priority by operation of law) in the Equity Securities of such new Restricted Subsidiary that is owned by any Loan Party and execute and deliver to the Administrative Agent such joinder or amendment to the Subsidiary Guaranty, (B) deliver (or cause the appropriate Person to deliver) the Organizational Documents, and certificates, resolutions and other documents that would have been required of such Restricted Subsidiary under clause (b) of Annex A if such Restricted Subsidiary had been a Loan Party on the Closing Date, (C) deliver to the Administrative Agent the certificates representing such Equity Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (D) cause such new Restricted Subsidiary (1) to become a party to the Subsidiary Guaranty and the Security Agreement, (2) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (subject to Permitted Liens) in the Collateral described in the Security Agreement with respect to such new Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent and (3) to deliver to the Administrative Agent a Collateral Certificate of such Restricted Subsidiary, substantially in the form of Exhibit J, with appropriate insertions and attachments, and (E) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(iv) With respect to any new First-Tier Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly, but in any event within 30 days after such creation or acquisition (or such longer period as the Administrative Agent may agree in its reasonable discretion) (A) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Permitted Liens that are non-consensual and have priority by operation of law) in the Equity Securities of such new First-Tier Foreign Subsidiary that is owned by any such Loan Party (provided, that in no event shall more than 66% of the total outstanding Voting Stock of any such new Subsidiary be required to be so pledged), (B) deliver to the Administrative Agent the certificates representing such Equity Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary to perfect the Administrative Agent’s security interest therein, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(l) Closing Date Mortgaged Property.

(i) Promptly, and in any event within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), execute and deliver a first priority Mortgage (subject to Permitted Liens), in favor of the Administrative Agent, for the benefit of the Lenders, with respect to each Closing Date Mortgaged Property; and

(ii) If requested by the Administrative Agent, furnish to the Administrative Agent and the title insurance company issuing the policy referred to in clause (iii) below (the “Title Insurance Company”) promptly, and in any event within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) maps or plats of an as-built survey of the sites of the Closing Date Mortgaged Property certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Closing Date Mortgaged Properties are located; provided, that notwithstanding the foregoing, if an existing survey of any such Closing Date Mortgaged Property is sufficient to enable the Title Company to issue the applicable title insurance policy without a survey exception and include in such policy any survey-dependent endorsement which the Administrative Agent reasonably requests, then no new Survey shall be required with respect to such Closing Date Mortgaged Property.

(iii) Promptly, and in any event within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), furnish to the Administrative Agent in respect of the Closing Date Mortgaged Property (A) a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance which policy shall (1) be in an amount reasonably satisfactory to the Administrative Agent; (2) insure that the Mortgage insured thereby creates a valid first Lien on the applicable Loan Party’s interest in such Closing Date Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (3) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (4) be in the standard form of ALTA Loan Policy (or equivalent policies); (5) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (6) be issued by title companies reasonably satisfactory to the Administrative Agent and the Borrower (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) and (B) evidence reasonably satisfactory to the Administrative Agent that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

(iv) If requested by the Administrative Agent, furnish to the Administrative Agent promptly, and in any event within 90 days after the Closing Date with respect to each Closing Date Mortgaged Property (or such longer period as the Administrative Agent may agree in its reasonable discretion) (A) a policy of flood insurance that (1) covers any parcel of improved real property located in a flood zone that is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Federal Reserve Board.

(v) Promptly, and in any event within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent executed legal opinions of local counsel relating to the Mortgages on the Closing Date Mortgaged Property in each jurisdiction requested by the Administrative Agent, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(vi) Furnish to the Administrative Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (c) above and a copy of all other material documents in the possession of the Loan Parties affecting any Closing Date Mortgaged Property.

(m) Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (i) immediately before and after such designation (or re-designation), no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Securities of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any other Indebtedness of any Loan Party. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

(n) Maintenance of Ratings. Use commercially reasonable efforts to maintain (i) a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case, in respect of the Borrower and (ii) a public rating in respect of the Term Loans and the Revolving Facility from each of S&P and Moody’s.

5.02. Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed (other than contingent indemnity obligations for which no claim has been made and any unasserted expense reimbursement obligations), or any portion of any Commitment remains in force, each of Holdings and the Borrower shall not, and shall cause the Restricted Subsidiaries not to:

(a) Financial Condition Covenants.

(i) Consolidated Adjusted Leverage Ratio. Commencing with the second fiscal quarter of 2013, permit the Consolidated Adjusted Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 7.75 to 1.00.

(ii) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Senior Leverage Ratio
Q2 2013	4.75 to 1.00
Q3 2013	4.75 to 1.00
Q4 2013	4.75 to 1.00
Q1 2014	4.75 to 1.00
Q2 2014	4.50 to 1.00
Q3 2014	4.50 to 1.00
Q4 2014	4.50 to 1.00
Q1 2015	4.25 to 1.00
Q2 2015	4.25 to 1.00
Q3 2015	4.25 to 1.00
Q4 2015	4.00 to 1.00
Q1 2016	4.00 to 1.00
Q2 2016	3.75 to 1.00
Q3 2016	3.75 to 1.00
Q4 2016	3.50 to 1.00
Q1 2017	3.50 to 1.00
Q2 2017	3.50 to 1.00
Q3 2017	3.50 to 1.00
Q4 2017	3.50 to 1.00
Q1 2018	3.50 to 1.00
Q2 2018	3.50 to 1.00
Q3 2018	3.25 to 1.00
Q4 2018 and thereafter	3.00 to 1.00

For purposes of determining compliance with the financial covenants set forth in Section 5.02(a), any cash equity contribution made to Holdings that is promptly contributed to the Borrower after the end of any fiscal quarter after the Closing Date and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided, that, (w) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (x) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in pro forma compliance with the financial covenants specified above, (y) no more than five Specified Equity Contributions shall be made during the term of this Agreement. The Borrower shall, on or prior to the making of any Specified Equity Contribution, give the Administrative Agent a written notice identifying the aggregate amount of such Specified Equity Contribution to be used to cure and remedy any breach of the financial covenants in Section 5.02(a) applicable to such fiscal quarter and (z) the Specified Equity Contribution shall be disregarded for purposes of determining any financial ratio-based conditions or any available basket under this Agreement, and without limitation of the foregoing shall not be used to reduce Indebtedness or “net” Indebtedness for the fiscal quarter or fiscal period with respect to which such Specified Equity Contribution was made).

(b) Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(i) Indebtedness arising or existing under this Agreement and the other Credit Documents;

(ii) Indebtedness of Borrower and the Restricted Subsidiaries under Capital Leases and other Indebtedness existing as of the Closing Date as set forth on Schedule 5.02(b), and any renewals, replacements, exchanges, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, replacement, exchange, refinancing or extension plus the amount of reasonable fees and expenses related to such renewal refinancing or extension;

(iii) Indebtedness and obligations owing under any Rate Contract permitted by Section 5.02(k);

(iv) Indebtedness owed (y) from Borrower or any Restricted Subsidiary of the Borrower to a Loan Party (other than Holdings); provided, that such Indebtedness is evidenced by notes and such notes have been pledged to the Administrative Agent, for the benefit of the Lender Parties, and have terms that are reasonably acceptable to the Administrative Agent; or (z) from any Loan Party to any Subsidiary that is not a Loan Party, to the extent permitted by Section 5.02(g)(xiv) or 5.02(g)(xv);

(v) Subordinated Obligations of Holdings in respect of the Holdings Subordinated Notes in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Closing Date plus any capitalized interest thereon and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension, plus the amount of reasonable fees and expenses related to such renewal, refinancing or extension; provided, that the maturity date of such refinancing, renewal or extension of such Subordinated Obligations shall not be sooner than the maturity date of the Holdings Subordinated Notes and such refinancing, renewal or extension of such Subordinated Obligations shall otherwise comply with Section 5.02(h)(ii) and (iii); provided further, notwithstanding anything herein to the contrary, no other Loan Party or any of its Subsidiaries shall guaranty or otherwise become obligated with respect thereto;

(vi) Subordinated Obligations of the Borrower in respect of the Borrower Subordinated Notes in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Closing Date (after giving effect to the Borrower Subordinated Notes Redemption) plus any capitalized interest thereon and Contingent Obligations of any Guarantor in respect of such Indebtedness (provided, that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Borrower Subordinated Notes) and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension, plus the amount of reasonable fees and expenses related to such renewal, refinancing or extension; provided, that the maturity date of such refinancing, renewal or extension of such Subordinated Obligations shall not be sooner than the maturity date of the Borrower Subordinated Notes and such refinancing, renewal or extension of such Subordinated Obligations shall otherwise comply with Section 5.02(h)(ii) and (iii);

(vii) Contingent Obligations in respect of Indebtedness of a Loan Party (other than Holdings) to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 5.02(b) or to the extent permitted under Sections 5.02(j)(ii) or (iii);

(viii) Permitted Acquired Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(ix) Indebtedness arising under any performance or surety bond or arising under any indemnity agreement relating thereto entered into in the ordinary course of business;

(x) Indebtedness in respect of netting services, overdraft protections and otherwise in the ordinary course of business in connection with deposit accounts;

(xi) Contingent Obligations in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and the Restricted Subsidiaries; provided, however, that any such Contingent Obligations that also constitute Indebtedness shall not exceed $5,000,000 outstanding at any time;

(xii) Indebtedness consisting of deferred purchase price or notes issued to officers, directors and employees to purchase or redeem Equity Securities of Holdings in the aggregate amount not to exceed $1,000,000 outstanding at any time;

(xiii) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business payable by the Loan Parties to Persons that are not Affiliates in connection with the procurement of insurance;

(xiv) Indebtedness as lessee under or with respect to any one or more leases which are treated as Capital Leases in accordance with GAAP of real property used solely in the operation of a restaurant, in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(xv) Tenant Improvement Debt of the Borrower and the Restricted Subsidiaries and any Contingent Obligations in respect thereof;

(xvi) purchase money Indebtedness (including Indebtedness under Capital Leases with respect to personal property) incurred after the Closing Date to finance the acquisition or cost of construction of an asset; provided, that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset (including reasonable fees and expenses related to such purchase or construction, as applicable); (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(xvii) Term Loan Refinancing Debt; and

(xviii) other Indebtedness which does not exceed $10,000,000 in the aggregate at any time outstanding.

(c) Liens. Create, issue, incur, assume, become liable in respect of or suffer to exist any Liens, except:

(i) Liens created by or otherwise existing under or in connection with this Agreement or the other Credit Documents in favor of the Lender Parties;

(ii) Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under Section 5.02(b)(ii) or Section 5.02(b)(xvi); provided, that (a) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (b) the Indebtedness secured thereby does not exceed the cost of the property so acquired, and (c) such Lien attaches solely to the property so acquired in such transaction and the proceeds therefrom;

(iii) Liens for Taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, that adequate reserves for the payment thereof have been established in accordance with GAAP;

(iv) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business;

(v) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements entered into in the ordinary course of business;

(vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vii) easements, rights of way, oil and gas leases, restrictions and other similar encumbrances incurred in the ordinary course of business affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this Section 5.02(c); provided, that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(ix) Liens existing on the Closing Date and set forth on Schedule 5.02(c); provided, that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon;

(x) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(xi) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(xii) restrictions on transfers of securities imposed by applicable securities laws;

(xiii) Liens arising out of judgments or awards not resulting in an Event of Default;

(xiv) Liens to secure any Permitted Acquired Indebtedness permitted pursuant to Section 5.02(b)(viii); provided, however, that any such Lien may not extend to any other property of the Borrower or any other Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the Permitted Acquired pursuant to which such Person became a Subsidiary of the Borrower;

(xv) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(xvi) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(xvii) Liens in favor of any escrow agent solely on and in respect of any cash deposit arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(xviii) Liens created in the ordinary course of business in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xix) Liens on deposits required in the ordinary course of business to obtain commodity Rate Contracts;

(xx) Liens encumbering customary initial deposits and customary margin deposits, and similar customary Liens attaching to commodity trading accounts or other brokerage accounts permitted hereunder incurred, in each case, in the ordinary course of business;

(xxi) any UCC financing statement filed solely as a precautionary measure in connection with operating leases;

(xxii) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and subject to the First Lien Intercreditor Agreement and Second Lien Intercreditor Agreement, respectively; and

(xxiii) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $5,000,000 in the aggregate.

(d) Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(i) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly-Owned Subsidiary Guarantor (provided, that the Wholly-Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

(ii) any Restricted Subsidiary of the Borrower that is not a Guarantor may be merged or consolidated with or into any other Restricted Subsidiary of the Borrower that is not a Guarantor;

(iii) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (A) to the Borrower or any Wholly-Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (B) pursuant to a Disposition permitted by Section 5.02(e); and

(iv) any Investment expressly permitted by Section 5.02(g) may be structured as a merger, consolidation or amalgamation.

(e) Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Equity Securities to any Person, except:

(i) the Disposition of obsolete, worn out or surplus property in the ordinary course of business;

(ii) the sale of inventory in the ordinary course of business;

(iii) Dispositions permitted by Section 5.02(d)(iii)(A);

(iv) the sale or issuance of any Restricted Subsidiary’s Equity Securities to the Borrower or any Wholly-Owned Subsidiary Guarantor;

(v) the sale, lease or transfer of property or assets from a Loan Party to another Loan Party (other than Holdings); provided, that prior to or simultaneously with any such sale, lease or transfer, all actions required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Liens created by the Security Documents on such property and assets;

(vi) Sale-Leaseback Transactions permitted pursuant to Section 5.02(j);

(vii) Dispositions not to exceed $15,000,000 in any fiscal year or $50,000,000 in the aggregate during the term of this Agreement;

(viii) non-exclusive licenses of Intellectual Property of any Loan Party in the ordinary course of business;

(ix) leases of property owned by any Loan Party (other than Holdings), in fee, to franchisees or licensees for the purpose of operating a Del Taco restaurant thereon, entered into in the ordinary course of such Loan Party’s business in an arm’s length transaction and provided that any such lease shall expressly provide that such lease, and the tenant’s rights thereunder, are subject and subordinate in all respects to any Security Document thereon and to the Lien thereof;

(x) leases or subleases of property owned or leased by any Loan Party, and not necessary to the business of the Loan Parties, to Persons and for purposes other than those permitted in Section 5.02(e)(ix), entered into in the ordinary course of such Loan Party’s business in an arm’s length transaction and provided that any such lease shall expressly provide that such lease, and the tenant’s rights thereunder, are subject and subordinate in all respects to any Security Document thereon and to the Lien thereof;

(xi) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof and for which adequate reserves have been established; and

(xii) any issuance or sale of Equity Securities in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary.

provided, that, with respect to clauses (i), (ii) and (vi) through (x) above, at least 75% of the consideration received therefor by such Loan Party shall be in the form of cash or Cash Equivalents.

(f) Restricted Payments. Make any Restricted Payments or set apart any sum for any such purpose, except that:

(i) any Restricted Subsidiary may make dividends to the Borrower or any Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common stock on a pro rata basis);

(ii) (A) so long as no Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to pay dividends to Parent to purchase Parent’s common stock, common stock options or other equity interests from present or former directors, officers or employees of any Loan Party or Restricted Subsidiary or other individuals providing bona fide services to or for any Loan Party or Restricted Subsidiary upon the death, disability or termination of employment or services of such Person; provided, that the aggregate amount of payments under this clause (A) after the date hereof (net of any cash proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000 (plus, the amount of net proceeds received by Parent and contributed to any Loan Party during such fiscal year from (x) sales of Capital Stock of Parent to directors, officers or employees of Parent, any Loan Party or Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) third-party insurers under key-man life insurance policies and applied to make a Restricted Payment under this clause (ii)) during the term of this Agreement; and (B) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, the Borrower may pay dividends to Holdings to permit Holdings to pay, and Holdings may pay, in connection with any Permitted Acquisition in respect of earn-outs, deferred compensation, non-competition arrangements or retirements of Indebtedness or other liabilities assumed by the Loan Parties and their Restricted Subsidiaries in an aggregate amount not to exceed $2,500,000 during the term of this Agreement;

(iii) the Borrower may pay dividends to Holdings to permit Holdings to, and Holdings may, (i) pay corporate overhead expenses incurred in the ordinary course of business (including franchise taxes and other fees and taxes required to maintain its corporate or legal existence) not to exceed $500,000 in any fiscal year and (ii) pay any Taxes that are due and payable in respect of Borrower’s and its Subsidiaries’ taxable income (determined as if Borrower and its Subsidiaries were a consolidated group of which Borrower is the common parent), or, so long as Parent owns all of the Equity Securities of Holdings, pay over such dividends directly or indirectly to Parent to enable Parent to pay any

Taxes that are due and payable, by Holdings, Parent and the Borrower, in each case in respect of Borrower’s and its Subsidiaries’ taxable income (determined as if Borrower and its Subsidiaries were a consolidated group of which Borrower is the common parent);

(iv) on each Interest Payment Date (as defined in the Borrower Indenture as in effect on the date hereof) after the Closing Date on which the Consolidated Fixed Charge Coverage Ratio is greater than 1.5:1 and the Consolidated Senior Leverage Ratio is equal to or less than 2:1 and greater than 1.5:1 after giving effect to such quarterly interest payment (calculated in each case as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable), Borrower may pay interest in cash on the Borrower Subordinated Notes for the calendar quarter ending on such Interest Payment Date in an amount not to exceed 6% per annum;

(v) on each Interest Payment Date (as defined in the Borrower Indenture as in effect on the date hereof) after the Closing Date on which the Consolidated Fixed Charge Coverage Ratio is greater than 1.5:1 and the Consolidated Senior Leverage Ratio is equal to or less than 1.5:1, after giving effect to such quarterly interest payment and if no payments are made pursuant to clause (iv) of this Section 5.02(f) (calculated in each case as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable), Borrower may pay interest in cash on the Borrower Subordinated Notes for the calendar quarter ending on such Interest Payment Date in an amount not to exceed 12% per annum;

(vi) so long as both before and after giving effect to such Restricted Payment (A) no Event of Default has occurred and is continuing or would be caused thereby and (B) the Consolidated Senior Leverage Ratio is equal to or less than 2.0:1 (calculated as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable), (i) Borrower may make optional or voluntary payments, prepayments, repurchases or redemptions in cash of the Borrower Subordinated Notes or any other Subordinated Obligations, (ii) Holdings may make optional or voluntary payments, prepayments, repurchases or redemptions in cash of the Holdings Subordinated Notes or any other Subordinated Obligations and (iii) the Borrower may pay cash dividends to Holdings for the purpose of (x) making the payments permitted pursuant to clause (ii) above and (y) paying cash dividends to its shareholders, in each case, with the Available Amount; and

(vii) the Borrower Subordinated Notes Redemption.

(g) Investments. Make any Investments, except:

(i) extensions of trade credit in the ordinary course of business;

(ii) investments in cash and Cash Equivalents;

(iii) Contingent Obligations permitted by Section 5.02(b);

(iv) loans and advances to employees of any Loan Party or Restricted Subsidiary in ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

(v) intercompany Investments by the Borrower or any Restricted Subsidiary in Holdings (provided, that such Investments shall constitute Restricted Payments permitted hereunder), the Borrower or any Person that, prior to such investment, is a Wholly-Owned Subsidiary Guarantor;

(vi) Investments (i) (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and (ii) constituting deposits, prepayments and other credits to suppliers make in the ordinary course of business;

(vii) Rate Contracts permitted by Section 5.02(k);

(viii) Permitted Acquisitions and any Investments owned by a Person acquired in a Permitted Acquisition;

(ix) customary deposits made by any Loan Party for the purpose of facilitating the purchase, acquisition or lease of any real property or other assets, to the extent such purchase, acquisition or lease is permitted hereunder;

(x) existing Investments described on Schedule 5.02(g);

(xi) Investments received from purchasers of assets pursuant to Dispositions permitted hereunder;

(xii) to the extent permitted by applicable law, notes from officers and employees in exchange for Equity Securities of Parent purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(xiii) earnest money required in connection with Permitted Acquisitions and Investments permitted hereunder;

(xiv) Investments in Foreign Subsidiaries in an amount not to exceed $2,000,000 per fiscal year;

(xv) so long as both before and after giving effect to such Investment (i) no Event of Default has occurred and is continuing or would be caused thereby and (ii) the Consolidated Senior Leverage Ratio is equal to or less than the lesser of (A) 3.5:1 and (B) the maximum Consolidated Senior Leverage Ratio permitted as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable, Investments made with the Available Amount; provided, that without the prior written consent of the Administrative Agent, no such Investment (by acquisition or otherwise) may result in the Group Members, taken as a whole, being engaged in any material respect in any business other than a business in which the Group Members are engaged as of the date of this Agreement and activities incident thereto; and

(xvi) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $10,000,000 at any time outstanding;

provided, that, notwithstanding the foregoing, no Loan Party shall make Investments (other than pursuant to clause (xv) above) in any joint ventures, Non-Wholly Owned Subsidiaries or Unrestricted Subsidiaries following the Closing Date in an aggregate amount in excess of $10,000,000.

(h) Optional Payments and Modifications of Certain Debt Instruments. (i) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Holdings Subordinated Notes, the

Borrower Subordinated Notes or any other Subordinated Obligations (except (v) to the extent permitted by Section 5.02(f)(vi), (w) a refinancing of the Holdings Subordinated Notes with Subordinated Obligations of Holdings permitted by Section 5.02(b)(v) and this Section 5.02(h) and a refinancing of the Borrower Subordinated Notes with Subordinated Obligations permitted by Section 5.02(b)(vi) and this Section 5.02(h), (x) exchange of the Holdings Subordinated Notes or the Borrower Subordinated Notes for Equity Securities of the Parent, (y) payments permitted to be made pursuant to Section 5.02(f) and (z) payments expressly approved in writing by the Required Lenders); (ii) enter into or amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Holdings Subordinated Note Documents, the Borrower Subordinated Note Documents or any other Subordinated Obligations (including any extension, refinancing or renewal pursuant to Section 5.02(b)(v) or Section 5.02(b)(vi)) if such provision, amendment, modification, waiver or other change would (A) add any financial covenant or any definition relating thereto, (B) modify in a manner materially adverse to the Lenders any financial covenant or any definition relating thereto, (C) shorten the final maturity or require any payment to be made sooner than originally scheduled or increase any other amount payable thereunder other than interest, (D) decrease the amount of senior debt or guarantor senior debt permitted thereunder (except as provided therein on the date of this Agreement), (E) add or change any agreement, covenant or condition in any manner that is more restrictive on the Loan Parties or Restricted Subsidiaries than the agreements, covenants or conditions set forth in the Credit Documents or that would otherwise contravene or violate the provisions of this Agreement or the other Credit Documents, (F) provide any collateral therefor or provide any additional guaranties therefor, or (G) change any subordination provision thereof or any definition relating thereto; or (iii) designate any Indebtedness (other than the Obligations, any other obligations of the Loan Parties pursuant to other Credit Documents, any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt and any Permitted Unsecured Refinancing Debt) as “Designated Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of any Holdings Subordinated Note Document, any Borrower Subordinated Note Document or any document representing any other Subordinated Obligations.

(i) Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Loan Party or Restricted Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of any Loan Party or Restricted Subsidiary, and (c) upon fair and reasonable terms no less favorable to any Loan Party or Restricted Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, (I) Holdings and the Restricted Subsidiaries may (i) pay reasonable and customary fees to members of their respective boards of directors, (ii) pay reasonable compensation and benefits (including, without limitation, permitted incentive stock plans) to officers, (iii) enter into compensation arrangements for officers and other employees of Holdings and the Restricted Subsidiaries in the ordinary course of business, (iv) make Restricted Payments to the extent permitted under Section 5.02(f), (v) make payments and enter into amendments and modifications of the Holdings Subordinated Notes or the Borrower Subordinated Notes otherwise permitted hereunder, and (vi) issue Equity Securities of Holdings to the Affiliates of Holdings to the extent that such equity issuance would not constitute a Change of Control. In addition, no Loan Party or Restricted Subsidiary shall enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any fees, with any Unrelated GS Party unless such transaction is at arm’s length as determined in good faith by the board of directors of the Borrower. Notwithstanding the foregoing, no Loan Party or Restricted Subsidiary shall pay any Management Fees, except if no Event of Default shall have occurred and be continuing or would result from a payment under this Section 5.02(i), the Loan Parties and Restricted Subsidiaries may pay Management Fees in an aggregate amount not to exceed the Management Fee Cap in any fiscal year.

(j) Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party or Restricted Subsidiary of real or personal property that has been or is to be sold or transferred by such Loan Party or Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Loan Party or Restricted Subsidiary (any such transaction, a “Sale-Leaseback Transaction”); provided, that:

(i) Intentionally Omitted;

(ii) to the extent such Sale-Leaseback Transaction relates to a property acquired in fee after the Closing Date (a “New Property”), the Loan Parties may become liable as lessee, guarantor or other surety with respect to a new lease, whether a Capital Lease or an operating lease, that would otherwise be prohibited by this Section 5.02(j) to the extent that (A) such lease, if a Capital Lease, is permitted pursuant to Section 5.02(b)(ii), (B) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by the management of such Loan Party, (C) such Sale-Leaseback Transaction shall be completed on an arm’s-length basis, (D) no Default or Event of Default shall exist or would exist after giving effect thereto and (E) the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 5.02(a) after giving effect thereto; provided, however, that the Net Proceeds derived from Sale-Leaseback Transactions made under this clause (ii) shall not be subject to Section 2.06(c)(iv); and

(iii) to the extent such Sale-Leaseback Transaction relates to a property that is not a New Property, the Loan Parties may become liable as lessee, guarantor or other surety with respect to a new lease that would otherwise be prohibited by this Section 5.02(j) to the extent that (A) such lease, if a Capital Lease, is permitted pursuant to Section 5.02(b)(ii), (B) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by the management of such Loan Party, (C) such Sale-Leaseback Transaction shall be completed on an arm’s-length basis, (D) no Default or Event of Default shall exist or would exist after giving effect thereto, (E) the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 5.02(a) after giving effect thereto, (F) the aggregate amount of assets sold pursuant to all Sale-Leaseback Transactions made under this clause (iii) shall not exceed $25,000,000 during the term of this Agreement and (G) the Net Proceeds derived from Sale-Leaseback Transactions made under this clause (iii) shall be applied in accordance with Section 2.06(c)(iv); provided, that to the extent any such Net Proceeds exceed $5,000,000 in the aggregate during the term of this Agreement, such amounts shall immediately be applied as a mandatory prepayment (without any reinvestment exception provided for in Section 2.06(c)(iv)) in accordance with the terms of Section 2.06(d).

(k) Rate Contracts. Enter into any Rate Contract, except (a) Rate Contracts entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Securities or the Holdings Subordinated Notes or the Borrower Subordinated Notes) and (b) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

(l) Changes in Fiscal Periods; Accounting. (i) Permit the fiscal year of the Borrower to end on a day other than on the Sunday occurring closest in time to any December 31 of any calendar year or change the Borrower’s method of determining fiscal quarters (provided, that Borrower shall be permitted to adjust its fiscal year end to synchronize with the fiscal year end of its Subsidiaries as of the date hereof) or (ii) change its accounting practices except as required by GAAP.

(m) Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party or Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Credit Documents, (ii) the Holdings Indenture, (iii) the Borrower Indenture, (iv) any Term Loan Refinancing Debt, (v) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and (vi) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business (provided, that such restrictions are limited to the property or assets subject to such leases, licenses, joint venture agreements or similar agreements, as the case may be).

(n) Clauses Restricting Subsidiary Restricted Payments. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of Borrower or any Restricted Subsidiary to (i) make Restricted Payments in respect of any Equity Securities of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any Restricted Subsidiary, (ii) make loans or advances to, or other Investments in, the Borrower or any Restricted Subsidiary or (iii) transfer any of its assets to the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any restrictions (A) existing under the Credit Documents, (B) existing under the Holdings Indenture or the Borrower Indenture, (C) in agreements evidencing Indebtedness permitted by Sections 5.02(b)(ii), (viii) and (xvi) (provided, that such prohibitions are limited to the property or assets secured by such Indebtedness), (D) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (E) imposed pursuant to an agreement that has been entered into in connection with the Disposition of Equity Securities or other assets or (F) existing under the documents governing any Term Loan Refinancing Debt.

(o) Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and the Restricted Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

(p) ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, no Group Member shall adopt or institute any new Single Employer Plan or Foreign Plan.

(q) Amendment of Material Documents. Agree to amend, modify, supplement or replace any Organizational Document in a manner which could reasonably be expected to adversely affect in any material respect the interests of the Administrative Agent and the Lenders.

(r) Permitted Activities of Holdings. Holdings shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever except under the Credit Documents, the Holdings Subordinated Note Documents, the Borrower Subordinated Note Documents or any Term Loan Refinancing Debt; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Security Documents to which it is a party; (iii) engage in any business or own any assets other than (A) holding 100% of the Equity Securities of Borrower and activities incidental thereto; (B) performing its obligations and activities incidental thereto under the Credit Documents, the Holdings Subordinated Note Documents and the Borrower Subordinated Note Documents; (C) making Restricted Payments to the extent permitted under Section 5.02(f); (D) issuing its Equity Securities to the extent permitted under this Agreement; and (E) activities incidental to the businesses or activities described in clauses (iii)(A) through (iii)(D); (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any

Person; (v) create or acquire any Subsidiary or make or own any Investment in any Person other than the Borrower; or (vi) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

ARTICLE VI. EVENTS OF DEFAULT

6.01. Events of Default. The occurrence or existence of any one or more of the following events set forth in this Section 6.01 shall constitute an “Event of Default” hereunder.

(a) Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty), or (ii) fail to pay within five days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents and, to the extent not included in clause (i), the Guaranty); or

(b) Specific Defaults. Any Loan Party or Restricted Subsidiary shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a), Section 5.01(d) (with respect to the Borrower and Holdings only), Section 5.01(g), Section 5.01(h)(i), Section 5.02 or Section 9(b) or (c) of the Security Agreement; or

(c) Other Defaults. Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or any Loan Party or Restricted Subsidiary shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for 30 days after the earlier of (i) an officer of any Loan Party or Restricted Subsidiary obtaining knowledge of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph); or

(d) Representations and Warranties. Any representation, warranty, certificate, written information or other written statement (financial or otherwise) made or furnished by or on behalf of any Loan Party or Restricted Subsidiary to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, shall be false or incorrect in any material respect (or if such representation, warranty, certificate, information or other statement (financial or otherwise) is qualified by materiality, in any respect) when made or furnished; or

(e) Cross-Default. (i) Any Loan Party or Restricted Subsidiary shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $5,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party or Restricted Subsidiary (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party or Restricted Subsidiary shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party or Restricted Subsidiary (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f) Insolvency; Voluntary Proceedings. Holdings, the Borrower or any Restricted Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated in full or in part (except in a transaction permitted by Section 5.02(d)), (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Holdings, the Borrower or any Restricted Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief (except in a transaction permitted by Section 5.02(d)) with respect to Holdings, the Borrower or any Restricted Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring any Loan Party or Restricted Subsidiary to pay an aggregate amount of $5,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(e)) shall be rendered against any Loan Party or Restricted Subsidiary in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of 30 consecutive days or (ii) any judgment, writ, assessment, warrant of attachment, Tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party or Restricted Subsidiary with an aggregate value in excess of $5,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

(i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability) or shall otherwise cease to be in full force and effect except in accordance with its terms or as otherwise provided hereunder; or

(j) Security Documents. Any Lien intended to be created by any Security Document on any material portion of the Collateral shall at any time be invalidated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document on any material portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, except as a result of the release of a Loan Party or the sale or other disposition of the applicable Collateral in a transaction permitted under the Credit Documents; or

(k) ERISA. (i) one or more ERISA Events shall occur or (ii) there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA as to any Single Employer Plan) individually or in the aggregate for all Single Employer Plans and Foreign Plans (excluding for purposes of such computation (x) any Plans with respect to which assets exceed benefit liabilities and (y) any Foreign Plans which are unfunded plans under any applicable Governmental Rule of the relevant Governmental Authority); and in each case in clause (i) or (ii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) Change of Control. Any Change of Control shall occur; or

(m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against Holdings, Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of 60 days; or

(n) Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(o) Designated Person. Any Group Member shall become a Designated Person; or

(p) Subordinated Obligations. Any trustee for, or any holder of, any of the Subordinated Obligations asserts in writing that any such Subordinated Obligations (or any portion thereof) is not subordinated to the Obligations in accordance with its terms or the applicable subordination agreement or a final judgment is entered by a court of competent jurisdiction that any such Subordinated Obligations (or any portion thereof) is not subordinated in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations) to the Obligations.

6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g) with respect to the Borrower, Holdings or any Restricted Subsidiary (other than an Immaterial Subsidiary)), the Administrative Agent may, subject to any First Lien Intercreditor Agreement and/or Second Lien Intercreditor Agreement then in effect, or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (a) terminate the Commitments, any obligation of any L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts or Lender Bank Products) payable by the Borrower to be due and payable and/or (c) require that the Borrower Cash Collateralize the Obligations in an amount equal to 103% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g) with respect to the Borrower, Holdings or any Restricted Subsidiary (other than an Immaterial Subsidiary), immediately and without notice, (1) the Commitments, any obligation of any L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrower to Cash Collateralize the Obligations in an amount equal to 103% of the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be promptly pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrower hereunder shall automatically become promptly due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, each of the

Administrative Agent and the Collateral Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both. Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral pledged by the Borrower as contemplated by the last sentence of Section 2.02(a)(ii)(H), shall first be applied to reimburse each L/C Issuer in respect of any amounts that a Lender has failed to fund under Section 2.02(c), then to the remaining L/C Obligations and then to the remaining Obligations in the manner set forth below:

The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent in the following order of priorities:

First, to the Administrative Agent and the Collateral Agent, pari passu and ratably, in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent and the Collateral Agent in connection therewith, including, without limitation, attorneys’ fees and costs and all amounts for which the Administrative Agent and the Collateral Agent are entitled to indemnification hereunder and under the other Credit Documents;

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents;

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of and premium (if any) on the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations), (ii) to the Lender Parties to whom Obligations are owed in connection with any Lender Rate Contracts and (iii) to the Lender Parties in an amount equal to any Secured Obligations (as defined in the Security Agreement) related to Lender Bank Products which are then unpaid;

Fourth, to the Lenders in an amount equal to any other Obligations which are then unpaid; and

Finally, upon payment in full of all of the Obligations, to the Borrower or its order, such Person as may be legally entitled thereto or as a court of competent jurisdiction may otherwise direct.

No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent, the Collateral Agent and the Lender Parties hereunder or thereunder or at law or in equity.

Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Guarantor shall not be applied to the Obligations that are Excluded Swap Obligations.

ARTICLE VII. ADMINISTRATIVE AGENT, COLLATERAL AGENT AND RELATIONS AMONG LENDERS

7.01. Appointment, Duties, Powers and Immunities.

(a) Each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is a provider of Lender Bank Products) and each Lender Party that is a party to a Lender Rate Contract hereby appoints and authorizes General Electric Capital Corporation, as the Administrative Agent and the Collateral Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto, and General Electric Capital Corporation hereby accepts such appointment as Administrative Agent and as Collateral Agent. Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is a provider of Lender Bank Products) and each Lender Party that is a party to a Lender Rate Contract hereby authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.

(b) Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Credit Documents (including in any proceeding described in Section 6.01(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Credit Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral, (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Credit Documents, (v) except as may be otherwise specified in any Credit Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Credit Documents, applicable Requirements of Law or otherwise and (vi) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Under the Credit Documents, the Administrative Agent (i) is acting solely on behalf of the Lender Parties and the L/C Issuers, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Credit Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Credit Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Credit Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor the Collateral Agent shall be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rules. None of the Administrative Agent, the Collateral Agent or any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party or Restricted Subsidiary contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party or Restricted Subsidiary to perform its obligations hereunder or thereunder. The Administrative Agent and the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor the Collateral Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent and the Collateral Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction, such action as the Administrative Agent or the Collateral Agent in good faith deems advisable under the circumstances.

(d) The Syndication Agent and the Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents, and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of the Syndication Agent or, except to the extent expressly set forth in Section 8.04(e), the Lead Arranger, in such capacity.

(e) The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.01(a) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder and hereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article VII, Section 8.02 and Section 8.03 as if set forth in full herein with respect thereto.

(f) Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided, however, that such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

7.02. Reliance by the Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. The Administrative Agent, the Collateral Agent, each L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any Electronic Transmission) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (including any certificate, notice or other document from a Loan Party or any Restricted Subsidiary that a sale, transfer, or other disposition of Collateral is permitted by Section 5.02(e)), and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent and the Collateral Agent with reasonable care. As to any other matter not expressly provided for by this Agreement, the Administrative Agent and the Collateral Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Credit Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders). Notwithstanding the above, the Administrative Agent and the Collateral Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent and the Collateral Agent receive an indemnification satisfactory to them from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent or the Collateral Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or the Collateral Agent, contrary to any Credit Document or applicable Requirement of Law.

7.03. Defaults. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Collateral Agent has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. If the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent or the Collateral Agent, as the case may be, shall give prompt notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04. Expenses; Indemnities.

(a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and other taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration (including any E-System or other Electronic Transmissions), modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Credit Document.

(b) Each Lender further agrees to indemnify the Administrative Agent, the Collateral Agent and each of their Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Proportionate Share of the claims, actions, suits, judgments, damages, losses (including to the extent not indemnified pursuant to Section 7.04(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or any of their Related Persons in any matter relating to or arising out of, in connection with or as a result of any Credit Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent or any of their Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent, the Collateral Agent or any of their Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment is made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. The Administrative Agent may offset against any payment to any Lender under a Credit Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which the Administrative Agent is entitled to indemnification from such Lender under this Section 7.04(c).

7.05. Non-Reliance. Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Credit Document or with respect to any transaction contemplated in any Credit Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Credit Document to be transmitted by the Administrative Agent to the Lenders or L/C Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Persons. Neither the Administrative Agent nor the Collateral Agent, nor any of their respective Affiliates, directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party or Restricted Subsidiary of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party or Restricted Subsidiary; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Group Member which may come into the possession of the Administrative Agent or the Collateral Agent or that is communicated to or obtained by the institution serving as Administrative Agent or Collateral Agent or any of their respective Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder or the other Credit Documents; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or Restricted Subsidiary or any officer, employee or agent of any Loan Party or Restricted Subsidiary in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party or Restricted Subsidiary to perform its obligations under this Agreement or any other Credit Document.

7.06. Resignation of the Administrative Agent or Collateral Agent.

(a) Each of the Administrative Agent and the Collateral Agent may resign upon 30 days’ notice by delivering written notice of such resignation to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent or the Collateral Agent, as applicable. If after 30 days after the date of the retiring Administrative Agent or the Collateral Agent’s notice of resignation, no successor Administrative Agent or Collateral Agent, as applicable, has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent or Collateral Agent, as applicable, may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations under the Credit Documents (except that, in the case of any Collateral held by the Collateral Agent on behalf of the Secured Parties, the retiring Collateral Agent shall continue to hold such Collateral until such time as a successor Collateral Agent is appointed), (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, until a successor Administrative Agent or Collateral Agent, as applicable, shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent or Collateral Agent, as applicable, and their respective Related Persons shall no longer have the benefit of any provision of any Credit Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent or Collateral Agent, as applicable, was, or because such Administrative Agent or Collateral Agent, as applicable, had been, validly acting as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents and (iv) subject to its rights under Section 7.02, the retiring Administrative Agent or Collateral Agent, as applicable, shall take such action as may be reasonably necessary to assign to the successor Administrative Agent or Collateral Agent, as applicable, its rights as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent or Collateral Agent, as applicable, a successor Administrative Agent or Collateral Agent, as applicable, shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, under the Credit Documents.

7.07. Collateral Matters.

(a) The Collateral Agent is hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b) The Lender Parties irrevocably authorize the Collateral Agent to release (and to execute and deliver such documents, instruments and agreements as the Collateral Agent may deem necessary to release) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon (A) termination of the Commitments, (B) the full Cash Collateralization of the then outstanding L/C Obligations, (C) either full Cash Collateralization of or other arrangements satisfactory to the obligees thereof (or, in the case of any Lender Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, satisfactory to GE Capital) in respect of Obligations under Lender Rate Contracts and Lender Bank Products and (D) the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Credit Documents (other than contingent indemnity obligations for which no claim has been made and unasserted reimbursement obligations); (ii) constituting property of any Loan Party or Restricted Subsidiary which is sold, transferred or otherwise disposed of in connection with any transaction permitted by this Agreement or the Credit Documents; (iii) constituting property leased to any Loan Party or Restricted Subsidiary under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by any Loan Party or Restricted Subsidiary to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. In the case of clause (ii) above involving a sale of a Guarantor, the Lenders also irrevocably authorize the Administrative Agent to release a Guarantor from the Guaranty. Upon request by the Collateral Agent, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 7.07.

(c) Any and all cash collateral for the Obligations shall be released to the Borrower, to the extent not applied to the Obligations, if (i) the Commitments have been terminated (ii) all Obligations (other than Obligations in respect of Lender Rate Contracts and Lender Bank Products) have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations or any other contingent obligations and (iii) Obligations in respect of Lender Rate Contracts and Lender Bank Products have been either fully Cash Collateralized or other arrangements satisfactory to the obligees thereof (or, in the case of any Lender Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, satisfactory to GE Capital) have been made; provided, that this shall not override the provisions in Sections 2.02(g) and 2.03(a) dealing with the partial release of Cash Collateral as set forth therein.

7.08. Performance of Conditions. For the purpose of determining fulfillment by any Loan Party or Restricted Subsidiary of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Proportionate Share of such Loan or Letter of Credit.

7.09. The Administrative Agent and the Collateral Agent in their Individual Capacities. Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Group Member and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder and as though the Collateral Agent were not the Collateral Agent hereunder. With respect to Loans, if any, made by the Administrative Agent or the Collateral Agent in its capacity as a Lender, the Administrative Agent or the Collateral Agent, as applicable, in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender or the Collateral Agent, as applicable, and the terms “Lender” or “Lenders” shall include the Administrative Agent or the Collateral Agent, as applicable, in its capacity as a Lender. Neither the Administrative Agent nor the Collateral Agent shall be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Collateral Agent.

7.10. Collateral Matters/Lender Rate Contracts/Lender Bank Products. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that the Lender Parties will have the benefits of the Collateral as set forth in the Credit Documents.

7.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, each L/C Issuer and the Administrative Agent under Sections 2.02(i), 2.02(j), 2.05, 8.02 and 8.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05, 8.02 and 8.03.

ARTICLE VIII. MISCELLANEOUS

8.01. Notices.

(a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to:

If to the Administrative Agent, L/C Issuer
and the Swing Line Lender For Notices of Borrowing, Notices of Conversion and Notices of Interest Period Selection:

General Electric Capital Corporation
500 W. Monroe, 10th Floor
Reference: Sagittarius Restaurants / Del Taco
Chicago, IL. 60661
Email address: GECAOps@ge.com

For all other notices to the
Administrative Agent, Collateral
Agent, L/C Issuer and Swing
Line Lender:	General Electric Capital Corporation
8377 E. Hartford Drive Suite 200
Scottsdale, AZ 85255
Attn: Sagittarius Restaurants / Del Taco Account Officer
Facsimile: (312) 441-7211

With a copy to:

General Electric Capital Corporation
201 Merritt 7
Norwalk, Connecticut 06851
Attn: Barbara Gould
Facsimile: (203) 956-4216

and

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Senior Counsel-Sponsor Finance
Facsimile: (312) 441-6876

The Borrower:	25521 Commercentre Drive
Suite 200
Lake Forest, CA 92630
Attention: Steve Brake
Telephone: (949) 462-7390
Telecopy: (949) 462-7444
E-mail: sbrake@deltaco.com

and otherwise to the party to be notified at its address set forth on the applicable signature page hereto or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Administrative Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System. Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 12:00 p.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent, the Collateral Agent or any Lender to be made by telephone or Electronic Transmission, the Administrative Agent, the Collateral Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent, the Collateral Agent or a Lender is such a person.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by any Electronic Transmission (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article VIII shall be effective until received by the Administrative Agent.

(c) Electronic Transmissions. (i) Authorization. Subject to the provisions of Section 8.01, each of the Administrative Agent, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein. Each of Holdings, the Borrower and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each Restricted Subsidiary to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(ii) Signatures. Subject to the provisions of Section 8.01, (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Credit Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(iii) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 8.01, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties, Loan Parties and the Restricted Subsidiaries in connection with the use of such E-System.

(iv) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of Administrative Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of Holdings, the Borrower and each Secured Party agrees (and each of Holdings and the Borrower shall cause each other Loan Party to agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

8.02. Expenses. The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all documented and reasonable out-of-pocket fees and expenses, including syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses (in the case of attorneys’ fees, all documented and reasonable costs and out-of-pocket expenses of one legal counsel and if reasonable necessary, no more than one local counsel in each relevant material jurisdiction and one special counsel in each relevant material specialty) incurred by the Administrative Agent, the Collateral Agent and the Lead Arranger in connection with the syndication of the facilities provided hereunder, due diligence, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments, waivers, consents, modifications and supplements related to the Credit Documents, (b) all documented and reasonable out-of-pocket fees and expenses of the Administrative Agent, the Collateral Agent and the Lead Arranger in connection with the use of any E-System or other Electronic Transmissions and (c) all documented fees and expenses, including attorneys’ fees and expenses, (i) incurred by the Administrative Agent, the Collateral Agent and the Lenders, in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, the Collateral Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving the Borrower or any Restricted Subsidiary). The obligations of the Borrower under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrower agrees to (a) protect, indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, each L/C Issuer, the Lead Arranger, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, representatives, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, actual losses, damages, penalties, judgments, costs, disbursements, or out-of-pocket expenses of any kind or nature and from any suits, claims or demands, including in respect of or for documented and reasonable out-of-pocket attorneys’ fees and other expenses (but limited to one counsel to such Indemnitees, taken as a whole and one local counsel in any relevant material jurisdiction to all such Indemnitees, taken as a whole, and, solely, in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant material jurisdiction) to each group of similarly situated affected Indemnitees) (each, a “Claim,” and collectively, the “Claims”) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (i) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (ii) any Environmental Damages, (iii) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby, and to reimburse each Indemnitee on demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing, (iv) the use of any E-System or Electronic Transmission or (v) any and all excise, sales or other similar Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by the Security Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar Taxes and (b) reimburse each Indemnitee, within 30 days after receipt of a written request together with customary backup documentation in reasonable detail, for all reasonable legal fees and other expenses in connection with such Indemnitee’s investigation or defense of any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, or expenses to the extent arising out of (x) the gross negligence, willful misconduct (including tortious conduct) or bad faith of such Indemnitee, (y) a material breach of the obligations of such Indemnitee under this Agreement or the other Credit Documents or (z) a dispute among Indemnitees (other than a Claim against any Indemnitee solely in its capacity as Lead Arranger, Administrative Agent or Collateral Agent), in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding to which the indemnity set forth in this Section 8.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the holders of the Borrower’s Equity Securities, any creditor of the Borrower or an Indemnitee and whether not an Indemnitee is otherwise a party thereto. Upon receiving knowledge of any Claim asserted by a third party that the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender believes is covered by this indemnity, the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender, as applicable, shall give the Borrower notice of the matter and the Administrative Agent, the Collateral Agent, the Lead Arranger or such Lender may select its own counsel or request that the Borrower defend such Claim, with legal counsel reasonably satisfactory to the Administrative Agent, the Collateral Agent, the Lead Arranger or such Lender as the case may be, at the Borrower’s sole cost and expense; provided, however, that the Administrative Agent, the Collateral Agent, the Lead Arranger or such Lender shall not be required to so notify the Borrower and the Administrative Agent, the Collateral Agent, the Lead Arranger or such Lender shall have the right to defend, at the Borrower’s sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s, the Collateral Agent’s, the Lead Arranger’s or such Lender’s business or that of its Affiliates. The Administrative Agent, the Collateral Agent, the Lead Arranger or such Lender may also require the Borrower to defend the matter. Notwithstanding the foregoing provisions, the Indemnitees will be entitled to employ counsel separate from counsel for the Borrower and for any other party in such action if any such Indemnitee reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Borrower not advisable, all at the Borrower’s reasonable expense; provided, that any such representation is limited to matters where such conflict of interest exists. If the Borrower chooses to defend or prosecute a third party claim, all the Indemnitees shall reasonably cooperate in the defense or prosecution thereof.

Such cooperation shall include the retention and (upon the Borrower’s request) the access to and the provision to the Borrower of records and information that are reasonably relevant to such third party claim, and making employees and Representatives available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Borrower in which an Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender to notify the Borrower of any such Claim shall not relieve the Borrower of its obligations under this Section 8.03, except to the extent the Borrower shall have been actually and materially prejudiced as a result of such failure. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee. The Borrower shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending Claim that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such Claim against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. The Borrower shall not be liable for any settlement of any Claim effected without its prior written consent (such consent not to be unreasonably withheld or delayed), but, if settled with the written consent of the Borrower or if there is a final judgment for the plaintiff in any such Claim, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement to the extent set forth in this Section 8.03. The obligations of the Borrower under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement. The obligations of the Loan Parties with respect to Environmental Damages are (1) separate and distinct from the Obligations described within the Mortgages and the Liens and security interests created in the Mortgages, and (2) may be enforced against the Loan Parties without regard to the existence of the Mortgages and independently of any action with respect to the Mortgages. This Section 8.03 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, etc., arising from a non-Tax claim.

The Borrower acknowledges and agrees that the use of electronic transmission is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse. The Borrower agrees to assume and accept such risks and hereby authorizes the use of transmission of electronic transmissions, and that no Indemnitee will have any liability for any damages arising from the use of such electronic transmission systems, except to the extent that the same is found by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence, willful misconduct or bad faith of such Indmenitees.

8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the Administrative Agent or Collateral Agent, as applicable, on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that in addition to the consent of the Required Lenders (other than in clause (a) below):

(a) Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any L/C Issuer;

(b) Any amendment, waiver or consent that would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) amend this Section 8.04, (iii) except as provided in Section 7.07, release all or substantially all of the Collateral or (iv) except as provided in Section 7.07, release any material Guarantor or all or substantially all of the Guarantors, must be in writing and signed or approved in writing by all of the Lenders (provided, that any Guarantor may be released without any Lender approval in connection with a sale or other disposition of the Equity Securities of such Guarantor that is permitted under Section 5.02(d) or (e), and provided, further, that this clause (iv) shall not apply to any amendment, waiver or consent with respect to Section 5.02(d) or (e), which amendment, waiver or consent shall require the consent of the Required Lenders);

(c) Any amendment, waiver or consent which would (i) reduce the principal of or interest on any Loans or L/C Borrowings or any fees or other amounts payable for the account of the Lenders hereunder, (ii) increase the Revolving Loan Commitment of any Lender, (iii) extend any date (including the Maturity Date) fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of a Lender (excluding mandatory prepayments required by Sections 2.06(c)), or (iv) amend Section 2.10, must be in writing and signed or approved in writing by each Lender directly adversely affected thereby;

(d) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Lender must be in writing and signed by such Lender (other than any assignment permitted under Section 8.05(c));

(e) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

(f) Any amendment, waiver or consent which affects the rights of the Lead Arranger under Section 8.02 or Section 8.03 or this Section 8.04(f) must be in writing and signed by the Lead Arranger;

(g) Any amendment, waiver or consent which affects the rights or duties of any L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by such L/C Issuer;

(h) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent;

(i) Any amendment, waiver or consent which affects the rights or obligations of the Collateral Agent must be in writing and signed by the Collateral Agent; and

(j) Any amendment, waiver or consent which alters the ratable treatment of Obligations arising under Lender Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Lender Party who is a party to a Lender Rate Contract becoming unsecured (other than releases of Liens affecting all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to any such Lender Party, must be in writing and signed by such Lender Party or, in the case of a Lender Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.

For the avoidance of doubt, the application of the provisions of Section 15 of the Subsidiary Guaranty or any similar provisions in any other Credit Document: (1) is automatic to the extent applicable, (2) is not an amendment or modification of the Guaranty or any other Credit Document and (3) does not require the consent or approval of any Person.

No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrower (which may be payable only to the Lenders that consent to such matters within specified periods).

This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower to (x) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the accrued interest and fees in respect thereof and (y) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, (x) the Fee Letters may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof and (y) each Lender Rate Contract and agreement with respect to Lender Bank Products may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

Notwithstanding the foregoing provisions of this Section 8.04, any Refinancing Amendment, Incremental Amendment, Revolving Extension Amendment and Term Extension Amendment shall be subject only to the consent of the Administrative Agent, Borrower and the applicable Lenders party to such Refinancing Amendment, Incremental Amendment, Extension Amendment or Term Extension Amendment as described in Sections 2.17, 2.18, 2.19 and 2.20, as applicable.

Notwithstanding the foregoing provisions of this Section 8.04, no Lender or L/C Issuer consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement that is (A) for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement or such Second Lien Intercreditor Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (B) expressly contemplated by any First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

Notwithstanding anything to the contrary contained herein or in any other Credit Document Holdings or the Borrower shall not have any voting rights as a Lender (and shall not be considered as a Lender) even if they hold any Auction Purchase Term Loans.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against any Loan Party or Restricted Subsidiary shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 6.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or the Collateral Agent, as applicable) hereunder and under the other Credit Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Credit Documents or (c) any Lender from exercising setoff rights in accordance with Section 8.06 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Administrative Agent or the Collateral Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document (except in connection with a merger or consolidation permitted by Section 5.02(d)) without the prior written consent of the Administrative Agent and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b) Participations. Any Lender may, without notice to or consent of the Borrower (other than with respect to any such participation to an Affiliated Lender Participant, which participation shall be permitted only to the extent that a written notice with respect thereto shall have been provided to the Administrative Agent at least three (3) Business Days prior to such participation), at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(b), participations in L/C Obligations and in Swing Line Loans). The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant to which such Lender has sold participating interests in the applicable Loan and the amount of each Participant’s interest in the Obligations owing to such Lender (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the related Obligation, subject to the provisions of this Section 8.05(b). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(b)(iii) or (iv) or Section 8.04(c)(i) or (ii) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder; provided, that each Affiliated Lender Participant shall be deemed to grant or withhold consent under its participation with respect to any amendments, waivers or consents with respect to any Credit Document or to exercise or refrain from exercising any powers or rights under or in respect of the Credit Documents in the same manner in which an Affiliated Lender is deemed to vote in accordance with Section 8.05(j)(iii) (and each participation agreement with respect to a participation to an Affiliated Lender Participant must provide for such deemed consent or withholding of consent). The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer, and each Participant shall be entitled to the benefits of the aforementioned sections to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.05(c); provided, (i) a Participant shall not be entitled to receive any greater payment under Section 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent (not to be unreasonably withheld or delayed) and (ii) a Participant shall not be entitled to the benefits of Section 2.12 unless such Participant agrees to provide the forms described in Section 2.12(e) and Section 2.12(f) as though it were a Lender to the Lender from which such participation was transferred.

(c) Assignments. Any Lender may, at any time, sell and assign to any other Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit H (an “Assignment Agreement”), executed by each applicable Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i) Each Assignee Lender that is a Revolving Lender shall provide appropriate assurances and indemnities (which may include letters of credit) to each L/C Issuer and the Swing Line Lender as each may require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding;

(ii) Without the written consent of the Administrative Agent and, if (x) no Event of Default under Sections 6.01(a), 6.01(f) or 6.01(g) has occurred and is continuing or (y) the assignment is during the period commencing on the Closing Date and ending on the earlier of (A) the date that is 90 days following the Closing Date and (B) completion of a successful syndication as determined by the Administrative Agent and the Borrower, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld; provided, that, with respect to the Borrower, such consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of a request for such acceptance), no Lender may make any Assignment (x) of Term Loans to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof or Approved Fund or an Affiliated Lender or (y) of Revolving Loan Commitments, Revolving Loans, L/C Advances and Swing Line Loans to any Assignee Lender which is not, immediately prior to such Assignment, a Revolving Lender hereunder; and

(iii) Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Revolving Lender, each L/C Issuer, and (3) if no Event of Default under Sections 6.01(a), 6.01(f) or 6.01(g) has occurred and is continuing, the Borrower, each such consent which shall not be unreasonably withheld or delayed, no Lender may make any Assignment to any Assignee Lender (I) with respect to any Assignment of a Term Loan, that is less than One Million Dollars ($1,000,000) in the aggregate, (II) with respect to any Assignment of Revolving Loans or a Revolving Loan Commitment, that is less than Five Million Dollars ($5,000,000) in the aggregate or (III) if, after giving effect to such Assignment, the Revolving Loan Commitment or Term Loan of such Lender or such Assignee Lender would be less than One Million Dollars ($1,000,000) or Five Million Dollars ($5,000,000), respectively (except that, in each case, a Lender may make an Assignment which reduces its Revolving Loan Commitment or Term Loan to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by Section 8.05(c)(ii) above); provided, that no minimum assignment threshold shall be required with respect to any assignment by any Lender to an Approved Fund; and

(iv) No assignment or participation may be made to natural persons, or Holdings, the Borrower, any Sponsor or any of their respective Affiliates or Subsidiaries (other than as contemplated by this Section 8.05; provided, however, that so long as no Event of Default has occurred and is continuing or would be caused thereby, Holdings or the Borrower may make the Auction Permitted Term Loan Purchases on a non-pro rata basis in accordance with the Auction Process set forth in Annex B, to which reference is made and by this reference deemed incorporated in this Agreement as if the provisions thereof were set forth in full in this Agreement; provided, that (A) in connection with any Auction Permitted Term Loan Purchase, Holdings or the Borrower, as applicable, shall make a representation that it is not in possession of material non-public information, (B) in the aggregate, the principal amount of Term Loans that may be purchased by Holdings or the Borrower shall not exceed $50,000,000 during the term of this Agreement, and (C) the Auction Purchased Term Loans shall not have any voting rights under this Agreement or any other Credit Documents. Immediately upon acquisition by Holdings or the Borrower, as applicable, any and all Auction Purchased Term Loans shall be automatically and permanently cancelled.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and/or Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and/or Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note or Term Loan Note, if any, of the Assignor Lender thereunder, a new Revolving Loan Note or Term Loan Note to each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note or Term Loan Note to the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it). Each such new Revolving Loan Note and Term Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”. Each Assignee Lender which was not immediately prior to the time of the assignment a Lender hereunder shall, within three Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent the applicable forms described in Section 2.12(e) and 2.12(f) as if it were a Lender but only if and to the extent such Lender is legally entitled to do so (it being understood that if such Lender is not legally entitled to do so but is entitled to deliver applicable forms which entitle such Lender to a reduced rate of withholding Tax, it shall execute and deliver such other forms) and such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) shall not be entitled to indemnification for Indemnifiable Taxes or Other Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment; provided, however, that if an Assignee is legally entitled to provide the applicable forms and an interest payment date occurs between the date the Assignee becomes a Lender and the date on which such form(s) are provided, the Borrower shall be entitled to withhold Taxes required to be withheld because such Assignee has not provided such forms, and such Assignee shall not be entitled to a gross-up for Taxes withheld solely as a result of such Assignee’s failure to deliver the forms prior to an interest payment date.

Notwithstanding anything to the contrary contained herein, if at any time GE Capital assigns all of its Commitments and Loans pursuant to Section 8.05(c) above, GE Capital may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder (with the consent of such Lender to be appointed as a successor L/C Issuer or Swing Line Lender, as the case may be); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of GE Capital as L/C Issuer or Swing Line Lender, as the case may be. Each L/C Issuer shall retain all the rights and obligations of such L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If GE Capital resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

(d) Register. The Borrower hereby designates the Administrative Agent (the “Agent”), and the Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 8.05(d), to maintain a register at its address referred to in Section 8.01 (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by, and Letters of Credit of, each of the Lenders and each repayment in respect of the principal amount of the Loans and Letters of Credit of each Lender. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, absent manifest error. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans or Letters of Credit. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan or Letter of Credit made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent. The ownership of such Commitment, Loans and Letters of Credit prior to such recordation and all amounts owing to the transferor with respect to such Commitment, Loans and Letters of Credit shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitment, Loan or Letter of Credit shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.05(c). Coincident with the delivery of such an Assignment Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to assigning or transferor Lender. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.05(d); provided, however, that the Borrower shall not be liable to indemnify the Administrative Agent from and against any of the foregoing to the extent they are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct. It is intended that this Section 8.05(d) constitute a “book entry system” within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B) and shall be interpreted consistently therewith.

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) and, to the extent required by Section 8.05(c), the applicable forms and certificates described in Section 2.12(e) and Section 2.12(f) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrower a revised Schedule I reflecting the names, addresses and respective Commitments or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means).

(f) Confidentiality. Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Group Members to each other or to any potential Participant or Assignee Lender.

(g) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans)

to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h) True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, any L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in Section 8.05(b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

(i) Additional Forms. If required by applicable Governmental Rules or otherwise deemed prudent by the Administrative Agent, the Borrower and each Lender shall prepare, execute and deliver a completed FR Form U-1 (or FR Form G-3, as applicable), referred to in Regulation U, for each Lender (and, if applicable, for each Participant, in which case the applicable Lender shall cause its Participant to satisfy the requirements of this Section).

(j) Affiliated Lenders.

(i) In addition to the other rights provided in this Section 8.05, each Lender may assign (or grant participation in) all or a portion of any of its Term Loans to any Person who, after giving effect to such assignment (or participation), would be an Affiliated Lender or an Affiliated Lender Participant (without the consent of any Person but subject to acknowledgment by the Administrative Agent (which acknowledgment shall be provided promptly after request therefor)); provided, that:

(A) except as previously disclosed in writing to the Administrative Agent, each Affiliated Lender represents and warrants as of the date of any assignment to such Affiliated Lender pursuant to this Section 8.05(j), that such Affiliated Lender has no material non-public information that both (1) has not been disclosed to the Assignor Lender (other than because such Assignor Lender does not wish to receive material non-public information with respect to any Loan Party or any of their respective securities) prior to such date and (2) could reasonably be expected to have a material effect upon a Lender’s decision to assign Term Loans to such Affiliated Lender;

(B) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of their Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(C) For the avoidance of doubt, Lenders shall not be permitted to assign any Revolving Loan Commitments or Revolving Loans (or grant any participation therein) to an Affiliated Lender or Affiliated Lender Participant, as applicable, and any purported assignment of or participation in any Revolving Loan Commitments or Revolving Loans to an Affiliated Lender or Affiliated Lender Participant shall be null and void;

(D) (I) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders (or on which Affiliated Lender Participants have a participation) shall not exceed 25% of the original principal amount of all Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”), (II) Affiliated Lenders shall constitute less than 50% of the number of holders of all Term Loans at such time outstanding and (III) there shall be no more than three (3) Affiliated Lenders and Affiliated Lender Participants in the aggregate; and

(E) As a condition to each assignment pursuant to this clause (j), (A) the Administrative Agent shall have been provided an Affiliated Lender Assignment Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, and shall be under no obligation to record such assignment in the Register until three (3) Business Days after receipt of such notice and (B) the Administrative Agent shall have consented to such assignment (which consent shall not be withheld unless the Administrative Agent reasonably believes that such assignment would violate this clause (j)).

(ii) Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited or (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or any representative of any Loan Party.

(iii) Notwithstanding anything in Section 8.04 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Credit Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, an Affiliated Lender shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders; provided, that without the consent of an Affiliated Lender, no such amendment, modification, waiver, consent or other action shall (1) increase any Commitment of such Affiliated Lender, (2) extend the due date for any scheduled installment of principal of any Term Loan held by such Affiliated Lender, (3) extend the due date for interest under the Credit Documents owed to such Affiliated Lender, (4) reduce any amount owing to such Affiliated Lender under any Credit Document or (5) disproportionately and adversely impact such Affiliated Lender in comparison to the other Lenders, in each case except as provided in clause (iv) of this subsection 8.05(j); provided, further, that the Unrelated GS Parties shall have voting rights and shall be included in determining Required Lenders for all purposes hereof to the extent that such Unrelated GS Parties have an aggregate Proportionate Share that is less than twenty-five percent (25%) of the total Proportionate Shares of all Lenders.

(iv) Each Affiliated Lender, solely in its capacity as a holder of any tranche of Term Loans, hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, with respect to any matter requiring the vote of holders of any tranche of Term Loans during the pendency of such proceeding (including voting on any plan of reorganization pursuant to 11 U.S.C. §1126), tranche or tranches of Term Loans held by such Affiliated Lender (and any claim with respect thereto) shall be deemed assigned for all purposes to the Administrative Agent, which shall cast such vote in accordance with clause (iii) above of this subsection 8.05(j) (without regard to clauses (2), (3) and (4) of the proviso to such clause (iii)). For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in this clause (iv) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to any Loan Party.

8.06. Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable Governmental Rules, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrower. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09. Jury Trial. EACH OF THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL RULES, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10. Confidentiality. None of the Lenders, the Administrative Agent or the Collateral Agent shall disclose to any Person any Confidential Information, except that any Lender, the Administrative Agent or the Collateral Agent may disclose any such information (a) to its Affiliates or any of its or its Affiliates’ employees, officers, directors, agents, legal counsel, accountants, auditors and other representatives and advisors (collectively, its “Representatives”) in connection with the evaluation, administration and enforcement of the Credit Documents or the development of the relationship between such Lender, the Administrative Agent or the Collateral Agent and any Group Member (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and not to use such Confidential Information for any unlawful purpose); (b) to any other Lender, the Administrative Agent, the Lead Arranger or the Collateral Agent; (c) to the extent required by Governmental Rules or in connection with any legal or judicial proceedings or otherwise requested by any governmental agency, regulatory authority (including, any self-regulatory organization claiming to have jurisdiction) or any bank examiner; provided, that if such Lender, the Administrative Agent or the

Collateral Agent discloses any Confidential Information to a person pursuant to this clause (c), then such Lender, the Administrative Agent or the Collateral Agent will, to the extent not prohibited by any Governmental Rules (i) inform such person of the confidential nature of such information and (ii) notify Holdings of such disclosure promptly; provided, however, that such Lender, the Administrative Agent and the Collateral Agent shall not be required to inform such person or give such notification to Holdings if the disclosure was made to a bank examiner, regulatory examiner or self-regulatory examiner in the course of such examiner’s examination or inspection; (d) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries; provided, that such Assignee Lender or Participant or prospective Assignee Lender or Participant or potential counterparty agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; (e) to rating agencies and industry trade organizations information for inclusion in league table measurements; or (f) otherwise with the prior consent of such Group Member; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Group Members under this Agreement and the other Credit Documents. Nothing in this Section 8.10 shall limit the use of any E-System or Electronic Transmission as described in Section 8.01(b).

8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by Electronic Transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

8.12. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts; provided, that nothing in this Agreement shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Credit Documents. In addition, the Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of any State (each a “Real Property State”) where any real property described in any Mortgage is located and the courts of the United States located in any such Real Property State and agrees that any legal action, suit or proceeding arising out of or relating to any Mortgage related to real property located in a Real Property State may be brought against such party in any such courts in such Real Property State. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York or any Real Property State or to any court of the United States; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

8.13. Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders. Neither the Lenders nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Lenders, the Administrative Agent and the Collateral Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent or any Lender or the operations of the Borrower or any of its Affiliates. The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Administrative Agent or the Collateral Agent in connection with such matters is solely for the protection of the Lenders, the Administrative Agent and the Collateral Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

8.15. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, each party to this Agreement hereby agrees that it shall not seek from any other party to this Agreement any punitive, special, exemplary or consequential damages under any theory of liability.

8.16. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.17. Use of Name. (a) Each of Holdings and the Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Equity Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Credit Documents or any transaction contemplated therein to which the Secured Parties are party without at least two (2) Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

(b) Each Loan Party consents to the publication by the Administrative Agent or any Lender of any press release, tombstone, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark. The Administrative Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to Borrower for review and comment prior to the publication thereof.

8.18. Intercreditor Agreements. The Administrative Agent and the Collateral Agent are authorized to enter into any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Permitted Pari Passu Secured Refinancing Debt or any Permitted Junior Secured Refinancing Debt, in order to permit such Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by a Borrower or relevant Subsidiary, to the extent such priority is permitted by the Credit Documents)), and the parties hereto acknowledge that any First Lien Intercreditor Agreement (if entered into) and any Second Lien Intercreditor Agreement (if entered into) will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any First Lien Intercreditor Agreement (if entered into) or any Second Lien Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Permitted Pari Passu Secured Refinancing Debt or any Permitted Junior Secured Refinancing Debt, in order to permit such Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Credit Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

8.19. Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that GE Capital is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as GE Capital sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities GE Capital may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.

[The first signature page follows.]

IN WITNESS WHEREOF, Holdings, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

HOLDINGS:

F&C RESTAURANT HOLDING CO.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	EVP, Chief Financial Officer

BORROWER:

SAGITTARIUS RESTAURANTS LLC

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	EVP, Chief Financial Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT, COLLATERAL AGENT, L/C ISSUER AND SWING LINE LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender

By:	/s/ David A. Foshager
Name:	David A. Foshager
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

THE LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ David A. Foshager
Name:	David A. Foshager
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CapitalSource Bank

By:	/s/ Robert Dailey
Name:	Robert Dailey
Title:	Senior Vice President

CapitalSource Bank Attn: Portfolio Management 5404 Wisconsin Avenue, 2nd Floor Chevy Chase, MD 20815

[SIGNATURE PAGE TO CREDIT AGREEMENT]

NEWSTAR COMMERCIAL LOAN TRUST 2006-1
By: NewStar Financial, Inc., as Servicer

By:	/s/ Michael Faherty
Name:	Michael Faherty
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:	/s/ John Schmidt
Name:	John Schmidt
Title:	Senior Vice President

Address for notices: Bank of America, N.A. Attn: Restaurant Finance Group Mailstop: MA5-100-09-01 100 Federal Street Boston, MA 02110

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SCHEDULE I

THE LENDERS

Name of Lender	Revolving Loan Commitment	Revolving Proportionate Share	Term Loan Commitment	Term Proportionate Share
General Electric Capital Corporation	$26,279,070	65.70%	$157,000,000	89.71%
Bank of America, N.A	$10,000,000	25%	$0	0%
[Newstar Financial Inc.]	$0	0%	$5,000,000	2.86%
[CapitalSource]	$3,720,930	9.30%	$13,000,000	7.43%

Total	$40,000,000	100.00%	$175,000,000	100.00%

ANNEX A

Initial Conditions Precedent

The occurrence of the initial Credit Event under the Credit Agreement is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Borrower, receipt by the Administrative Agent of such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent (or, where expressly indicated, the Collateral Agent or GE Capital, as the case may be) and each Lender and with sufficient copies for the Administrative Agent (and, where expressly indicated, each Lender) and (ii) in the case of all other conditions listed below, the Administrative Agent’s (or, where expressly indicated, the Collateral Agent’s or GE Capital’s, as the case may be) determination that such conditions have been reasonably satisfied or waived.

(a) Principal Credit Documents and Other Documents.

(i) This Agreement, duly executed by Holdings, the Borrower, each Lender and the Administrative Agent;

(ii) A Revolving Loan Note payable to each Revolving Lender who requests a Revolving Note, each duly executed by the Borrower;

(iii) A Term Loan Note payable to each Term Lender who requests a Term Loan Note, each duly executed by the Borrower;

(iv) If requested by the Swing Line Lender, a Swing Line Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrower;

(v) The Holdings Guaranty, duly executed by Holdings;

(vi) The Subsidiary Guaranty, duly executed by the Guarantors party thereto;

(vii) The Security Agreement, duly executed by the Borrower and the Guarantors, together with (A) the original certificates (if any) representing all of the outstanding Equity Securities of the Borrower and each Subsidiary that are pledged to the Collateral Agent pursuant to the Security Agreement (or any other Security Document), together with undated stock powers duly executed by the appropriate Person, as applicable, in blank and attached thereto and (B) all other collateral listed on Schedule I of the Security Agreement;

(viii) The completed Collateral Certificate, duly executed by the Borrower; and

(ix) A letter agreement, duly executed by GE Capital, the Borrower and Wells Fargo Bank, N.A., in form and substance reasonably acceptable to GE Capital, pursuant to which GE Capital assumes liability as the L/C Issuer under the Revolving Facility with respect to the Existing Letters of Credit.

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(b) Borrower’s Organizational Documents.

(i) The certificate or articles of incorporation of the Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of the Borrower’s jurisdiction of incorporation;

(ii) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, certifying (A) that attached thereto is a true and correct copy of the certificate or articles of incorporation and bylaws of the Borrower as in effect on the Closing Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents executed or to be executed by the Borrower and the consummation of the transactions contemplated hereby and thereby; (C) that there are no proceedings for the dissolution or liquidation of the Borrower; and (D) the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform the Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by the Borrower;

(iii) Certificates of good standing (or comparable certificates) for the Borrower, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of the Borrower’s jurisdiction of incorporation and each jurisdiction in which the Borrower does a material amount of business; and

(iv) To the extent available on a commercially reasonable basis, Certificates of the Franchise Tax Board, Secretary of State or comparable official of the same jurisdictions referenced in clause (iii) above for the Borrower (to the extent that such Governmental Authority customarily makes available such certificates with respect to entities of the same type as the Borrower), certified as of a recent date prior to the Closing Date, stating that the Borrower is in good tax standing under the laws of such jurisdiction; provided, however, the Administrative Agent may in its discretion agree that one or more such certificates may be provided on a post-closing basis within a time period that the Administrative Agent believes to be reasonable.

(c) Guarantor Organizational Documents.

(i) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation; provided, however, the Administrative Agent may in its discretion agree that one or more such certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document may be provided on a post-closing basis within a time period that the Administrative Agent believes to be reasonable;

(ii) A certificate of good standing (or comparable certificate) for each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation and jurisdiction in which such Guarantor does a material amount of business;

(iii) To the extent available on a commercially reasonable basis, Certificates of the Franchise Tax Board, Secretary of State or comparable official of the jurisdiction of incorporation or formation of each Guarantor (to the extent that such Governmental Authority customarily makes available such certificates with respect to entities of the same type as such Guarantor) and each state in which such Guarantor is qualified to do business, dated as of a date close to the Closing Date, stating that such Person is in good tax standing under the laws of such jurisdiction; provided, however the Administrative Agent may in its discretion agree that one or more such certificates may be provided on a post-closing basis within a time period that the Administrative Agent believes to be reasonable; and

(iv) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Closing Date, certifying (A) that attached thereto is a true and correct copy of the Organizational Documents of such Person as in effect on the Closing Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Person and continuing in effect, which authorize the execution, delivery and performance by such Person each Credit Document executed or to be executed by such Person and the consummation of the transactions contemplated thereby; (C) that there are no proceedings for the dissolution or liquidation of such Person; and (D) the incumbency, signatures and authority of the officers of such Person authorized to execute, deliver and perform the Credit Documents to be executed by such Person.

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(d) Financial Statements, Financial Condition, Etc.

(i) A copy of the (A) audited consolidated Financial Statements of the Borrower and its consolidated Subsidiaries for the fiscal years ending January 2, 2011, January 3, 2012, and January 1, 2013;

(ii) A copy of (and the Administrative Agent’s reasonably satisfactory review of) the projected consolidated financial statements of the Group Members by fiscal year for each of the fiscal years through the Latest Maturity Date (which shall be set forth on a quarterly basis for the first four fiscal quarters ended after the Closing Date and annually thereafter), including, in each case, projected balance sheets, statements of income and statements of cash flow of the Group Members, all in reasonable detail and prepared by a Senior Finance Officer of the Borrower;

(iii) A pro forma unaudited consolidated balance sheet for the Borrower and its Subsidiaries on a consolidated basis as of the Closing Date giving pro forma effect to the Refinancing Transactions; and

(iv) A certificate of a Senior Finance Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, stating that the Borrower and its Restricted Subsidiaries, taken as a whole, are, and after giving effect to the Refinancing Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be, Solvent.

(e) Other Collateral Documents.

(i) Copies of all appropriate Uniform Commercial Code financing statements and documents to be filed with the United States Patent and Trademark Office and all other filings and documents reasonably necessary to perfect the security interest granted to the Collateral Agent under the Security Documents;

(ii) A payoff letter from Wells Fargo Bank, National Association with respect to any Indebtedness under the Existing Credit Facility and evidence of the termination of all Liens (including, without limitation, mortgage releases, control agreement terminations, UCC-3s and terminations of any intellectual property security agreement filings) granted in connection therewith, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

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(iii) Uniform Commercial Code searches or search certifications from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (f)(i) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Collateral Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement as Permitted Liens or (b) for which the Administrative Agent has received a termination statement or has made a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness pursuant to subsection (f)(ii) above;

(iv) Intercompany notes, duly executed by the applicable Group Members, in form and substance reasonably satisfactory to the Administrative Agent, evidencing all Indebtedness owing among the Group Members, together with undated allonges duly executed by the appropriate Person; and

(v) Such other evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Liens created and required to be perfected by the Security Documents have been taken.

(g) Opinions. Opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, from Latham & Watkins, LLP, special counsel for the Loan Parties.

(h) Other Items.

(i) The pro forma capital and ownership structure and the shareholding arrangements of Holdings, the Borrower and their Subsidiaries (and all agreements relating thereto), in form and substance reasonably satisfactory to the Administrative Agent;

(ii) A duly completed Notice of Loan Borrowing for Revolving Loans, to the extent any Revolving Loans are requested to be made to the Borrower on the Closing Date;

(iii) A duly completed Notice of Loan Borrowing for the Term Loans;

(iv) A funds flow statement detailing the disbursement of the Borrowings to occur on the Closing Date, in form and substance reasonably acceptable to the Administrative Agent;

(v) Certificates of insurance and endorsements (including a lender’s loss payable endorsement) naming the Collateral Agent as mortgagee and loss payee and the Collateral Agent as an additional insured in accordance with Section 5.01(e) of this Agreement;

(vi) Since January 1, 2013, no event or circumstance shall have occurred that has resulted or could result in a material adverse change in the business, operations, financial condition, assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole;

(vii) There shall not exist any pending or, to the knowledge of a Responsible Officer of Holdings or the Borrower, threatened litigation, bankruptcy or other proceeding that could reasonably be expected to have a Material Adverse Effect on the Loan Parties and the Restricted Subsidiaries, taken as a whole;

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(viii) There shall not exist any order, decree, judgment, ruling or injunction which restrains any part of the consummation of the transactions contemplated under this Agreement or the other Credit Documents;

(ix) A certificate of a Senior Finance Officer of Holdings and Borrower certifying that (A) the representations and warranties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date); (B) no Default or Event of Default shall have occurred and be continuing; and (C) the Loan Parties and the Restricted Subsidiaries have obtained all Governmental Authorizations and material third party consents, in each case that are necessary to have been obtained prior to the Closing Date and which are in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent could not have a Material Adverse Effect;

(x) The Loan Parties shall have provided to the Lenders such documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;

(xi) All reasonable fees and expenses due to the Lenders, the Administrative Agent and counsel to the Administrative Agent shall have been paid (including reasonable fees and expenses of counsel to the GE Capital Parties invoiced through the Closing Date and fees payable to GE Capital pursuant to the Fee Letters); and

(xii) Consummation of the Borrower Subordinated Notes Redemption and execution and delivery of the Subordinated Note Amendments.

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ANNEX B

AUCTION PROCESS FOR AUCTION PERMITTED TERM LOAN PURCHASES

Each Auction Permitted Term Loan Purchase shall be consummated in accordance with the Auction Process set forth herein.

Section 1.	Defined Terms.

The following terms used in this Annex B shall have the following meanings:

“Auction Purchase Notice” means an irrevocable notice in the form of Annex C, executed by the Borrower and delivered to the Administrative Agent in accordance with the terms of Section 2 of this Annex B.

“Clearing Price” has the meaning set forth in Section 2(iv) of this Annex B.

“Liquidity” means, with respect to any Auction Permitted Term Loan Purchase, on any date of determination, the sum of (a) cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries that are Wholly Owned Subsidiaries excluding restricted cash as determined in accordance with GAAP plus (b) the amount of the Unused Revolving Commitment.

“Offer Price” has the meaning set forth in Section 2(i) of this Annex B.

“Purchase Amount” has the meaning set forth in Section 2(i) of this Annex B.

“Qualifying Bids” has the meaning set forth in Section 2(iv) of this Annex B.

“Qualifying Lenders” has the meaning set forth in Section 2(iv) of this Annex B.

“Qualifying Loans” has the meaning set forth in Section 2(iv) of this Annex B.

“Reply Amount” has the meaning set forth in Section 2(iii) of this Annex B.

“Reply Price” has the meaning set forth in Section 2(iii) of this Annex B.

“Return Bid” has the meaning set forth in Section 2(iii) of this Annex B.

Section 2.	Auction Process.

Holdings and the Borrower are permitted to make Auction Permitted Term Loan Purchases in the aggregate up to $50,000,000 of the principal amount of the Term Loans during the term of this Agreement, subject to the following term and conditions:

(i) Holdings or the Borrower, as applicable, will notify the Administrative Agent in writing by delivery of an Auction Purchase Notice executed by a duly authorized officer of the Borrower (and the Administrative Agent will deliver the Auction Purchase Notice to the Term Lenders), that Holdings or the Borrower, as applicable, wishes to make an offer to purchase Term Loans in an aggregate principal amount as specified in the Auction Purchase Notice (the “Purchase Amount”), subject to a range or discount to par expressed as a price at which Holdings or the Borrower, as applicable, would consummate an Auction Permitted Term Loan Purchase (the “Offer Price”); provided, that (a) the Auction Purchase Notice shall specify that each Return Bid must be submitted within a period ending on

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a date that occurs on or before at least one Business Day following that date of such Auction Process Notice and up to a maximum of 5 Business Days (or such longer period of time mutually agreed upon by the Administrative Agent and Borrower and disclosed to the Term Lenders prior to the initiation of a particular Auction Process) following the date of the Auction Purchase Notice (subject to Holdings’ or the Borrower’s option, as applicable, to extend such period in accordance with Section 2(ii) below), (b) the Purchase Amount specified in the Auction Purchase Notice delivered by the Borrower to the Administrative Agent shall not be less than a minimum face amount of $5,000,000, and shall be in minimum incremental amounts of $1,000,000 (provided, that such minimum offer amount may be less than $5,000,000 to the extent such greater amount would be in violation of clause (d) or clause (e) below), (c) no Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom, (d) after giving effect to such Auction Permitted Term Loan Purchase and all other Auction Permitted Term Loan Purchases to be consummated concurrently or substantially concurrently therewith, the Liquidity shall not be less than $25,000,000, (e) the Purchase Amount of such Auction Permitted Term Loan Purchase, together with the principal amount of all Auction Permitted Term Loans purchased by Holdings or the Borrower prior to such Auction Permitted Term Loan Purchase, shall not exceed $50,000,000, (f) the consideration for such Auction Permitted Term Loan Purchase is not directly or indirectly derived from the proceeds of Revolving Loans, (g) Holdings or the Borrower has given Administrative Agent not less than three Business Days prior written notice that it may initiate an Auction Process and (h) at the time of delivery of the Auction Purchase Notice to the Administrative Agent, Holdings or the Borrower, as applicable, shall certify in writing that (i) in connection with such Auction Permitted Term Loan Purchase, it is not in possession of material non-public information and (ii) the conditions set forth in clauses (c) through (g) have been satisfied;

(ii) Holdings or the Borrower shall not be required to initiate the Auction Process with respect to any Auction Permitted Term Loan Purchase; provided, however, that once the Auction Process has been initiated by the delivery of an Auction Purchase Notice, Holdings or the Borrower, as applicable, may not withdraw its Auction Purchase Notice, in whole or in part, or terminate the Auction Process, it being understood that, if the Reply Amounts relating to such Auction Purchase Notice are insufficient to allow Holdings or the Borrower, as applicable, to complete a purchase of the entire Purchase Amount, Holdings or the Borrower, as applicable, may, to the extent permitted hereunder, initiate a new Auction Process by delivering a new Auction Process Notice, at which point the previous Auction Process shall terminate. During each Auction Process, Holdings or the Borrower, as applicable, with the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), upon written notice to be delivered no later than 6 business hours prior to the deadline specified in the Auction Purchase Notice for the submission of Return Bids, may extend one time per Auction Process such deadline up to the last day of, but not to exceed, the maximum length of the auction period permitted pursuant to Section 2(i)(a) above;

(iii) Holdings and the Borrower will allow each Term Lender to submit a notice of participation (the “Return Bid”) to the Administrative Agent which shall specify one or more discounts to par expressed as a price (each, a “Reply Price”) (but in no event will the Reply Price(s) for the proposed Auction Permitted Term Loan Purchase be greater than the Offer Price or greater than the highest price of the Offer Price when such price is expressed as a range) and the corresponding principal amount (or amounts as the case may be) of Term Loans at which such Term Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Reply Price, which must be in incremental amounts of $1,000, unless such Term Lender submits a Return Bid equal to such Lender’s entire remaining amount of Term Loans (the “Reply Amount”). In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment Agreement;

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(iv) based on the Reply Prices and Reply Amounts of the Term Loans as are specified by the Term Lenders, the Administrative Agent in consultation with Holdings and the Borrower, will determine (x) the applicable discount (the “Clearing Price”) for the relevant Auction Permitted Term Loan Purchase which will be either (A) in the event the Reply Amounts relating to such Auction Purchase Notice are sufficient to allow Holdings or the Borrower, as applicable, to complete a purchase of the entire Purchase Amount, the lowest Reply Price at which Holdings or the Borrower, as applicable, can complete the Auction Permitted Term Loan Purchase for the entire Purchase Amount, or (B) in the event that the Reply Amounts relating to such Auction Purchase Notice are insufficient to allow Holdings or the Borrower, as applicable, to complete a purchase of the entire Purchase Amount, the highest Reply Price that is less than or equal to the Offer Price when expressed as a price (or less than or equal to the highest price of the Offer Price when such price is expressed as a range). No later than the fifth Business Day following the date Return Bids are due, Holdings or the Borrower, as applicable, shall purchase Term Loans (or the respective portions thereof) from each Term Lender with one or more Reply Prices that are equal to or less than the Clearing Price (“Qualifying Bids”) at the Clearing Price (such Term Loans being referred to as “Qualifying Loans” and such Term Lenders being referred to as “Qualifying Lenders”);

(v) Holdings or the Borrower, as applicable, shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Clearing Price; provided, that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Purchase Amount, the Purchase Amount will be allocated ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender. Holdings or the Borrower, as applicable, may increase the Purchase Amount at any time, and from time to time, prior to the third Business Day after the Administrative Agent has initially determined the Clearing Price. If Holdings or the Borrower, as applicable, so elects, the Administrative Agent, in consultation with Holdings or the Borrower, as applicable, shall determine the Clearing Price based on such increased Purchase Amount;

(vi) the Auction Permitted Term Loan Purchases, to the extent not otherwise provided herein, shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, type of Term Loan, Interest Periods, additional notices by Holdings or the Borrower, as applicable, and determination of the Clearing Price) mutually acceptable to the Administrative Agent and Holdings or the Borrower, as applicable, it being understood that upon consummation of each Auction Permitted Term Loan Purchase, each Term Lender whose Term Loan (or portion thereof) will be purchased in such Auction Permitted Term Loan Purchase will complete the form of Assignment Agreement and deliver the same to the Administrative Agent for execution by Holdings or the Borrower, as applicable;

(vii) upon submission by a Qualifying Lender of a Return Bid, such Qualifying Lender will be obligated to sell the entirety or its pro rata portion of the Reply Amount at the Clearing Price;

(viii) The Administrative Agent shall waive the payment of the processing and recordation fee referred to in Section 8.05(e) of the Credit Agreement in connection with any Auction Permitted Term Loan Purchase; and

(ix) Holdings and the Borrower shall not be permitted to initiate more than 5 Auction Processes without the consent of the Administrative Agent.

Section 3.	Conditions Precedent to Each Auction Permitted Term Loan Purchase.

The effectiveness of each Auction Permitted Term Loan Purchase is subject to the satisfaction of the following conditions:

(i) The Auction Process and such Auction Permitted Term Loan Purchase shall have been consummated in accordance with the terms of Section 2 of this Annex B in all material respects;

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(ii) On or before the effective date of such Auction Permitted Term Loan Purchase, Holdings or the Borrower, as applicable, shall have delivered to Administrative Agent executed original counterparts of an Assignment Agreement executed by the Assignor Lender and Holdings or the Borrower, as applicable;

(iii) On or before the effective date of such Auction Permitted Term Loan Purchase, Administrative Agent shall have been paid in full all fees (if any) due and payable to the Administrative Agent with respect to such Auction Permitted Term Loan Purchase as separately agreed to between the Borrower and the Administrative Agent from time to time;

(iv) On the effective date of such Auction Permitted Term Loan Purchase, the Administrative Agent shall record the information contained in the Assignment Agreement in the Register in accordance with Section 8.05(d) of the Credit Agreement;

(v) On the effective date of such Auction Permitted Term Loan Purchase, no event shall have occurred and be continuing or would result from the consummation of such Auction Permitted Term Loan Purchase (including any and all other pending Auction Permitted Term Loan Purchases) that would constitute a Default or an Event of Default;

(vi) On the effective date of such Auction Permitted Term Loan Purchase, Holdings or the Borrower, as applicable, shall make a representation that, in connection with any Auction Permitted Term Loan Purchase, it is not in possession of material non-public information; and

(vii) Each Qualifying Lender will acknowledge in form and manner reasonably acceptable to the Administrative Agent that it has independently and without reliance on the other party made its own analysis and determined to enter into the sale of its Qualifying Loans and to consummate the transactions contemplated thereby.

Section 4.	Cancellation of the Auction Permitted Term Loans.

Immediately upon acquisition by Holdings or the Borrower, as applicable, any and all Auction Permitted Term Loans shall be automatically and permanently cancelled.

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ANNEX C

AUCTION PURCHASE NOTICE

[Company Letterhead]

General Electric Capital Corporation

8377 E. Hartford Drive, Suite 200

Scottsdale, AZ 85255

Attn: Sagittarius Restaurants / Del Taco Account Officer

Facsimile: (312) 441-7211

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attn: Barbara Gould

Facsimile: (203) 956-4216

General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

Attn: Senior Counsel-Sponsor Finance

Facsimile: (312) 441-6876

Re:	Auction Purchase Notice

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) F&C RESTAURANT HOLDING CO., a Delaware corporation (“Holdings”), SAGITTARIUS RESTAURANTS LLC, a Delaware limited liability company (the “Borrower”); (2) each of the financial institutions from time to time party thereto (collectively, the “Lenders”); and (3) GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as Collateral Agent, L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

Holdings or the Borrower, as applicable, hereby gives notice to the Administrative Agent that it desires to make an offer to purchase Term Loans:

•	Purchase Amount: $[ ] in principal amount of Term Loans.[1]

[1]	Purchase Amount may be up to an aggregate amount of $50,000,000 of the principal amount of the Term Loans during the term of the Credit Agreement. Purchase Amount cannot be less than a minimum face amount of $5,000,000, and shall be in minimum incremental amounts of $1,000,000 (provided, that such minimum offer amount may be less than $5,000,000 to the extent such greater amount would be in violation of Section 2(i)(d) or (e) of Annex B of the Credit Agreement).

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•	Offer Price: Holdings or the Borrower, as applicable, is seeking a discount to par of the principal amount of such Term Loans [greater than or] equal to [ ]% of par value [but less than or equal to [ ]% of par value].

•	Return Bid: Term Lenders wishing to participate in this Auction Permitted Term Loan Purchase must return to the Administrative Agent a Return Bid on or before [ , 20 ].[2]

Borrower hereby represents and warrants that in connection with this Auction Permitted Term Loan Purchase, it is not in possession of material non-public information and the conditions set forth in clauses (c) through (g) of Section 2(i) of Annex B to the Credit Agreement have been satisfied.

Borrower requests that Administrative Agent promptly notify each of the Term Lenders party to the Credit Agreement of this Auction Purchase Notice.

Very truly yours,

[SAGITTARIUS RESTAURANTS LLC, a Delaware limited liability company]

By:

Name:

Title:

[2]	Insert date (a Business Day) that is at least one Business Day following the date of the Auction Process Notice and up to a maximum of 5 Business Days (or such longer period of time mutually agreed upon by the Administrative Agent and Borrower) following the date of the Auction Purchase Notice (subject to Holdings’ or Borrower’s option, as applicable, to extend such period in accordance with Section 2(ii) of Annex B of the Credit Agreement.

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EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of April 21, 2014 (this “Amendment”), by and among the Borrower, Holdings, the Additional Term B Lenders, the Revolving Lenders and the Administrative Agent (as each of such terms are defined herein), to the Credit Agreement, dated as of April 1, 2013, among SAGITTARIUS RESTAURANTS LLC (the “Borrower”), F&C RESTAURANT HOLDING CO. (“Holdings”), GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent, and each lender from time to time party thereto (the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement as amended hereby unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrower desires to create a new class of Term B Loans comprised of (i) Other Term Loans pursuant to Section 2.20 of the Credit Agreement and (ii) Incremental Term Loans pursuant to Section 2.17 of the Credit Agreement, which Term B Loans shall have identical terms and the same rights and obligations under the Loan Documents as the Initial Term Loans as set forth in the Credit Agreement and the other Loan Documents, except as such terms are amended hereby;

WHEREAS, (i) GE Capital Markets, Inc. will act as sole arranger and sole bookrunner under the Amendment and (ii) Bank of Montreal will serve as documentation agent under the Amendment;

WHEREAS, each Lender that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (a “Consent”; such consenting Lender, a “Continuing Term Lender”) shall be deemed, upon effectiveness of this Amendment, to have exchanged the entire outstanding principal amount of its Initial Term Loan (or such lesser principal amount requested by such Lender or allocated to it for such exchange by the Amendment No. 1 Arranger, the lesser of the entire outstanding principal amount of such Initial Term Loan and the amount so requested or allocated being referred to as the “Allocated Amount” of such Continuing Term Lender’s Initial Term Loan)) for Term B Loans, and such Continuing Term Lender shall thereafter become a “Term B Lender”;

WHEREAS, the Additional Term B Lenders will make Term B Loans to the Borrower in an amount equal to their respective Additional Term B Commitments on the effective date of this Amendment, the proceeds of which will be used by the Borrower to (i) repay in full the aggregate outstanding principal amounts of Non-Exchanged Initial Term Loans, (ii) redeem $62,000,000 of outstanding Borrower Subordinated Notes and (iii) pay fees and expenses in connection with this Amendment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Amendments and Waivers

Section 1.1. Amendments. Subject to the occurrence of the Amendment No. 1 Effective Date:

(a) All references to “Initial Term Loan” in the Loan Documents shall be deemed to be replaced with “Term B Loan” (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Initial Term Loan” and in Section 2.01(a)(i) of the Credit Agreement).

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Additional Term B Commitment” shall mean, with respect to an Additional Term B Lender, the commitment of such Additional Term B Lender to make an Additional Term B Loan on the Amendment No. 1 Effective Date. The aggregate principal amount of Additional Term B Commitments on the Amendment No. 1 Effective Date is $110,185,466.85 which is the sum of (x) Other Term Loans in the aggregate principal amount of Non-Exchanged Initial Term Loans and (y) $62,000,000 of Amendment No. 1 Incremental Term Loans.

“Additional Term B Lenders” shall mean each Lender having an Additional Term B Commitment set forth on Schedule I-A to Amendment No. 1 and each of which shall constitute a “Lender” under the Credit Agreement as of the Amendment No. 1 Effective Date.

“Additional Term B Loan” shall mean a Loan that is made pursuant to Section 2.01(a)(iii) of the Credit Agreement on the Amendment No. 1 Effective Date.

“Allocated Amount” shall have the meaning assigned to such term in the recitals to Amendment No. 1.

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of April 21, 2014.

“Amendment No. 1 Arranger” shall mean GE Capital Markets, Inc. as sole lead arranger and sole bookrunner in connection with Amendment No. 1.

“Amendment No. 1 Effective Date” shall mean April 21, 2014, the date of effectiveness of Amendment No. 1.

“Amendment No. 1 Incremental Term Loans” shall mean Incremental Term Loans made on the Amendment No. 1 Effective Date by the Additional Term B Lenders in the aggregate principal amount of $62,000,000, which shall be Term B Loans for all purposes under this Agreement.

“Applicable Condition” shall mean pro forma compliance with (a) the financial covenant set forth in Section 5.02(a) and (b) a Consolidated Senior Leverage Ratio 1.50x less than the applicable Consolidated Total Leverage Ratio required to be satisfied pursuant to the preceding clause (a), in each case, after giving effect thereto, calculated as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable.

“Consent” shall mean have the meaning assigned to such term in the recitals to Amendment No. 1.

“Consolidated Total Leverage Ratio” shall mean, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided, however, that for purposes of any calculation of the Consolidated Total Leverage Ratio,

Consolidated Total Debt shall be reduced by the aggregate amount of unrestricted cash and Cash Equivalents (not subject to any Liens other than Liens in favor of the Collateral Agent) of the Borrower and the Restricted Subsidiaries in excess of $3,000,000.

“Exchanged Initial Term Loan” shall mean, as to any Lender with an Initial Term Loan, the Allocated Amount of such Lender’s Term B Loan.

“Non-Exchanged Initial Term Loan” shall mean each Initial Term Loan (or portion thereof) other than an Exchanged Initial Term Loan.

“Ratings Condition” shall mean the Borrower shall have received and shall maintain a corporate family credit rating of B3 or higher from Moody’s and B- or higher from S&P (in each case, with a stable outlook or better).

“Term B Commitment” shall mean, with respect to a Term B Lender, the agreement of such Term B Lender to exchange such Lender’s Allocated Amount of its Initial Term Loans for an equal principal amount of Term B Loans on the Amendment No. 1 Effective Date.

“Term B Lender” shall mean an Additional Term B Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(a)(ii).

“Term B Loan” shall mean an Additional Term B Loan or a Loan that is deemed made pursuant to Section 2.01(a)(ii).

(c) The definition of “Available Amount” is hereby amended by changing the reference to “December 30, 2014” in clause (a) thereof to “December 30, 2015”.

(d) The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by changing the reference in clause (c) therein from “1.25%” to “1.00%”.

(e) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (iv) therein in its entirety as “(iv) noncapitalized fees and expenses incurred in connection with the Refinancing Transactions and Amendment No. 1 (and the transactions contemplated thereby),”.

(f) The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety as “Notwithstanding the foregoing, for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the second, third and fourth fiscal quarters of the fiscal year 2014, Consolidated Interest Expense for such periods shall be determined by: (i) dividing Consolidated Interest Expense for the second fiscal quarter of the fiscal year 2014 by 3 and multiplying such quotient by 13, (ii) dividing the sum of Consolidated Interest Expense for the second and third fiscal quarters of the fiscal year 2014 by 6 and multiplying such quotient by 13 and (iii) dividing the sum of Consolidated Interest Expense for the second, third and fourth fiscal quarters of the fiscal year 2014 by 10 and multiplying such quotient by 13, respectively.”

(g) The definition of “LIBOR Rate” in Section 1.01 of the Credit Agreement is hereby amended by changing the reference in clause (b) therein from “one and one quarter percent (1.25%)” to “one percent (1.00%)”.

(h) Clause (ii) of the definition of “Permitted Acquisition” is hereby amended and restated as “(ii) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that, both at the time of the proposed acquisition and after giving effect to the acquisition on a pro forma basis, the Loan Parties have satisfied the Applicable Condition,”.

(i) The definition of “Pricing Grid” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Pricing Grid” shall mean:

(a) with respect to the Revolving Loans and the Commitment Fee:

Pricing Grid

Tier	Consolidated Senior Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage

I	> 2.50	4.50%	3.50%	0.500%

II	> 2.00 ≤ 2.50	4.00%	3.00%	0.500%

III	> 1.50 ≤ 2.00	3.50%	2.50%	0.375%

IV	< 1.50	3.00%	2.00%	0.375%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Senior Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(b)(ii) with respect to any fiscal quarter; provided, that the Applicable Margin in effect as of the Closing Date shall be based on Tier I for the six month period commencing thereon. Notwithstanding anything to the contrary herein, if no Compliance Certificate is delivered when due in accordance with Section 5.01(b)(ii), then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate and thereafter the Applicable Margin shall be based on the Consolidated Senior Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. If the Consolidated Senior Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Consolidated Senior Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender (the Borrower’s obligation to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement); and

(b) with respect to the Term B Loans, the Applicable Margin is 4.50% for LIBOR Loans and 3.50% for Base Rate Loans; provided, if at any time following the six month anniversary of the Amendment No. 1 Effective Date the Ratings Condition is satisfied, such Applicable Margin shall be reduced to 4.25% for LIBOR Loans and 3.25% for Base Rate Loans in accordance with the following sentence. Any increase or decrease in the Applicable Margin resulting from the satisfaction or failure to satisfy the Ratings Condition shall (i) in the case of the satisfaction of the

Ratings Condition, become effective as of the first Business Day of the fiscal quarter commencing after the public announcement date of such a change in rating that results in the satisfaction of the Ratings Condition and (ii) in the case of the failure to satisfy the Ratings Condition, become effective as of the third Business Day after the public announcement date of such a change in rating that results in the failure to satisfy the Ratings Condition.

(j) The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the incurrence by the Borrower or any Subsidiary of any debt financing having an All-In Yield that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term B Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term B Loans, in each case, other than in connection with a Change of Control or Initial Public Offering.

(k) The definition of “Revolving Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment or (iii) a Revolving Extension Amendment. On the Amendment No. 1 Effective Date (after giving effect to Amendment No. 1), the Revolving Loan Commitment of each Revolving Lender is set forth on Schedule 1-B to Amendment No. 1.”

(l) The definition of “Term Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Lender” shall mean (a) prior to the Closing Date, the Lenders having Term Loan Commitments as specified on Schedule I (as in effect on the Closing Date), (b) on the Amendment No. 1 Effective Date, the Lenders having Term B Loans and Additional Term B Commitments (giving effect to any assignments permitted by Section 8.05(c) prior to the Amendment No. 1 Effective Date) and (c) from and after the Amendment No. 1 Effective Date and the funding of the Additional Term B Loans, the Lenders from time to time holding Term Loans after giving effect to any assignments permitted by Section 8.05(c).

(m) Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) On the terms and subject to the conditions of this Agreement, each Term Lender severally agrees to advance to the Borrower in a single advance on the Closing Date a loan in Dollars under this Section 2.01(a)(i) (individually, an “Initial Term Loan”); provided, however, that (A) the principal amount of the Initial Term Loan made by such Term Lender shall not exceed such Term Lender’s Term Loan Commitment on the Closing Date and (B) the aggregate principal amount of all Initial Term Loans made by all Term Lenders shall not exceed the Total Term Loan Commitment on the Closing Date. The Initial Term Loans shall be made on a pro rata basis by the Term Lenders in accordance with their respective Term Proportionate Shares, with the Initial Term Loan Borrowing to be comprised of an Initial Term Loan by each Term Lender equal to such Term Lender’s Term Proportionate Share of the Initial Term Loan Borrowing. The Borrower may not reborrow the principal amount of any Initial Term Loan after repayment or prepayment thereof.

(ii) On the terms and subject to the conditions of this Agreement and of Amendment No. 1, each Term Lender severally agrees to exchange its Exchanged Initial Term Loans for a like principal amount of Term B Loans on the Amendment No. 1 Effective Date. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or LIBOR Loans, as further provided herein. All Term B Loans will have the Types and Interest Periods specified in the Notice of Loan Borrowing delivered in connection therewith. Each Lender that executes and delivers a Consent hereby agrees that its initial Term B Loans will be in a principal amount equal to its Allocated Amount.

(iii) On the terms and subject to the conditions of this Agreement and of Amendment No. 1, each Additional Term B Lender severally agrees to make an Additional Term B Loan to the Borrower on the Amendment No. 1 Effective Date in the principal amount equal to its Additional Term B Commitment on the Amendment No. 1 Effective Date. The Borrower shall prepay the aggregate principal amount of the Non-Exchanged Initial Term Loans with a like principal amount of Additional Term B Loans, concurrently with the receipt thereof. Amounts borrowed under this Section 2.01(a)(iii) and repaid or prepaid may not be reborrowed. Additional Term B Loans may be Base Rate Loans or LIBOR Loans, as further provided herein. All Additional Term B Loans will have the Types and Interest Periods specified in the Notice of Loan Borrowing delivered in connection therewith.

(iv) The Borrower shall pay to the Lenders substantially concurrently with the effectiveness of Amendment No. 1 all accrued and unpaid interest on the Initial Term Loans to, but not including, the Amendment No. 1 Effective Date on the Amendment No. 1 Effective Date.

(v) The Term B Loans shall have the same terms as the Initial Term Loans as set forth in the Loan Documents before giving effect to Amendment No. 1, except as modified by Amendment No. 1; it being understood that the Term B Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Loan Documents and shall have the same rights and obligations under the Loan Documents as the Initial Term Loans prior to the Amendment No. 1 Effective Date, except as explicitly modified by Amendment No. 1.”

(n) Section 2.01(g)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) Scheduled Principal Payments – Term B Loans. The Borrower shall repay the principal amount of the Term B Loans on the last Business Day in March, June, September and December of each year, commencing with June 30, 2014 in an amount equal to 0.25% of the aggregate principal amount of the Term B Loans outstanding on the Amendment No. 1 Effective Date; provided, that the Borrower shall pay all outstanding principal on the Term B Loans, together with all accrued and unpaid interest thereon, on the Maturity Date; provided, further, that the scheduled installments of principal of the Term B Loans shall be reduced in connection with any optional or mandatory prepayments of the Term B Loans made after the Amendment No. 1 Effective Date in accordance with Section 2.06.”

(o) Section 2.06(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) Repricing Transaction. If on or prior to the date that is twelve (12) months after the Amendment No. 1 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term B Loan in connection with a Repricing Transaction (other than prepayments pursuant to Section 2.06(c)(iv), (vi) and (vii)), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (including, if applicable, any Non-Consenting Lender), (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (such fee, as applicable, the “Prepayment Premium”).”

(p) Section 2.06(c)(vii) of the Credit Agreement is hereby amended by replacing the phrase “(beginning with the fiscal year ending on or about December 30, 2014)” with “(beginning with the fiscal year ending on or about December 30, 2015)”.

(q) Section 2.17(a) of the Credit Agreement is hereby amended by amending and restating the sentence “Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Facilities shall not exceed $50,000,000; provided, that the aggregate amount of Incremental Revolving Facilities shall not exceed $10,000,000” in its entirety as follows:

“Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Facilities established after the Amendment No. 1 Effective Date shall not exceed $50,000,000; provided, that the aggregate amount of Incremental Revolving Facilities shall not exceed $10,000,000.”

(r) Clause (i) of the fourth sentence of Section 2.17(a) of the Credit Agreement is hereby amended and restated as “(i) the Borrower shall have satisfied the Applicable Condition,”.

(s) Section 2.17(c) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the foregoing, no Lender shall be required to provide any Incremental Loans or commitments in respect of Incremental Facilities.”

(t) Section 5.01(h)(iv) of the Credit Agreement is hereby amended and restated as follows: “promptly after the Borrower has obtained knowledge of the announcement thereof, notice of any announcement by S&P or Moody’s with respect to a change in the corporate family credit rating of the Borrower”.

(u) Section 5.02(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Total Leverage Ratio
Q1 2014	7.00 to 1.00
Q2 2014	7.00 to 1.00
Q3 2014	7.00 to 1.00
Q4 2014	7.00 to 1.00
Q1 2015	7.00 to 1.00
Q2 2015	7.00 to 1.00
Q3 2015	7.00 to 1.00
Q4 2015	6.75 to 1.00
Q1 2016	6.75 to 1.00
Q2 2016	6.75 to 1.00
Q3 2016	6.50 to 1.00
Q4 2016	6.50 to 1.00
Q1 2017	6.50 to 1.00
Q2 2017	6.25 to 1.00
Q3 2017	6.25 to 1.00
Q4 2017	6.25 to 1.00
Q1 2018	6.00 to 1.00
Q2 2018	6.00 to 1.00
Q3 2018	6.00 to 1.00
Q4 2018 and thereafter	5.75 to 1.00

For purposes of determining compliance with the financial covenant set forth in Section 5.02(a), any cash equity contribution made to Holdings that is promptly contributed to the Borrower after the end of any fiscal quarter after the Closing Date and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided, that, (w) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (x) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in pro forma compliance with the financial covenant specified above, (y) no more than five Specified Equity Contributions shall be made during the term of this Agreement. The Borrower shall, on or prior to the making of any Specified Equity Contribution, give the Administrative Agent a written notice identifying the aggregate amount of such Specified Equity Contribution to be used to cure and remedy any breach of the financial covenant in Section 5.02(a) applicable to such fiscal quarter and (z) the Specified Equity Contribution shall be disregarded for purposes of determining any financial ratio-based conditions or any available basket under this Agreement, and without limitation of the foregoing shall not be used to reduce Indebtedness or “net” Indebtedness for the fiscal quarter or fiscal period with respect to which such Specified Equity Contribution was made).

(v) Section 5.02(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows: “[Reserved]”.

(w) Section 5.02(f)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii) the Borrower Subordinated Notes Redemption and the redemption of $62,000,000 of outstanding Borrower Subordinated Notes with the proceeds of the Additional Term B Loans within five Business Days after the Amendment No. 1 Effective Date.”

(x) Section 5.02(g)(xv) of the Credit Agreement is hereby amended and restated as follows:

“(xv) so long as both before and after giving effect to such Investment (i) no Event of Default has occurred and is continuing or would be caused thereby and (ii) the Consolidated Senior Leverage Ratio is equal to or less than 3.8:1 (calculated as of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent and Lenders pursuant to Section 5.01(a)(i) or (ii), as applicable), Investments made with the Available Amount; provided, that without the prior written consent of the Administrative Agent, no such Investment (by acquisition or otherwise) may result in the Group Members, taken as a whole, being engaged in any material respect in any business other than a business in which the Group Members are engaged as of the date of this Agreement and activities incident thereto; and”

(y) Exhibit I (Form of Compliance Certificate) to the Credit Agreement is hereby amended and restated in the form of Exhibit C to this Amendment.

(z) Each reference to an “Assignment and Assumption” in the Credit Agreement is hereby amended and restated as a reference to an “Assignment Agreement”.

ARTICLE II

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Additional Term B Lenders, (ii) the Administrative Agent, (iii) the Borrower, (iv) Holdings and (v) each Revolving Lender, a counterpart of this Amendment signed on behalf of such party (it being understood that each Person signing this Amendment as a Revolving Lender that was not a Revolving Lender prior to the Amendment No. 1 Effective Date, shall without further action, on the Amendment No. 1 Effective Date, become party to the Credit Agreement as a Revolving Lender, with all the rights and obligations of a Revolving Lender provided therein). The Administrative Agent (or its counsel) shall have received from each Lender with a Term B Commitment a duly executed Consent. By delivering a signature page to this Amendment No. 1, each Revolving Lender hereby agrees that its Revolving Loan Commitment in effect on the Amendment No. 1 Effective Date is set forth on Schedule I-B to this Amendment.

(b) The Administrative Agent (or its counsel) shall have received from the Borrower and the Guarantors, a duly executed Reaffirmation Agreement, substantially in the form of Exhibit B attached hereto.

(c) The Administrative Agent shall have received an opinion of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent’s receipt of the following, each executed by a Responsible Officer of the signing Loan Party, each dated the Amendment No. 1 Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment No. 1 Effective Date):

(1) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(2) such Organizational Documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, or in the alternative, certifications that the Organizational Documents of each Loan Party have not been amended since the Closing Date, and that such Organizational Documents or articles are in full force and effect, and a good standing or active status certificate for each Loan Party in its jurisdiction of its organization.

(e) The Lenders and the Administrative Agent shall have received all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act not less than three (3) Business Days prior to the Amendment No. 1 Effective Date to the extent such information has been requested at least seven (7) calendar days prior to the Amendment No. 1 Effective Date.

(f) The Borrower shall have paid to the Administrative Agent, for the ratable account of the (1) Lenders of the Initial Term Loan, all accrued and unpaid interest on the Initial Term Loans and (2) Revolving Lenders, all accrued and unpaid interest, Commitment Fees and fees in respect of Letters of Credit with respect to the Revolving Loan Commitments, in each case, to, but not including, the Amendment No. 1 Effective Date on the Amendment No. 1 Effective Date.

(g) The Borrower shall have paid (i) to each Continuing Term Lender, a consent fee in an amount equal to 0.125% of the aggregate principal amount of such Continuing Term Lender’s Initial Term Loans in effect immediately prior to the Amendment No. 1 Effective Date, (ii) to the Additional Term B Lenders, an upfront fee in an amount equal to 0.50% of the aggregate principal amount of such Additional Term B Lender’s Additional Term B Commitment (which upfront fee shall be netted from the proceeds of the Additional Term B Loans), (iii) to each Revolving Lender who consents to the Amendment (other than General Electric Capital Corporation, GE Capital Bank and their Affiliates (other than MGEC Holdings Ltd.) a consent fee in an amount equal to 0.125% of the aggregate principal amount of such Revolving Lender’s Revolving Loan Commitment in effect immediately prior to the Amendment Effective Date, (iv) all fees separately agreed to between the Amendment No. 1 Arranger and the Borrower in connection with this Amendment and the transactions contemplated hereby and (v) all applicable expenses (including the reasonable and invoiced fees and disbursements of counsel) that are due pursuant to Section 8.02 of the Credit Agreement.

(h) The Administrative Agent shall have received a Notice of Loan Borrowing in accordance with the Credit Agreement.

(i) The representations and warranties of the Borrower and each other Loan Party contained in the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(j) At the time of and immediately after giving effect to this Amendment, the related Borrowing and the application of the proceeds therefrom, (i) no Default shall have occurred and be continuing, (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 5.02(a)(i) of the Credit Agreement (as amended by the Amendment) and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, are and will be Solvent.

(k) The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Responsible Officer of the Borrower, as to the satisfaction of the conditions set forth in paragraphs (i) and (j) of this Article II.

(l) No proceeds of the Term B Loans will be used in violation of Regulation T, U and X.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date.

ARTICLE III

Post-Closing Covenant

The Administrative Agent shall receive within 90 days of the Amendment No. 1 Effective Date (or such longer date as agreed to by the Administrative Agent) each of the following:

(a) With respect to each Mortgage encumbering any Mortgaged Property, an amendment thereto (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(b) A datedown endorsement to the existing mortgage title insurance policies (each, an “Endorsement” and collectively, the “Endorsements”) relating to the Mortgage encumbering any Mortgaged Property subject to such Mortgage assuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment retains the same priority as such Mortgage had when recorded, subject only to Permitted Liens, and such Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

(c) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (i) shall be addressed to the Administrative Agent, (ii) shall cover the due authorization, execution and delivery of the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) shall be in form and substance reasonably satisfactory to the Administrative Agent;

(d) With respect to each Mortgage and the related Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required to induce the title company to issue the Endorsement relating to such Mortgage;

(e) Evidence acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Endorsements; and

(f) A completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto, if necessary) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to the Credit Agreement.

ARTICLE IV

Miscellaneous

Section 4.1. Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 1 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 1 Effective Date, the Credit Agreement as amended hereby.

Section 4.2. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy, .PDF or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 4.3. Waiver. The Required Lenders and Administrative Agent waive the requirement for delivery of a prepayment notice pursuant to Section 2.06(b) of the Credit Agreement and the delivery of a notice pursuant to Section 2.17 of the Credit Agreement. Each Continuing Term Lender hereby irrevocably waives its right to receive (i) any payments under Section 2.13 of the Credit Agreement as a result of its Initial Term Loans being repaid on the Amendment No. 1 Effective Date and not on the last day of the Interest Period applicable thereto and (ii) a pro rata share of any repayment of Initial Term Loans as provided in Section 2.10 of the Credit Agreement.

Section 4.4. Tax Matters. The Borrower intends to treat this Amendment as resulting in a significant modification of the Initial Term Loans within the meaning of Section 1.1001-3 of the U.S. Treasury Regulations. In addition, the issue price of the Term Loans (including the modified Initial Term Loans) shall be determined based on the amount of cash paid for the Additional Term B Loans in accordance with Section 1.1273-2(a)(1) of the U.S. Treasury Regulations.

Section 4.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

HOLDINGS:

F&C RESTAURANT HOLDING CO.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

BORROWER:

SAGITTARIUS RESTAURANTS LLC

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION
as an Additional Term B Lender, Revolving Lender and Administrative Agent

By:	/s/ David A. Foshager
	Name:	David A. Foshager
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

MGEC HOLDINGS LTD.
as Revolving Lender

By: GENERAL ELECTRIC CAPITAL CORPORATION, as Servicer

By:	/s/ David A. Foshager
	Name:	David A. Foshager
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

GE CAPITAL BANK
as Revolving Lender

By:	/s/ David A. Foshager
Name:	David A. Foshager
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.
as Revolving Lender

By:	/s/ John Coppedge
Name:	John Coppedge
Title:	Sr. Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

PACIFIC WESTERN BANK, successor by merger to CapitalSource Bank as an Additional Term B Lender and Revolving Lender

By:	/s/ Joseph Thompson
Name:	Joseph Thompson
Title:	Banking Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF MONTREAL
as Additional Term B Lender and Revolving Lender

By:	/s/ Todd Maldonado
Name:	Todd Maldonado
Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

WEBSTER BANK, NATIONAL ASSOCIATION
as Additional Term B Lender and Revolving Lender

By:	/s/ Scott McGavin
Name:	Scott McGavin
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

CIT FINANCE LLC
as Additional Term B Lender

By:	/s/ Christopher J. Esposito
Name:	Christopher J. Esposito
Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

WF PRINCIPAL LENDING, LLC
as Additional Term B Lender

By:	/s/ Sanjay Roy
Name:	Sanjay Roy
Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

Schedule I - A

Additional Term B Commitments

Additional Term B Lender	Additional Term B Commitment
General Electric Capital Corporation	$43,571,214.21
GE Capital Bank	$5,562,164.74
Bank of Montreal	$21,153,846.15
Pacific Western Bank (f/k/a CapitalSource Bank)	$9,416,703.29
CIT Finance LLC	$20,000,000.00
Webster Bank, National Association	$8,461,538.46
WF Principal Finance LLC	$2,020,000.00

$110,185,466.85

Schedule I - B

Revolving Loan Commitments

Revolving Lender	Revolving Loan Commitment

General Electric Capital Corporation	$2,500,000.00
GE Capital Bank	$8,269,230.76
Bank of Montreal	$3,846,153.85
Webster Bank, National Association	$1,538,461.54
Pacific Western Bank (f/k/a CapitalSource Bank)	$3,846,153.85
MGEC Holdings LTD.	$10,000,000.00
Bank of America, N.A.	$10,000,000.00

$40,000,000.00

EXHIBIT A

CONSENT TO AMENDMENT NO. 1

CONSENT (this “Consent”) to that certain Amendment No. 1, dated on or about April 17, 2014 (the “Amendment”) by and among the Borrower, Holdings, the Additional Term B Lenders, the Revolving Lenders and the Administrative Agent, to the Credit Agreement, dated April 1, 2013, among SAGITTARIUS RESTAURANTS LLC (the “Borrower”), F&C RESTAURANT HOLDING CO. (“Holdings”), GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, and each Lender from time to time party thereto (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

The undersigned Lender hereby irrevocably and unconditionally approves the Amendment (including, without limitation, waiving its rights pursuant to Section 4.3 of the Amendment) and consents as follows (check ONE option):

Full Cashless Settlement Option

☐	to convert 100% of the outstanding principal amount of the Initial Term Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 1 Arranger) into a Term B Loan in a like principal amount.

Full Post-Closing Settlement Option

☐	to have its Initial Term Loans repaid on the Amendment No. 1 Effective Date and purchase by assignment a principal amount of Term B Loans equal to 100% of the principal amount of its Initial Term Loans (or such lesser amount allocated to such Lender by the Amendment No. 1 Arranger) from one or more Additional Term B Lenders.

Partial Settlement Option

☐	to convert $[ ][1] of the outstanding principal amount of the Initial Term Loan (the “Converted Amount”) held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 1 Arranger) into a Term B Loan in a like principal amount and to have the remaining portion of its Initial Term Loans repaid on the Amendment No. 1 Effective Date; and

purchase by assignment a principal amount of Term B Loans equal to $[        ]2 (in no event greater than the difference between the total Initial Term Loan held by such lender and the Converted Amount) of the principal amount of its Initial Term Loans (or such lesser amount allocated to such Lender by the Amendment No. 1 Arranger) from one or more Additional Term B Lenders.

[1]	NTD – can be $0 if intention is not to cashless roll any Initial Term Loans.
[2]	NTD – can be $0 if intention is not to purchase any Additional Term B Loans.

[Consent to Amendment No. 1]

With respect to each option set forth above, such Lender hereby agrees that any reductions in its allocations shall, in any case, be applied against the amounts allocated to any post-closing settlement option prior to any application against any cashless settlement option.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: , 2014

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT B

REAFFIRMATION AGREEMENT

Reference is made to that certain Amendment No. 1, dated as of April 21, 2014 (the “Amendment”) by and among the Borrower, Holdings, the Additional Term B Lenders, the Revolving Lenders and the Administrative Agent, to the Credit Agreement, dated April 1, 2013, among SAGITTARIUS RESTAURANTS LLC (the “Borrower”), F&C RESTAURANT HOLDING CO. (“Holdings”), GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, and each Lender from time to time party thereto (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Each of the Borrower and the Guarantors hereby expressly acknowledges the terms of the Amendment and reaffirms, as of the date hereof that, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to the Amendment and the transactions contemplated thereby and (ii) with respect to the Guarantors, its guarantee of the Obligations under the Guaranty, as applicable, and with respect to each Loan Party, its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by the Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party.

THIS REAFFIRMATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

BORROWER:

SAGITTARIUS RESTAURANTS LLC

By:
Name:
Title:

GUARANTORS:

KERRY FOODS INTERNATIONAL LLC

By:
Name:
Title:

DEL TACO LLC

By:
Name:
Title:

F&C RESTAURANT HOLDING CO.

By:
Name:
Title:

Exhibit C

Exhibit I

Form of Compliance Certificate

See Attached

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of March 20, 2015 (this “Amendment”), by and among the Borrower, Holdings, the Amendment No. 2 Incremental Lenders, the Lenders party hereto and the Administrative Agent (each as defined herein), to the Credit Agreement, dated as of April 1, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among SAGITTARIUS RESTAURANTS LLC (the “Borrower”), F&C RESTAURANT HOLDING CO. (“Holdings”), GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto (in such capacity, the “Lenders”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement as amended hereby unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, in connection with the Amendment No. 2 Transactions, the Amendment No. 2 Incremental Lenders will make Amendment No. 2 Incremental Term Loans to the Borrower in an amount equal to their respective Amendment No. 2 Incremental Commitments on the Amendment No. 2 Incremental Effective Date, the proceeds of which will be used by the Borrower in accordance with Section 1.1(c) of this Amendment;

WHEREAS, concurrently with the Amendment No. 2 Incremental Effective Date, the Levy Group intends to make the Step 1 Minority Equity Investment;

WHEREAS, in connection with the Amendment No. 2 Transactions, the Borrower and the other parties hereto desire to amend the Credit Agreement as set forth in this Agreement, subject to the terms and conditions set forth herein.

WHEREAS, (i) GE Capital Markets, Inc. and BMO Capital Markets Corp. will act as joint lead arrangers and joint bookrunners under this Amendment, (ii) GE Capital Markets, Inc. will act as sole physical bookrunner under this Amendment and (iii) Bank of Montreal will serve as documentation agent under this Amendment;

WHEREAS, concurrently with the Amendment No. 2 Effective Date, (i) Holdings and the Borrower intend to consummate the Amendment No. 2 Sub Debt Redemption and (ii) either (x) to the extent the Levy Group elects to make the Step 1 Additional Equity Investment, Parent will effect the Step 1 Equity Redemption or (y) to the extent the Levy Group does not elect to make the Step 1 Additional Equity Investment, the Levy Group will effect the Step 1 Direct Purchase;

WHEREAS, subsequent to the Amendment No. 2 Effective Date, the Levy Group and the Levy SPAC intend to consummate the Levy Acquisition, resulting in the Levy SPAC having direct majority economic and voting control of Parent;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Amendment No. 2 Incremental Term Loans

Section 1.1. Subject to the satisfaction of the conditions precedent set forth in Section 3.1 below, each Amendment No. 2 Incremental Lender hereby, severally and not jointly, agrees to make Amendment No. 2 Incremental Term Loans on the Amendment No. 2 Incremental Effective Date in an aggregate principal amount equal to its Amendment No. 2 Incremental Commitment. Pursuant to Section 2.17 of the Credit Agreement, the Amendment No. 2 Incremental Term Loans shall have the following terms:

(a) Interest Rate and Applicable Margin. The Amendment No. 2 Incremental Term Loans shall be funded on the Amendment No. 2 Incremental Effective Date as LIBOR Loans, consisting of $25,100,000 of LIBOR Loans, which Loans shall bear interest at the rate per annum applicable to the existing Term Loans outstanding as of the Amendment No. 2 Incremental Effective Date, with Interest Periods consistent with those of the existing Term Loans, as allocated in accordance with Section 1.1(b)(ii).

(b) Terms Generally.

(i) The Amendment No. 2 Incremental Term Loans shall have identical terms as the existing Term Loans (including, without limitation, with respect to the maturity date, mandatory prepayments) and voluntary prepayments) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Credit Documents; provided, however, that the Amendment No. 2 Incremental Lenders acknowledge and agree that no amortization payments with respect to the Amendment No. 2 Incremental Term Loans shall be required. Each reference to a “Term Loan” or “Term Loans” in the Credit Agreement shall be deemed to include the Amendment No. 2 Incremental Term Loans and all other related terms will have correlative meanings mutatis mutandis. For the avoidance of doubt and notwithstanding anything in this Amendment to the contrary, the Amendment No. 2 Incremental Term Loans shall be considered an increase in the Term Loans under the Credit Agreement and shall not be considered a separate tranche of Indebtedness under the Credit Agreement.

(ii) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all such Amendment No. 2 Incremental Term Loans, when originally made, are Term Loans for all purposes under the Credit Documents and are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by allocating a portion of each such Amendment No. 2 Incremental Term Loan to each outstanding LIBOR Loan that is a Term Loan of the same Type on a pro rata basis, even though as a result thereof such Amendment No. 2 Incremental Term Loan may effectively have a shorter Interest Period than the Amendment No. 2 Incremental Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of the Credit Agreement that would prohibit such an initial Interest Period). As of the Amendment No. 2 Incremental Effective Date, after giving effect to the incurrence of the Amendment No. 2 Incremental Term Loans, the aggregate principal amount of Amendment No. 2 Incremental Term Loans outstanding pursuant to the Credit Agreement shall be $25,100,000. For the avoidance of doubt, this Section 1.1(b)(ii) is for administrative purposes only and shall, under no circumstances, result in any additional obligations, expenses or fees for the Borrower.

(c) Use of Proceeds. The proceeds of (i) the Step 1 Minority Equity Investment (and Step 1 Additional Equity Investment, if any), (ii) the Amendment No. 2 Incremental Term Loans and (iii) if applicable, a portion of the Revolving Facility in an aggregate amount not to exceed $10,000,000 (it being understood the aggregate proceeds pursuant to clauses (c)(ii) and (c)(iii) shall not exceed $35,100,000) shall be used directly or indirectly (w) first, to consummate the Amendment No. 2 Sub Debt Redemption and pay all fees and expenses incurred in connection with the Step 1 Transactions (other than the Specified Tax Payments), (x) second, to make the Specified Tax Payments, (y) third, solely to the extent that the Step 1 Additional Equity Investment is made, to make the Step 1 Equity Redemption and (z) then, for general corporate purposes.

ARTICLE II

Amendments

Section 2.1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3.2 below, the following changes (collectively, the “Amendments”) shall be made to the Credit Agreement:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 2” shall mean Amendment No. 2 to this Agreement dated as of March 20, 2015.

“Amendment No. 2 Effective Date” shall mean March 20, 2015, the date Amendment No. 2 becomes effective in accordance with its terms (it being understood that the Amendment No. 2 Incremental Effective Date occurred immediately prior to the Amendment No. 2 Effective Date).

“Amendment No. 2 Incremental Commitment” shall mean with respect to an Amendment No. 2 Incremental Lender, the commitment of such Amendment No. 2 Incremental Lender to make an Amendment No. 2 Incremental Term Loan on the Amendment No. 2 Incremental Effective Date. The aggregate principal amount of Amendment No. 2 Incremental Commitments on the Amendment No. 2 Incremental Effective Date is $25,100,000.

“Amendment No. 2 Incremental Effective Date” shall mean March 20, 2015, the date the Amendment No. 2 Incremental Lenders become obligated to make Amendment No. 2 Incremental Term Loans in accordance with the terms of Amendment No. 2 (it being understood that the Amendment No. 2 Incremental Effective Date occurred immediately prior to the Amendment No. 2 Effective Date).

“Amendment No. 2 Incremental Lender” shall mean each Lender having an Amendment No. 2 Incremental Commitment set forth on Schedule I to Amendment No. 2 and each of which shall constitute a “Lender” under this Agreement as of the Amendment No. 2 Incremental Effective Date.

“Amendment No. 2 Incremental Term Loans” shall mean Incremental Term Loans made to the Borrower on the Amendment No. 2 Incremental Effective Date by each Amendment No. 2 Incremental Lender in an aggregate principal amount not to exceed the aggregate Amendment No. 2 Incremental Commitments.

“Amendment No. 2 Sub Debt Redemption” shall mean the redemption in full of all outstanding Borrower Subordinated Notes and Holdings Subordinated Notes on or immediately after the Amendment No. 2 Effective Date (together with accrued interest in connection therewith).

“Amendment No. 2 Transactions” shall mean, collectively, the Step 1 Transactions and the Step 2 Transactions.

“Levy Acquisition” shall mean the acquisition of 100% of the outstanding Equity Securities of Parent through the merger of a wholly owned subsidiary of the Levy SPAC with and into Parent, with Parent as the surviving entity, in accordance with the terms of the Levy Stock Purchase Agreement and the Levy Acquisition Agreement (in each case, without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the Lenders without the consent of the Administrative Agent).

“Levy Acquisition Agreement” shall mean that certain Agreement and Plan of Merger (together with all schedules and exhibits thereto), dated as of March 12, 2015, by and among Parent, the Levy SPAC and Levy Merger Sub, LLC, a wholly-owned Subsidiary of the Levy SPAC.

“Levy Group” shall mean Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC, each of which is an investment vehicle controlled by Lawrence Levy, and certain other investors designated by Lawrence Levy to the Administrative Agent in writing prior to the Amendment No. 2 Incremental Effective Date.

“Levy SPAC” shall mean Levy Acquisition Corp., a Delaware corporation.

“Levy Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement (together with all schedules and exhibits thereto) dated as of March 12, 2015, by and among Parent, the Levy Group and the stockholders of Parent.

“Specified Tax Payments” shall mean withholding tax payments for the benefit of certain employees in connection with restricted stock units and options of Parent that will have vested.

“Step 1 Additional Equity Investment” shall mean an equity investment by the Levy Group in the form of cash paid to Parent in an amount up to $40,000,000 on the Amendment No. 2 Incremental Effective Date.

“Step 1 Direct Purchase” shall mean the direct purchase by the Levy Group of Equity Securities of Parent held by the stockholders of Parent in an aggregate amount not to exceed $40,000,000, on the Amendment No. 2 Effective Date.

“Step 1 Equity Redemption” shall mean the redemption of Equity Securities of Parent held by the stockholders of Parent with proceeds of (i) the Step 1 Additional Equity Investment and (ii) not more than $10,000,000 of Revolving Loans, in an aggregate amount not to exceed $40,000,000, on the Amendment No. 2 Effective Date.

“Step 1 Minority Equity Investment” shall mean a minority equity investment by the Levy Group in the form of cash paid to Parent and contributed by Parent to Holdings in an amount not less than $90,000,000 on the Amendment No. 2 Incremental Effective Date.

“Step 1 Transactions” shall mean, collectively, the transactions undertaken by the Levy Group, Parent and its Subsidiaries and the Amendment No. 2 Incremental Lenders, as applicable, in connection with the Levy Acquisition on or substantially concurrently with the Amendment No. 2 Incremental Effective Date or the Amendment No. 2 Effective Date, including (a) the funding of the Amendment No. 2 Incremental Term Loans, (b) the making of the Step 1 Minority Equity Investment and the Step 1 Additional Equity Investment (if any) and either the Step 1 Equity Redemption or the Step 1 Direct Purchase, (c) the Amendment No. 2 Sub Debt Redemption and (d) the making of the Specified Tax Payments.

“Step 2 Transactions” shall mean the Levy Acquisition.

(b) The definition of “Permitted Holder” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Holders” shall mean the stockholders of Parent on the Closing Date, the Levy Group as constituted on the Amendment No. 2 Effective Date, the Levy SPAC, each of their respective Related Parties, any Controlled Investment Affiliate of any of the Sponsors, the Levy Group or the Levy SPAC and their respective Related Parties; provided, that, solely in the case of the Levy SPAC, (a) all conditions precedent to the Levy Acquisition shall have been met (or waived with the consent of the Administrative Agent) and the Levy Acquisition shall have been consummated.

(c) Section 2.06(c)(vii) of the Credit Agreement is hereby amended by replacing the phrase “(beginning with the fiscal year ending on or about December 30, 2015)” with “(beginning with the fiscal year ending on or about January 3, 2017)”.

(d) Section 2.17(a) of the Credit Agreement is hereby amended by amending and restating the sentence “Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Facilities established after the Amendment No. 1 Effective Date shall not exceed $50,000,000; provided, that the aggregate amount of Incremental Revolving Facilities shall not exceed $10,000,000” in its entirety as follows:

“Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Facilities established after the Amendment No. 2 Effective Date shall not exceed $50,000,000; provided, that the aggregate amount of Incremental Revolving Facilities shall not exceed $10,000,000.”

(e) The proviso to clause (e) of the fourth sentence of Section 2.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“; provided, that in the event that the All-In Yield applicable to any Incremental Term Facility exceeds the All-In Yield of the Term Loans existing at such time by more than 0.50% per annum, the interest rate margins for such Term Loans shall be automatically increased by an amount equal to the difference between the All-In Yield with respect to the Incremental Term Facility and the All-In-Yield on such Term Loans, minus 0.50% per annum”

(f) Section 5.02(f)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii) (A) the Borrower Subordinated Notes Redemption, (B) the redemption of $62,000,000 of outstanding Borrower Subordinated Notes with the proceeds of the Additional

Term B Loans within five Business Days after the Amendment No. 1 Effective Date, (C) the Amendment No. 2 Sub Debt Redemption , (D) following consummation of the Amendment No. 2 Sub Debt Redemption, the Step 1 Equity Redemption (subject to the limitation on use of proceeds described in Section 1.1(c) of Amendment No. 2) and (E) to the extent Specified Tax Payments are not made by the Borrower, the Borrower may make Restricted Payments to Holdings to permit Holdings to make a Restricted Payment to Parent in an amount not to exceed the amount of the Specified Tax Payments.

ARTICLE III

Conditions to Effectiveness

Section 3.1. The Amendment No. 2 Incremental Commitment of each Amendment No. 2 Incremental Lender shall become effective on the date on which:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Administrative Agent, (ii) the Borrower, (iii) Holdings and (iv) each Amendment No. 2 Incremental Lender, a counterpart of this Amendment signed on behalf of such party.

(b) The Administrative Agent (or its counsel) shall have received from the Borrower and the Guarantors, a duly executed Reaffirmation Agreement, substantially in the form of Exhibit A attached hereto.

(c) The Administrative Agent’s receipt of the following, each executed by a Responsible Officer of the signing Loan Party, each dated the Amendment No. 2 Incremental Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment No. 2 Incremental Effective Date):

(i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(ii) such Organizational Documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, or in the alternative, certifications that the Organizational Documents of each Loan Party have not been amended since the Closing Date, and that such Organizational Documents or articles are in full force and effect, and a good standing or active status certificate for each Loan Party in its jurisdiction of its organization.

(d) The Administrative Agent shall have received an opinion of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that the opinion of Latham & Watkins LLP substantially similar to that delivered in connection with Amendment No. 1 is satisfactory to the Administrative Agent).

(e) The representations and warranties of the Borrower and each other Loan Party contained in the Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment No. 2 Incremental Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(f) At the time of and immediately after giving effect to the making of the Amendment No. 2 Incremental Term Loans, (i) no Default shall have occurred and be continuing and (ii) the Borrower shall have satisfied the Applicable Condition.

(g) The Administrative Agent shall have received a certificate, dated the Amendment No. 2 Incremental Effective Date and signed by a Responsible Officer of the Borrower, as to the satisfaction of the conditions set forth in Sections 3.1(e) and (f) above.

(h) Substantially concurrently with the Amendment No. 2 Incremental Effective Date, Parent shall receive the Step 1 Minority Equity Investment pursuant to the terms of the Levy Stock Purchase Agreement.

(i) All documentation relating to the Levy Acquisition, shall have been completed in form and substance reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall have received a pro forma consolidated balance sheet and related statements of income and cash flow of the Borrower as of the last day of the most recent fiscal quarter ended at least forty five (45) days prior to the Amendment No. 2 Incremental Effective Date, prepared after giving effect to the Amendment No. 2 Transactions as if the Amendment No. 2 Transactions have occurred as of such date; provided, that (i) each such pro forma financial statement shall be prepared in good faith by the Borrower and (ii) no such pro forma financial statement shall include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(k) The Administrative Agent shall have received, at least five business days prior to the Amendment No. 2 Incremental Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent that the Administrative Agent has requested such information at least ten business days prior to the Amendment No. 2 Incremental Effective Date.

(l) After giving pro forma effect to the Amendment No. 2 Transactions, the Borrower shall have received a public corporate family credit rating of at least B3 from Moody’s and B- from S&P.

(m) The Borrower shall have paid (i) all fees separately agreed to between the Administrative Agent, the Amendment No. 2 Incremental Lenders and the Borrower in connection with the Amendment No. 2 Incremental Term Loans, the Amendment and the transactions contemplated hereby and (ii) all applicable expenses (including the reasonable and invoiced fees and disbursements of counsel) that are due pursuant to Section 8.02 of the Credit Agreement.

Section 3.2. The effectiveness of the Amendments and the obligation of each Amendment No. 2 Incremental Lender to make Amendment No. 2 Incremental Term Loans are subject to the satisfaction or waiver of the following conditions, and receipt by the Administrative Agent, on or prior to the Amendment No. 2 Effective Date, of the following items:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Administrative Agent, (ii) the Borrower, (iii) Holdings and (iv) Lenders constituting the Required Lenders (including, for purposes of such calculation, each Amendment No. 2 Incremental Lender with respect to its Amendment No. 2 Incremental Commitment), a counterpart of this Amendment signed on behalf of such party.

(b) The Borrower shall have paid (i) to the Administrative Agent on behalf of each Lender consenting to this Amendment (each such Lender, a “Consenting Lender”) on or prior to 12:00 p.m. (New York time) on March 20, 2015, a consent fee in an amount equal to 0.05% of the aggregate principal amount of such Consenting Lender’s outstanding Term Loans and Revolving Loan Commitment (and excluding any Amendment No. 2 Incremental Commitment and Amendment No. 2 Incremental Loans) in effect on the Amendment No. 2 Effective Date, (ii) all applicable expenses (including the reasonable and invoiced fees and disbursements of counsel) that are due pursuant to Section 8.02 of the Credit Agreement and (iii) an upfront fee to each Amendment No. 2 Incremental Lender in an amount equal to 0.70% of the principal amount of the Amendment No. 2 Incremental Term Loans funded by such Amendment No. 2 Incremental Lender on the Amendment No. 2 Effective Date (it being understood that such fees may be netted out of the proceeds of the Amendment No. 2 Incremental Term Loans).

(c) The Amendment No. 2 Incremental Effective Date shall have occurred.

(d) Substantially concurrently with the Amendment No. 2 Effective Date, the Amendment No. 2 Sub Debt Redemption shall have occurred.

(e) The Administrative Agent shall have received a Notice of Loan Borrowing in accordance with the Credit Agreement.

(f) No proceeds of the Amendment No. 2 Incremental Term Loans shall be used in violation of Regulation T, U or X.

(g) The Administrative Agent shall have received a solvency certificate of the Chief Financial Officer of the Borrower in substantially the form attached hereto on Exhibit B.

Section 3.3. The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Incremental Effective Date and the Amendment No. 2 Effective Date.

ARTICLE IV

Post-Closing Covenant

Section 4.1. The Administrative Agent shall receive within 90 days of the Amendment No. 2 Effective Date (or such longer date as agreed to by the Administrative Agent) each of the following:

(a) With respect to each Mortgage encumbering any Mortgaged Property, an amendment thereto (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(b) A datedown endorsement to the existing mortgage title insurance policies (each, an “Endorsement” and collectively, the “Endorsements”) relating to the Mortgage encumbering any Mortgaged Property subject to such Mortgage assuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment retains the same priority as such Mortgage had when recorded, subject only to Permitted Liens, and such Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

(c) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (i) shall be addressed to the Administrative Agent, (ii) shall cover the due authorization, execution and delivery of the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) shall be in form and substance reasonably satisfactory to the Administrative Agent;

(d) With respect to each Mortgage and the related Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required to induce the title company to issue the Endorsement relating to such Mortgage;

(e) Evidence acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Endorsements; and

(f) A completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto, if necessary) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to the Credit Agreement.

ARTICLE V

Miscellaneous

Section 5.1. Tax Characterization. The parties will treat the Amendment No. 2 Incremental Term Loans as fungible for U.S. federal income tax purposes with the existing Term Loans. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Incremental Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) all the Term Loans (which include both the existing Term Loans and the Amendment No. 2 Incremental Term Loans) as not qualifying as a “grandfathered obligation” within the meaning of Treasury regulation section 1.1471-2(b)(2)(i).

Section 5.2. Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 2 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 2 Effective Date, the Credit Agreement as amended hereby.

Section 5.3. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy, .PDF or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 5.4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

HOLDINGS:

F&C RESTAURANT HOLDING CO.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	EVP, Chief Financial Officer

BORROWER:

SAGITTARIUS RESTAURANTS LLC

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	EVP, Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent, Amendment No. 2 Incremental Lender and Lender

By:	/s/ Thomas Moro
Name: Thomas Moro
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

BANK OF MONTREAL
as Amendment No. 2 Incremental Lender and Lender

By:	/s/ Todd Maldonado
Name:	Todd Maldonado
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Adirondack Park CLO LTD.

as a Lender

BY: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Bank of America, N.A.
as Lender

By:	/s/ John Coppedge
Name:	John Coppedge
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Birchwood Park CLO, Ltd.

as a Lender

BY: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

California Public Employees’ Retirement System

as a Lender

BY: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Callidus Debt Partners CLO Fund VI, Ltd.

as a Lender

BY: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Autorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Pacific Western Bank
as Lender

By:	/s/ Robert Dailey
Name:	Robert Dailey
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Cedarview Opportunities Master Fund, LP
as Lender

By:	/s/ Burton Weinstein
Name:	Burton Weinstein
Title:	Managing Partner

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Central Park CLO, Ltd.

as a Lender

BY: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

CIT Finance LLC
as Lender

By:	/s/ Christopher J. Esposito
Name:	Christopher J. Esposito
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

City of New York Group Trust

as a Lender

BY: Voya Investment Management Co. LLC as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

DENALI CAPITAL CLO VII, LTD.

as a Lender

BY: DC Funding Partners LLC, portfolio manager (or as applicable collateral manager) for

DENALI CAPITAL CLO VII, LTD.

By:	/s/ Kelli Marti
Name:	Kelli Marti
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

DENALI CAPITAL CLO X, LTD.

as a Lender

BY: DC Funding Partners LLC, portfolio manager (or as applicable collateral manager) for

DENALI CAPITAL CLO X, LTD.

By:	/s/ Kelli Marti
Name:	Kelli Marti
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Deutsche Floating Rate Fund

as a Lender

BY: Deutsche Investment Management Americas Inc.

Investment Advisor

By:	/s/ Shameem Kathiwalla
Name:	Shameem Kathiwalla
Title:	Director

By:	/s/ Eric Meyer
Name:	Eric Meyer
Title:	Portfolio Manager

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Emerson Park CLO Ltd.

as a Lender

BY: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Finn Square CLO, Ltd.

as a Lender

BY: GSO / Blackstone Debt Funds Management LLC

As Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

GE CAPITAL BANK
as Lender

By:	/s/ Thomas Moro
Name:	Thomas Moro
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

IBM Personal Pension Plan Trust

as a Lender

BY: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

ING (L) Flex – Senior Loans

as a Lender

BY: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

ING (L) Flex – Senior Loans Select

as a Lender

BY: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

ISL Loan Trust

as a Lender

BY: Voya Investment Management Co. LLC, as its investment advisor

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

ISL Loan Trust II

as a Lender

BY: Voya Investment Management Co. LLC, as its investment advisor

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

JMP Credit Advisors CLO II Ltd.

BY: JMP Credit Advisors LLC As Attorney-in-Fact

By:	/s/ Jeremy Phipps
Name:	Jeremy Phipps
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

MAIN STREET CAPITAL CORPORATION
as a Lender

By:	/s/ Nick Meserve
Name:	Nick Meserve
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

MGEC Global Assets 4 LTD. (formerly known as MGEC Holdings Ltd.)
as a Lender

By: General Electric Capital Corporation, as Servicer

By:	/s/ Thomas Moro
Name:	Thomas Moro
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

NEW MEXICO STATE INVESTMENT COUNCIL

as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

NEWSTAR CP FUNDING LLC
By: NewStar Financial, Inc., its Designated Manager

By:	/s/ Brian Senatore
Name:	Brian Senatore
Title:	Managing Director

NEWSTAR ARLINGTON SENIOR LOAN PROGRAM LLC
By: NewStar Financial, Inc., its Designated Manager

By:	/s/ Brian Senatore
Name:	Brian Senatore
Title:	Managing Director

NEWSTAR COMMERCIAL LOAN TRUST 2007-1
By: NewStar Financial, Inc., as Servicer

By:	/s/ Brian Senatore
Name:	Brian Senatore
Title:	Managing Director

NEWSTAR COMMERCIAL LOAN FUNDING 2013-1 LLC
By: NewStar Financial, Inc., its Designated Manager

By:	/s/ Brian Senatore
Name:	Brian Senatore
Title:	Managing Director

NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC
By: NewStar Financial, Inc., its Designated Manager

By:	/s/ Brian Senatore
Name:	Brian Senatore
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Phoenix CLO II, LTD.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Phoenix CLO III, LTD.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Sheridan Square CLO, Ltd.

as a Lender

By: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2012-1, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its portfolio manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2012-2, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2012-3, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2012-4, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2013-1, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2013-2, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2013-3, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2014-1, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2014-2, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO 2015-1, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya CLO IV, Ltd.

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya Floating Rate Fund

as a Lender

By: Voya Alternative Asset Management LLC, as its investment manager

By:	/s/ Mohamed Basma
Name:	Mohamed Basma
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya Investment Trust Co. Plan for Common Trust Funds – Voya Senior Loan Common Trust Fund

as a Lender

By: Voya Investment Trust Co. as its trustee

By:	/s/ Mohamed Basma
Name: Mohamed Basma
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya Investment Trust Co. Plan for Employee Benefit Investment Funds – Voya Senior Loan Trust Fund

as a Lender

By: Voya Investment Trust Co. as its trustee

By:	/s/ Mohamed Basma
Name: Mohamed Basma
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya Prime Rate Trust

as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name: Mohamed Basma
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Voya Senior Income Fund

as a Lender

By: Voya Investment Management Co. LLC, as its investment manager

By:	/s/ Mohamed Basma
Name: Mohamed Basma
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

WEBSTER BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Ab Igram
Name: Ab Igram
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Schedule I

Amendment No. 2 Incremental Lender	Amendment No. 2 Incremental Commitment
General Electric Capital Corporation	$12,100,000
Bank of Montreal	$13,000,000
Total:	$25,100,000

EXHIBIT A

FORM OF REAFFIRMATION AGREEMENT

March 20, 2015

Reference is made to that certain Amendment No. 2, dated as of March 20, 2015 (the “Amendment”) by and among the Borrower, Holdings, the Amendment No. 2 Incremental Lenders, the Required Lenders and the Administrative Agent, to the Credit Agreement, dated April 1, 2013, among SAGITTARIUS RESTAURANTS LLC (the “Borrower”), F&C RESTAURANT HOLDING CO. (“Holdings”), GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, and each Lender from time to time party thereto (as amended prior to the date hereof, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Each of the Borrower and the Guarantors hereby expressly acknowledges the terms of the Amendment and reaffirms, as of the date hereof that, (i) the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to the Amendment and the transactions contemplated thereby and (ii) with respect to the Guarantors, its guarantee of the Obligations under the Guaranty, as applicable, and with respect to each Loan Party, its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Credit Documents (including the Credit Agreement as amended by the Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Credit Document applicable to that Loan Party.

THIS REAFFIRMATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation Agreement as of the date first written above.

BORROWER:

SAGITTARIUS RESTAURANTS LLC

By:
Name:
Title:

GUARANTORS:

KERRY FOODS INTERNATIONAL LLC

By:

Name:
Title:

DEL TACO LLC

By:

Name:
Title:

F&C RESTAURANT HOLDING CO.

By:

Name:
Title:

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

March 20, 2015

This Solvency Certificate (this “Certificate”) is being executed and delivered pursuant to Section 3.2(g) of that certain Amendment No. 2, dated as of March 20, 2015 (the “Amendment”) by and among the Borrower, Holdings, the Amendment No. 2 Incremental Lenders, the Required Lenders and the Administrative Agent, to the Credit Agreement, dated April 1, 2013, among SAGITTARIUS RESTAURANTS LLC (the “Borrower”), F&C RESTAURANT HOLDING CO. (“Holdings”), GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, and each Lender from time to time party thereto (as amended prior to the date hereof, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment.

The undersigned, solely in such undersigned’s capacity as Chief Financial Officer of the Borrower, and not individually, hereby certifies to the Administrative Agent and the Lenders and the L/C Issuers, on behalf of the Loan Parties, as follows:

1. The undersigned is familiar with the business and financial position of Loan Parties. In reaching the conclusions set forth in this Certificate, the undersigned has made, or has caused to be made under such undersigned’s supervision, such other examinations, investigations and inquiries as are reasonable and necessary to enable the undersigned to express an informed opinion as to the matters referred to herein, having taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after consummation of the transactions contemplated by the Amendment.

2. Both before and immediately after giving effect to (a) the Amendment No. 2 Incremental Term Loans to be made on the Amendment No. 2 Incremental Effective Date, (b) the consummation of the Step 1 Transactions, (c) the application of the proceeds of such Amendment No. 2 Incremental Term Loans to or as directed by the Borrower and (d) the payment of all estimated legal, accounting and other fees and expenses in connection with the foregoing, the following is true with respect to Holdings and its Restricted Subsidiaries taken as a whole, as of the Amendment No. 2 Incremental Effective Date:

(A)	the present fair salable value of the assets of Holdings and its Restricted Subsidiaries, taken as a whole (determined on a going concern basis), is greater than (i) the total amount of debts and liabilities (including subordinated, contingent and un-liquidated liabilities) of Holdings and its Restricted Subsidiaries, taken as a whole and (ii) the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities as such debts and liabilities become absolute and matured;

(B)	Holdings and its Restricted Subsidiaries, taken as a whole, are able to pay all debts and liabilities (including subordinated, contingent and un-liquidated liabilities) as such debts and liabilities become absolute and matured; and

(C)	Holdings and its Restricted Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof.

For purposes of this Certificate, in computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

SAGITTARIUS RESTAURANTS LLC

By:

Name: